UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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MarketAxess Holdings Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MarketAxess Holdings Inc.
140 Broadway, 42nd Floor
New York, New York 10005

May 4, 2009

To the Stockholders of MarketAxess Holdings Inc.:

You are invited to attend the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of MarketAxess Holdings Inc. (the “Company”) scheduled for Thursday, June 4, 2009, at 10:00 a.m., Eastern Daylight Time, at The New York Marriott Downtown Hotel, 85 West Street, New York, New York 10006. The Company’s Board of Directors and management look forward to seeing you.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement, which you are urged to read carefully.

Enclosed you will find a Notice of Annual Meeting of Stockholders containing a description of the items of business expected to be covered at the Annual Meeting, our proxy statement, a proxy card and our Annual Report on Form 10-K for the year ended December 31, 2008.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting in person, your shares should be represented and voted. After reading the enclosed proxy statement, please cast your vote via the Internet or telephone or complete, sign, date and return the proxy in the pre-addressed envelope that we have included for your convenience. If you hold your shares in a stock brokerage account, please check your proxy card or contact your broker or nominee to determine whether you will be able to vote via the Internet or by telephone.

On behalf of the Board of Directors, thank you for your continued support.

Sincerely,

Richard M. McVey
Chairman and Chief Executive Officer

MarketAxess Holdings Inc.
140 Broadway, 42nd Floor
New York, New York 10005

NOTICE OF
2009 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of MarketAxess Holdings Inc.:

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of MarketAxess Holdings Inc., a Delaware corporation (the “Company”), will be held on Thursday, June 4, 2009, at 10:00 a.m., Eastern Daylight Time, at The New York Marriott Downtown Hotel, 85 West Street, New York, New York 10006.

At the Annual Meeting we will:

1. vote to elect the ten nominees named in the attached Proxy Statement as members of the Company’s Board of Directors for terms expiring at the 2010 Annual Meeting of Stockholders;

2. vote to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009;

3. vote to approve the adoption of the MarketAxess Holdings Inc. 2009 Code Section 162(m) Executive Performance Incentive Plan;

4. vote to ratify the adoption of the Stockholders Rights Agreement; and

5. transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

These items are more fully described in the Company’s Proxy Statement accompanying this Notice.

The record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or postponement thereof, was the close of business on April 7, 2009. You have the right to receive this Notice and vote at the Annual Meeting if you were a stockholder of record at the close of business on April 7, 2009. Please remember that your shares cannot be voted unless you cast your vote by one of the following methods: (1) vote via the Internet or call the toll-free number as indicated on the proxy card; (2) sign and return a paper proxy card; or (3) vote in person at the Annual Meeting.

By Order of the Board of Directors,

Charles Hood
General Counsel and Corporate Secretary

New York, New York
May 4, 2009

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND COMPLETE AND SUBMIT YOUR PROXY CARD VIA THE INTERNET OR SIGN AND DATE YOUR PAPER PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE. ALTERNATIVELY, YOU MAY BE ABLE TO SUBMIT YOUR PROXY BY TOUCH-TONE PHONE AS INDICATED ON THE PROXY CARD.

MarketAxess Holdings Inc.
140 Broadway, 42nd Floor
New York, New York 10005

PROXY STATEMENT for the
2009 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 4, 2009

GENERAL INFORMATION

This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors (the “Board” or “Board of Directors”) of MarketAxess Holdings Inc., a Delaware corporation (“MarketAxess,” the “Company,” “we” or “our”), to be used at our 2009 Annual Meeting of Stockholders (the “Annual Meeting”) scheduled for Thursday, June 4, 2009, at 10:00 a.m., Eastern Daylight Time (“EDT”), at The New York Marriott Downtown Hotel, 85 West Street, New York, New York 10006.

This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and proxy card are first being mailed to stockholders on or about May 6, 2009. Whenever we refer in this Proxy Statement to the “Annual Meeting,” we are also referring to any meeting that results from any postponement or adjournment of the June 4, 2009 meeting.

Holders of record of our common stock, par value $0.003 per share (“Common Stock”), and Series B preferred stock, par value $0.001 per share (“Series B Preferred Stock”), at the close of business on April 7, 2009 (the “Record Date”), are entitled to notice of, and to vote at the Annual Meeting. On that date, there were 35,209,004 shares entitled to be voted, consisting of 31,709,004 shares of Common Stock outstanding and 3,500,000 shares of Common Stock issuable upon conversion of the 35,000 shares of Series B Preferred Stock outstanding.

We encourage you to vote your shares, either by voting in person at the Annual Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you vote via the internet or telephone or execute the attached paper proxy card, the individuals designated will vote your shares according to your instructions. If any matter other than Proposals 1, 2, 3 or 4 listed in the Notice of Annual Meeting of Stockholders is presented at the Annual Meeting, the designated individuals will, to the extent permissible, vote all proxies in the manner that the Board may recommend or, in the absence of such recommendation, in the manner they perceive to be in the best interests of the Company.

If you indicate when voting via the Internet that you wish to vote as recommended by the Board or if you execute the enclosed paper proxy card but do not give instructions, your proxy will be voted as follows: FOR the election of the nominees for director named herein, FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2009, FOR the approval of the adoption of the MarketAxess Holdings Inc. 2009 Code Section 162(m) Executive Performance Incentive Plan (the “2009 Incentive Plan”), FOR the ratification of the adoption of the Stockholders Rights Agreement (the “Rights Agreement”), and in accordance with the best judgment of the persons appointed as proxies with respect to any other matters which properly come before the Annual Meeting. If your shares are held in a stock brokerage account or by a bank or other nominee see the information under the heading “Voting — Broker authority to vote.”

Information on how you may vote at the Annual Meeting (such as granting a proxy that directs how your shares should be voted, or attending the Annual Meeting in person), as well as how you can revoke a proxy, is contained in this Proxy Statement under the headings Solicitation of Proxies and Voting.

The rules of the Securities and Exchange Commission (the “SEC”) require us to notify all stockholders, including those stockholders to whom we have mailed proxy materials, of the availability of our proxy materials through the Internet.

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be held on June 4, 2009

Our Proxy Statement and 2008 Annual Report to Stockholders are available at
https://materials.proxyvote.com/57060D

SOLICITATION OF PROXIES

General

The attached proxy card allows you to instruct the designated individuals how to vote your shares. You may vote in favor of, against, or abstain from voting on any proposal. In addition, with respect to Proposal 1 (the election of directors), you may, if you desire, indicate on the proxy card that you are not authorizing the designated individuals to vote your shares for one or more of the nominees.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. In addition, we may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

VOTING

Stockholders entitled to vote and shares outstanding

Each stockholder is entitled to one vote for each share of Common Stock held on each matter submitted to a vote at the Annual Meeting. As of the Record Date, 31,709,004 shares of Common Stock were outstanding and entitled to be voted at the Annual Meeting.

As of the Record Date, the 35,000 outstanding shares of Series B Preferred Stock were convertible into 3,500,000 shares of Common Stock. Holders of Series B Preferred Stock will vote together with the holders of Common Stock as a single class on all matters which are voted upon by the stockholders. Each holder of shares of Series B Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock into which all shares of Series B Preferred Stock held by such holder could then be converted at the Record Date.

As of the Record Date, there were 35,209,004 shares entitled to vote at the Annual Meeting.

How to vote

Submitting a proxy via mail, the Internet or telephone

If you hold your shares through a stock broker, nominee, fiduciary or other custodian, you may vote by calling the toll-free telephone number listed on the proxy card or visiting the website address listed on the proxy card. If you choose to submit your proxy with voting instructions by telephone or through the Internet, you will be required to provide your assigned control number noted on the notice before your proxy will be accepted. In addition to the instructions that appear on the notice, step-by-step instructions will be provided by recorded telephone message or at the designated website on the Internet. Votes submitted by telephone or via the Internet must be received by 11:59 p.m., EDT, on June 3, 2009 in order for them to be counted at the Annual Meeting.

If you are a stockholder of record, or otherwise received a printed copy of the proxy materials, you may submit your proxy with voting instructions by mail by following the instructions set forth on the proxy card included with the proxy materials. Specifically, if you are a stockholder of record on the Record Date, you may vote by mailing your proxy card, with voting instructions, to the address listed on your proxy card.

Voting your shares in person at the Annual Meeting

For Shares Directly Registered in the Name of the Stockholder:  You may vote in person at the Annual Meeting; however, we encourage you to vote by proxy card or the Internet even if you plan to attend the meeting. If you plan to attend the Annual Meeting, you will need to bring proof of your ownership of our Common Stock or Series B Preferred Stock as of the close of business on April 7, 2009, the Record Date.

For Shares Registered in the Name of a Brokerage Firm or Bank:  You may vote in person at the Annual Meeting; however, you will need to bring an account statement or other acceptable evidence of ownership of Common Stock as of the close of business on April 7, 2009. Alternatively, in order to vote, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Annual Meeting.

Revoking a proxy

A proxy that was submitted via the Internet or by telephone may be revoked at any time before it is exercised by (1) executing a later-dated proxy card via the Internet or by telephone or (2) attending the Annual Meeting and voting in person by ballot.

A proxy that was submitted by mail may be revoked at any time before it is exercised by (1) giving written notice revoking the proxy to our General Counsel and Corporate Secretary at MarketAxess Holdings Inc., 140 Broadway, 42nd Floor, New York, NY 10005, (2) subsequently filing another proxy bearing a later date or (3) attending the Annual Meeting and voting in person by ballot.

If your shares are registered in the name of a brokerage firm or bank, you must contact your brokerage firm or bank to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the meeting.

Your attendance at the Annual Meeting in and of itself will not automatically revoke a proxy that was submitted via the Internet, by telephone or by mail.

Broker authority to vote

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares held in street name. These proxy materials are being forwarded to you by your broker or nominee, who is considered to be the holder of record with respect to your shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote by filling out the voting instruction form provided by your broker or nominee. Telephone and Internet voting options may also be available to beneficial owners. As a beneficial owner, you are also invited to attend the Annual Meeting, but you must obtain an account statement or other acceptable evidence of ownership of our Common Stock or a proxy from the holder of record of your shares in order to vote in person at the Annual Meeting.

If your shares are held in street name, your broker or nominee will ask you how you want your shares to be voted. If you provide voting instructions, your shares must be voted as you direct. If you do not furnish voting instructions, one of two things can happen, depending upon whether a proposal is “routine.” Under the rules that govern brokers that have record ownership of shares beneficially owned by their clients, brokers have discretion to cast votes on routine matters, such as the election of directors and ratification of the appointment of independent registered public accounting firms, without voting instructions from their clients. Brokers are not permitted, however, to cast votes on “non-routine” matters, such as approval of the adoption of the 2009 Incentive Plan and ratification of the adoption of the Rights Agreement, without such voting instructions. A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner.

Quorum

A quorum is required for the conduct of business at the meeting. The presence at the meeting, in person or by proxy, of the holders of shares having a majority of the voting power represented by all outstanding shares entitled to vote on the Record Date will constitute a quorum, permitting us to conduct the business of the meeting. Proxies received but marked as abstentions, if any, and broker non-votes (as described above) will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes. If we do not have a quorum, we will be forced to reconvene the Annual Meeting at a later date.

Votes necessary to approve each proposal

Election of Directors.  The affirmative vote of a plurality of the votes cast at the Annual Meeting, either in person or by proxy, is required for the election of directors. This means that the ten individuals who receive the highest number of votes will be elected as directors.

Other Items.  For each other item, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the item will be required for approval.

Abstentions and broker non-votes will not be voted either in favor of or against any of the proposals. For the election of directors, which requires a plurality of the votes cast, votes withheld from one or more nominees will be excluded entirely from the vote and will have no effect on the outcome. For the ratification of our independent registered public accounting firm, the approval of the adoption of the 2009 Incentive Plan and the ratification of the adoption of the Rights Agreement, each of which proposals will be decided by the affirmative vote of a majority of the votes cast, abstentions will be counted for purposes of determining the number of votes cast on the proposal and will have the same effect as negative votes, but broker non-votes will not be counted as shares present and entitled to vote.

Certain stockholder-related matters

We have not received notice of any stockholder proposals that may be properly presented at the Annual Meeting. For information regarding inclusion of stockholder proposals in our 2010 Annual Meeting, see the information in this Proxy Statement under the section heading Other Matters — Stockholder proposals for 2010 Annual Meeting.

AVAILABILITY OF CERTAIN DOCUMENTS

Householding of Annual Meeting materials

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and their accompanying documents. This means that only one copy of our Proxy Statement is sent to multiple stockholders in your household. We will promptly deliver a separate copy of these documents to you upon written or oral request to our Investor Relations Department at MarketAxess Holdings Inc., 140 Broadway, 42nd Floor, New York, NY 10005 or 212-813-6000. If you want to receive separate copies of our proxy statements in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Additional information

We are required to file annual, quarterly and current reports, proxy statements and other reports with the SEC. Copies of these filings are available through our Internet website at www.marketaxess.com or the SEC’s website at www.sec.gov. We will furnish copies of our SEC filings (without exhibits), including our Annual Report on Form 10-K for the year ended December 31, 2008, without charge to any stockholder upon written or oral request to our Investor Relations Department at MarketAxess Holdings Inc., 140 Broadway, 42nd Floor, New York, NY 10005 or 212-813-6000.

PROPOSAL 1 — ELECTION OF DIRECTORS

The first proposal to be voted on at the Annual Meeting is the election of directors. Our Board currently consists of 11 directors, nine of whom are not our employees. Each of the nominees for director was elected by the Company’s stockholders on June 5, 2008. The directors will be elected for a term which begins at the 2009 Annual Meeting of Stockholders and ends at the 2010 Annual Meeting of Stockholders. Each director will hold office until such director’s successor has been elected and qualified, or until such director’s earlier resignation or removal.

Pursuant to the Certificate of Designation of Series B Preferred Stock of the Company, for so long as 17,500 shares of Series B Preferred Stock remain outstanding, one member of the Board of Directors is subject to election and removal by the holders of a majority of the outstanding shares of Series B Preferred Stock voting as a separate class. On July 15, 2008, the holders of Series B Preferred Stock elected Robert W. Trudeau to the Board of Directors, who will remain in office as a director until his successor has been elected by the holders of Series B Preferred Stock, or his earlier resignation or removal by such holders.

Your vote

If you sign the enclosed proxy card and return it to the Company, your proxy will be voted FOR all directors, for terms expiring in 2010, unless you specifically indicate on the proxy card that you are withholding authority to vote for one or more of the nominees.

A plurality of the votes cast by stockholders entitled to vote at the Annual Meeting is required for the election of directors. Accordingly, the directorships to be filled at the Annual Meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

Board recommendation

The Board unanimously recommends that you vote “FOR” the election of each of the following nominees:

Richard M. McVey
Roger Burkhardt
Stephen P. Casper
David G. Gomach
Carlos M. Hernandez
Ronald M. Hersch
Jerome S. Markowitz
T. Kelley Millet
Nicolas S. Rohatyn
John Steinhardt

Each of these nominees is currently serving as a director on our Board, and each nominee has agreed to serve on the Board if he is elected. If any nominee is unable (or for whatever reason declines) to serve as a director at any time before the Annual Meeting, proxies may be voted for the election of a qualified substitute designated by the current Board, or else the size of the Board will be reduced accordingly. Biographical information about each of the nominees is included under Director information below.

Director information

At the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the persons named below to serve as directors of the Company for a term beginning at the 2009 Annual Meeting of Stockholders and ending at the 2010 Annual Meeting of Stockholders.

Richard M. McVey Director since April 2000	Richard M. McVey (49) has been Chief Executive Officer and Chairman of our Board of Directors since our inception. As an employee of J.P. Morgan & Co., one of our founding broker-dealers, Mr. McVey was instrumental in the founding of MarketAxess in April 2000. Prior to founding MarketAxess, Mr. McVey was Managing Director and Head of North America Fixed Income Sales at JPMorgan, where he managed the institutional distribution of fixed-income securities to investors, from 1996 until April 2000. In that capacity, he was responsible for developing and maintaining senior client relationships across all market areas, including fixed-income, equities, emerging markets, foreign exchange and derivatives. From 1992 to 1996, Mr. McVey led JPMorgan’s North America Futures and Options Business, including institutional brokerage, research, operations, finance and compliance. Mr. McVey received a B.A. in Finance from Miami (Ohio) University and an M.B.A. from Indiana University.
Roger Burkhardt Director since July 2007	Roger Burkhardt (48) is the President and Chief Executive Officer of Ingres Corporation, a provider of business open source software and solutions, a position he has held since July 2007. Mr. Burkhardt joined Ingres Corporation as President and Chief Operating Officer in July 2006. From 2000 until 2006, Mr. Burkhardt was Chief Technology Officer and Executive Vice President of NYSE Group, Inc. Prior to his tenure with the NYSE, Mr. Burkhardt held various capital markets-related technology positions, including serving as President of listed equities at Optimark Technologies, Inc., and director of capital markets at IBM. Mr. Burkhardt holds bachelors and masters degrees in physics from Oxford University and an M.B.A. in finance from New York University.
Stephen P. Casper Director since April 2004	Stephen P. Casper (59) is a partner of Vastardis Capital Services, which provides fund administration and securities processing outsourcing services to hedge funds, funds of funds and private equity funds and their investment management sponsors. Prior to this, Mr. Casper was Chairman and Chief Executive Officer of Charter Atlantic Corporation, the holding company of Fischer Francis Trees & Watts, Inc. (“FFTW”), a specialist manager of U.S., global and international fixed income portfolios for institutional clients, and Malbec Partners, a manager of single-strategy hedge funds. From April 2004 to January 2008, Mr. Casper was the President and CEO of FFTW. Mr. Casper joined FFTW as Chief Financial Officer in 1990 and was appointed Chief Operating Officer in May 2001. From 1984 until 1990, Mr. Casper was Treasurer of the Rockefeller Family Office. Mr. Casper is a director of FFTW Funds, Inc., a publicly traded mutual fund. Mr. Casper is a presiding director of the board of The Depository Trust & Clearing Corporation and its subsidiaries, the Depository Trust Company, the National Securities Clearing Corporation, and the Fixed Income Clearing Corporation. Mr. Casper is also a member of the Investment Committee of the Brooklyn Museum. Mr. Casper is a Certified Public Accountant and received a B.B.A. in accounting from Baruch College, where he graduated magna cum laude, Beta Gamma Sigma, and an M.S. in finance and accounting from The Wharton School at the University of Pennsylvania.

David G. Gomach Director since February 2005	David G. Gomach (50) is currently retired. Mr. Gomach was the Chief Financial Officer and Treasurer of School Specialty, Inc. from September 2006 through June 2007, having joined as Executive Vice President — Finance in August 2006. Prior to School Specialty, Mr. Gomach held various positions at the Chicago Mercantile Exchange (CME) from 1987 to 2004. From June 1997 until his retirement from the CME in November 2004, he served as Chief Financial Officer. From 1996 until 1997, Mr. Gomach served as Vice President, Internal Audit and Administration. Also, during his tenure at the CME, he was a Senior Director and Assistant Controller. Prior to joining the CME, Mr. Gomach held positions at Perkin-Elmer, Singer Corporation and Mercury Marine, a subsidiary of Brunswick Corporation. Mr. Gomach is a Certified Public Accountant and received a B.S. from the University of Wisconsin-LaCrosse and an M.B.A. from Roosevelt University.
Carlos M. Hernandez Director since February 2006	Carlos M. Hernandez (47) has been the Head of Global Equities for JPMorgan since September 2006. Mr. Hernandez has been with JPMorgan since 1986, working on a wide array of advisory and financing transactions for both corporations and governments, across various product groups and geographic regions. Prior to his current position, Mr. Hernandez spearheaded all forms of capital raising and distribution in the fixed income, syndicated loans and equity markets. Previously, Mr. Hernandez managed the Institutional Equities business for the Americas. Before joining the Equities Division, Mr. Hernandez served as JPMorgan’s regional executive for Latin America. Mr. Hernandez is a member of JPMorgan’s Global Investment Banking Management Committee.
Ronald M. Hersch Director since July 2000	Ronald M. Hersch (61) was a Senior Managing Director at Bear Stearns and Co. Inc. from June 1992 until his retirement in April 2007. Mr. Hersch was responsible for directing the firm’s futures business as well as coordinating eCommerce activities and initiatives within the Fixed Income Division. Mr. Hersch is a former Chairman of the Futures Industry Association. He has previously served on the board of directors of Bond Desk Group, LLC, the Chicago Board of Trade, and the National Futures Association, the self-regulatory organization responsible for futures industry oversight. Mr. Hersch received a B.A. from Long Island University.
Jerome S. Markowitz Director since March 2001	Jerome S. Markowitz (69) has been a partner of Conifer Securities, LLC since September 2006. Prior to that Mr. Markowitz was actively involved in managing a private investment portfolio since 1998. Mr. Markowitz was Director of Capital Markets for Montgomery Securities from 1987 to 1998, a Managing Director at Rothchilds Securities Inc. from 1986 to 1987, and a Senior Managing Director at Prudential Bache from 1983 to 1986.
T. Kelley Millet Director since April 2007	T. Kelley Millet (49) has been President of MarketAxess since September 2006, with primary responsibility for expanding and diversifying the Company’s North American business. Prior to joining us, Mr. Millet served as Senior Managing Director, Co-Head of Global Credit Trading at Bear Stearns from 2001 to 2006, where he was responsible for origination, syndication, cash, derivatives and flow trading for the investment grade and emerging markets businesses, as well as high-yield derivatives. Prior to joining Bear Stearns in 2001, Mr. Millet had a 19-year career with JPMorgan, where he held positions of increasing responsibility, culminating in his appointment as Global Head, Capital Markets and Syndicate. He currently serves on the boards of Grace Outreach and the American Red Cross. Mr. Millet received a B.A. in Economics from Amherst College.

Nicolas S. Rohatyn Director since April 2000	Nicolas S. Rohatyn (48) has been the Chief Executive Officer and Chief Investment Officer of TRG Management L.P., the investment manager of the TRG Global Opportunity Master Fund, Ltd., since March 2003. From 1982 until 2001, Mr. Rohatyn held a series of positions at JPMorgan, most recently as Executive Director of JPMorgan and Co-Head of LabMorgan from March 2000 until September 2001 and as Managing Director and co-Head of Global Fixed Income from January 1999 until March 2000. Mr. Rohatyn was also a member of the executive management team at JPMorgan from January 1995 until December 2000. Mr. Rohatyn founded the Emerging Markets Traders Association in 1990 and he served as its Chairman from then until 1994. He currently serves on the board of The Alvin Ailey American Dance Theatre. Mr. Rohatyn received a B.A. in Economics from Brown University.
John Steinhardt Director since April 2000	John Steinhardt (55) is the founder, and has been the Managing Partner, Co-Chief Executive Officer and Co-Chief Investment Officer, of KLS Diversified Asset Management since July 2007. From July 2006 until July 2007, Mr. Steinhardt managed a private investment portfolio. Mr. Steinhardt was the founder, Chief Executive Officer and Chief Investment Officer of Spectrum Investment Group from January 2005 to July 2006. Until October 2004, Mr. Steinhardt was Head of North American Credit Markets for JPMorgan Chase & Co. and a member of the Management Committee of the Investment Banking Division of JPMorgan Chase & Co. Prior to the merger of J.P. Morgan & Co. and the Chase Manhattan Bank, Mr. Steinhardt was the Head of U.S. Securities at Chase Securities Inc. and a member of the Management Committee from 1996 to 2000. He currently serves on the board of directors of the 92nd Street Y and the board of trustees of the Central Park Conservancy. Mr. Steinhardt received a B.S. in Economics from St. Lawrence University and an M.B.A from Columbia University.

In addition to the foregoing ten nominees for director, as discussed above, Mr. Trudeau was elected to the Board of Directors by the holders of Series B Preferred Stock and will remain in office as a director until his successor has been elected by the holders of Series B Preferred Stock, or his earlier resignation or removal by such holders. Certain biographical information about Mr. Trudeau follows.

Robert W. Trudeau Director since July 2008	Robert W. Trudeau (40) has been a general partner at Technology Crossover Ventures (“TCV”), a private equity and venture capital firm, since August 2005. Mr. Trudeau was elected to the Board of Directors by the holders of the Series B Preferred Stock pursuant to the terms thereof. Prior to joining TCV, from January 2003 to August 2005, Mr. Trudeau was a principal of General Atlantic Partners, a venture capital firm. Mr. Trudeau currently serves on the board of directors of RiskMetrics Group, Inc. and several privately held companies. Mr. Trudeau received a B.A.H. in Political Science from Queen’s University and an MBA from The University of Western Ontario.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director independence

The Board of Directors has determined that seven of our nominees for director, Messrs. Burkhardt, Casper, Gomach, Hersch, Markowitz, Rohatyn, and Steinhardt, as well as Mr. Trudeau, who was elected to the Board of Directors by the holders of the Series B Preferred Stock pursuant to the terms thereof, currently meet the independence requirements contained in the NASDAQ listing standards and applicable tax and securities rules and regulations. None of these directors has a relationship with the Company or its subsidiaries which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Each of these directors is “independent” as defined within the meaning of the NASDAQ listing standards. In compliance with the NASDAQ listing standards, we have a Board of Directors comprised of a majority of independent directors.

The NASDAQ listing standards have both objective tests and a subjective test for determining who is an “independent director.” The objective tests state, for example, that a director is not considered independent if he is an employee of the Company or is a partner in or executive officer of an entity to which the Company made, or from which the Company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year. The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

None of the non-employee directors were disqualified from “independent” status under the objective tests. In assessing independence under the subjective test, the Board took into account the standards in the objective tests, and reviewed and discussed additional information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to MarketAxess’ management. Based on all of the foregoing, as required by the NASDAQ listing standards, the Board made a substantive determination as to each of the eight independent directors that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. After reviewing the relationship between the Company and Mr. Hernandez’s employer, JP Morgan Chase & Co. (“JPMorgan”), the Company has decided not to treat Mr. Hernandez as an independent director for purposes of the NASDAQ listing standards and applicable SEC rules. In making this determination, the Board considered that JPMorgan represented less than 10% of the Company’s annual revenue in each of 2008, 2007 and 2006, and has from time to time provided certain investment banking services to the Company, including acting as an underwriter of our initial public offering in 2004.

The Board has not established categorical standards or guidelines to make these subjective determinations, but considers all relevant facts and circumstances.

In addition to Board-level standards for director independence, the directors who serve on the Audit Committee each satisfy standards established by the SEC providing that to qualify as “independent” for purposes of membership on the Audit Committee, members of audit committees may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company other than their director compensation. Also, each of the directors who serve on the Compensation Committee has been determined to be a “non-employee director” for purposes of the applicable SEC rules and regulations and an “outside director” for purposes of the applicable tax rules.

In making its independence determinations, the Board considered transactions occurring since the beginning of 2006 between the Company and entities associated with the independent directors or members of their immediate family. In each case, the Board determined that, because of the nature of the director’s relationship with the entity and/or the amount involved, the relationship did not impair the director’s independence. The Board’s independence determinations included reviewing the following relationships:

•	Mr. Casper was previously an executive officer of FFTW, which represented less than 1% of the Company’s annual revenue in each of the past three years. FFTW is a wholly-owned subsidiary of BNP Paribas, which represented less than 10% of the Company’s annual revenue in each of the past three years.

•	Mr. Hersch was previously an employee, but not an executive officer, of Bear, Stearns & Co., Inc., which represented less than 5% of the Company’s annual revenue in each of the past three years.

•	Mr. Rohatyn is an executive officer of TRG Management L.P., the investment manager of the TRG Global Opportunity Master Fund, Ltd. TRG Global Opportunity Master Fund, Ltd. represented less than 1% of the Company’s annual revenue in each of the past three years.

•	Mr. Steinhardt was previously an employee, but not an executive officer, of JPMorgan, which represented less than 10% of the Company’s annual revenue in each of the past three years.

How nominees to our Board are selected

Candidates for election to our Board of Directors are nominated by our Nominating and Corporate Governance Committee and ratified by our full Board of Directors for nomination to the stockholders. The Nominating and Corporate Governance Committee operates under a charter, which is available on our corporate website at www.marketaxess.com.

The Nominating and Corporate Governance Committee will give due consideration to candidates recommended by stockholders. Stockholders may recommend candidates for the Nominating and Corporate Governance Committee’s consideration by submitting such recommendations directly to the Nominating and Corporate Governance Committee by mail or electronically. In making recommendations, stockholders should be mindful of the discussion of minimum qualifications set forth in the following paragraph. However, just because a recommended individual meets the minimum qualification standards does not imply that the Nominating and Corporate Governance Committee will necessarily nominate the person so recommended by a stockholder. The Nominating and Corporate Governance Committee may engage outside search firms to assist in identifying or evaluating potential nominees. In 2008, the Nominating and Corporate Governance Committee retained an outside search firm to identify and assist in evaluating potential nominees.

The Nominating and Corporate Governance Committee believes that the minimum qualifications for serving on our Board are that a nominee have substantial experience working as an executive officer for, or serving on the board of, a public company, or that he or she demonstrates by significant accomplishment in another given field of endeavor, an ability to make a meaningful contribution to the oversight and governance of a company having a scope and size similar to our Company. A director must have an exemplary reputation and record for honesty in his or her personal dealings and business or professional activity. All directors should possess a basic understanding of financial matters; have an ability to review and understand the Company’s financial and other reports; and be able to discuss such matters intelligently and effectively. He or she also needs to exhibit qualities of independence in thought and action. A candidate should be committed first and foremost to the interests of the stockholders of the Company. Persons who represent a particular special interest, ideology, narrow perspective or point of view would not, therefore, generally be considered good candidates for election to our Board.

Board committees

The Audit Committee of our Board of Directors reviews, acts on and reports to our Board of Directors with respect to various auditing and accounting matters, including the recommendation of our independent registered public accounting firm, the scope of the annual audits, the fees to be paid to the independent registered public accounting firm, the performance of the independent registered public accounting firm and our accounting practices. The Audit Committee currently consists of Messrs. Gomach (Chair), Casper and Hersch. The Board of Directors has determined that each member of the Audit Committee is an independent director in accordance with NASDAQ listing standards and that Mr. Casper and Mr. Gomach are both Audit Committee financial experts, as defined by SEC guidelines and as required by the applicable NASDAQ listing standards.

The Compensation Committee of the Board of Directors recommends, reviews and oversees the salaries, benefits and stock option plans for our employees, consultants, directors (other than non-employee directors) and other individuals whom we compensate. The Compensation Committee also administers our compensation plans. The Compensation Committee currently consists of Messrs. Steinhardt (Chair), Burkhardt and Trudeau. The Board of Directors has determined that each member of the Compensation Committee is an “independent director” in accordance with NASDAQ listing standards, a “non-employee director” under the applicable SEC rules and regulations and an “outside director” under the applicable tax rules.

The Nominating and Corporate Governance Committee of the Board of Directors selects nominees for director positions to be recommended by our Board of Directors for election as directors and for any vacancies in such positions, develops and recommends for our Board of Directors the Corporate Governance Guidelines of the Company and oversees the annual review of the performance of the Board of Directors, each director and each committee. The Nominating and Corporate Governance Committee currently consists of

Messrs. Casper (Chair), Hersch and Rohatyn. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is an independent director in accordance with NASDAQ listing standards.

Mr. Rohatyn serves as the Board’s Lead Independent Director. The Lead Independent Director is responsible for coordinating the activities of the non-management directors, including presiding over the executive sessions of non-management directors.

Meetings and attendance

During the year ended December 31, 2008, the full Board held ten meetings; the Audit Committee held seven meetings; the Compensation Committee held three meetings; and the Nominating and Corporate Governance Committee held five meetings. The non-management directors met in executive session without management directors or employees present at each full meeting of the Board during 2008. We expect each director to attend each meeting of the full Board and of the committees on which he serves and to attend the annual meeting of stockholders. All directors, other than Mr. Hernandez, attended at least 75% of the meetings of the full Board and the meetings of the committees on which they served. Messrs. McVey, Millet, Burkhardt, Casper, Gomach, Hersch, Markowitz, Rohatyn and Steinhardt attended our 2008 annual meeting of stockholders.

Code of Conduct, Code of Ethics and other governance documents

The Board has adopted a Code of Conduct that applies to all officers, directors and employees, and a Code of Ethics for the Chief Executive Officer and Senior Financial Officers. Both the Code of Conduct and the Code of Ethics for the Chief Executive Officer and Senior Financial Officers, as well as any amendments to, or waivers under, the Code of Ethics for the Chief Executive Officer and Senior Financial Officers, can be accessed in the Investor Relations — Corporate Governance section of our website at www.marketaxess.com.

You may also obtain a copy of these documents by writing to MarketAxess Holdings Inc., 140 Broadway, 42nd Floor, New York, New York 10005, Attention: Investor Relations.

Copies of the charters of our Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, as well as copies of the Company’s Corporate Governance Guidelines, certificate of incorporation and bylaws, can be accessed in the Investor Relations — Corporate Governance section of our website.

Communicating with our Board members

Although our Board of Directors has not adopted a formal process for stockholder communications with the Board, we make every effort to ensure that the views of stockholders are heard by the Board or by individual directors, as applicable, and we believe that this has been an effective process to date. Stockholders may communicate with the Board by sending a letter to the MarketAxess Holdings Inc. Board of Directors, c/o General Counsel, 140 Broadway, 42nd Floor, New York, New York 10005. The General Counsel will receive the correspondence and forward it to the Chairman of the Board or to any individual director or directors to whom the communication is directed, as appropriate. Notwithstanding the above, the General Counsel has the authority to discard or disregard any communication that is unduly hostile, threatening, illegal or otherwise inappropriate or to take any other appropriate actions with respect to such communications.

In addition, any person, whether or not an employee, who has a concern regarding the conduct of the Company or our employees, including with respect to our accounting, internal accounting controls or auditing issues, may, in a confidential or anonymous manner, communicate that concern in writing by addressing a letter to the Chairman of the Audit Committee, c/o Corporate Secretary, at our corporate headquarters address, which is 140 Broadway, 42nd Floor, New York, New York 10005, or electronically, at our corporate website, www.marketaxess.com under the heading Investor Relations — Board of Directors — Confidential Ethics Web Form.

Director compensation

Each non-employee director receives an annual retainer of $50,000. The Lead Independent Director receives a supplemental annual retainer of $10,000 and the chairman of the Nominating and Corporate Governance Committee receives a supplemental annual retainer of $7,500. The supplemental annual retainer for the chairman of the Audit Committee is $15,000 and the supplemental annual retainer for the chairman of the Compensation Committee is $10,000. In addition, each non-employee director receives $1,500 for each meeting of our Board of Directors, $2,000 for each meeting of the Audit Committee, and $1,000 for each meeting of the Compensation Committee and the Nominating and Corporate Governance Committee that the director attends. In August 2008, we granted 4,225 shares of restricted stock and options to purchase 4,225 shares of our Common Stock to each non-employee director, other than Mr. Hernandez. One-half of these awards vested on November 30, 2008 and the balance vests on May 31, 2009. The exercise price of the stock options is equal to the fair market value of the stock ($9.72 per share) on the date of grant. These awards were made under the Company’s 2004 Stock Incentive Plan (Amended and Restated Effective April 28, 2006) (the “Stock Incentive Plan”). The Board of Directors recommends, reviews and oversees the stock option plans for our non-employee directors. We expect to continue to compensate our non-employee directors with a combination of cash and equity awards.

Mr. Trudeau has informed the Company of his obligation to transfer to TCV VI Management, L.L.C. (“TCM VI”) any and all cash and equity compensation paid to him by the Company in his capacity as a director of the Company. Mr. Trudeau is a member of TCM VI. Mr. Trudeau has the sole voting and dispositive power over the shares of restricted stock and options granted to him; however, TCM VI owns 100% of the pecuniary interest therein. Mr. Trudeau disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

Prior to April 2009, Mr. Hernandez’ employer, JPMorgan, did not permit Mr. Hernandez to receive compensation for his service as a director and therefore he received no cash payments or grants of restricted stock or stock options from us prior to such date. Effective April 2009, Mr. Hernandez receives compensation for his services as a director on the same terms as our other non-employee directors.

The Company and the Board of Directors believe that equity-based awards are an important factor in aligning the long-term financial interest of the non-employee directors and stockholders. As such, in October 2007 the Board of Directors adopted stock ownership guidelines for the non-employee directors requiring that they hold not less than a number of shares of Common Stock equal in value to two times the annual base cash retainer payable to a director, calculated as of the October 24, 2007 effective date of the policy. All non-employee directors must be in compliance within the later of three years from the effective date of the policy or three years after the director becomes a Board member, and the designated level of ownership must be maintained throughout the non-employee director’s service with the Company. Only shares of Common Stock owned outright in any form, including shares purchased and held personally and vested restricted shares, count toward the minimum ownership requirement; unvested stock options and unvested restricted shares are excluded. Currently, all non-employee directors are in compliance, other than Mr. Burkhardt, who joined the Board in July 2007, Mr. Hernandez, who did not receive director compensation from the Company prior to April 2009, and Mr. Trudeau, who joined the Board in July 2008. Messrs. Burkhardt, Hernandez and Trudeau are expected to be in compliance within the required timeframe.

Director Compensation for Fiscal 2008

	Fees Earned or
	Paid in Cash	Stock Awards	Option Awards	Total
Name	($)	($)(1)(2)	($)(1)(2)	($)

Roger Burkhardt	65,000	41,667	17,363	124,030
Stephen P. Casper	90,500	41,667	17,363	149,530
David G. Gomach	94,000	41,667	17,363	153,030
Carlos M. Hernandez	—	—	—	—
Ronald M. Hersch	77,000	41,667	17,363	136,030
Wayne D. Lyski	22,333	17,640	7,774	47,747
Jerome S. Markowitz	77,000	41,667	17,363	136,030
Nicolas S. Rohatyn	81,167	41,667	17,363	140,197
John Steinhardt	78,583	41,667	17,363	137,613
Robert W. Trudeau	28,517	24,027	9,589	62,133

(1)	The amounts reported reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123R”), without regard to the estimated forfeiture related to service-based vesting conditions, of awards pursuant to the Stock Incentive Plan, and thus include amounts attributable to awards granted in and prior to 2008. Assumptions used in the calculation of this amount are included in footnote 12 to the Company’s audited financial statements for the fiscal year ended December 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 3, 2009. The amounts reflect the accounting expense for these awards and do not correspond to the actual value that may be recognized by such persons with respect to these awards.

(2)	The table below sets forth information regarding the aggregate number of stock awards and the aggregate number of options awards outstanding at the end of fiscal year 2008 for each non-employee director:

	Aggregate Number of Stock	Aggregate Number of Option
	Awards Outstanding at	Awards Outstanding at
	Fiscal Year End (#)	Fiscal Year End (#)

Roger Burkhardt	2,113	6,725
Stephen P. Casper	2,113	26,725
David G. Gomach	2,113	21,725
Carlos M. Hernandez	—	—
Ronald M. Hersch	2,113	26,725
Jerome S. Markowitz	2,113	35,059
Nicolas S. Rohatyn	2,113	35,059
John Steinhardt	2,113	26,725
Robert W. Trudeau(*)	2,113	4,225

(*)	Pursuant to a Form 4 filed by Mr. Trudeau on August 5, 2008, these shares of restricted stock and stock options are held directly by Mr. Trudeau, who has sole voting and dispositive power of these securities. However, TCM VI, of which Mr. Trudeau is a member, owns 100% of the pecuniary interest in such securities. Mr. Trudeau disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee of our Board has appointed the firm of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2009, and the Board is asking stockholders to ratify that selection. Although current law, rules and regulations, as well as the charter of the Audit Committee, require our independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the Board considers the selection of our independent registered public accounting firm to be an important matter of stockholder concern and considers a proposal for stockholders to ratify such selection to be an important opportunity for stockholders to provide direct feedback to the Board on an important issue of corporate governance. In the event that stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain PwC, but may ultimately determine to retain PwC as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Your vote

Unless proxy cards are otherwise marked, the persons named as proxies will vote FOR the ratification of PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2009. Approval of this proposal requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal.

Board recommendation

The Board unanimously recommends that you vote “FOR” ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009.

Information about our independent registered public accounting firm

PwC has audited our consolidated financial statements each year since our formation in 2000. Representatives of PwC will be present at our Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

Audit and other fees

The aggregate fees billed by our independent registered public accounting firm for professional services rendered in connection with the audit of our annual financial statements set forth in our Annual Report on Form 10-K for the years ended December 31, 2008 and 2007 and the audit of our broker-dealer subsidiaries’ annual financial statements, as well as fees paid to PwC for tax compliance and planning and other services, are set forth below.

Except as set forth in the following sentence, the Audit Committee, or a designated member thereof, pre-approves 100% of all audit, audited-related, tax and other services rendered by PwC to the Company or its subsidiaries. The Audit Committee has authorized the Chief Executive Officer and the Chief Financial Officer to purchase permitted non-audit services rendered by PwC to the Company or its subsidiaries up to and including a limit of $10,000 per service and an annual limit of $20,000.

Immediately following the completion of each fiscal year, the Company’s independent registered public accounting firm shall submit to the Audit Committee (and the Audit Committee shall request from the independent registered public accounting firm), as soon as possible, a formal written statement describing: (i) the independent registered public accounting firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review or peer review of the independent registered public accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent registered public accounting firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent registered public accounting firm and the Company, including at least the matters set forth in Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), in order to assess the independent registered public accounting firm’s independence.

Immediately following the completion of each fiscal year, the independent registered public accounting firm also shall submit to the Audit Committee (and the Audit Committee shall request from the independent registered public accounting firm), a formal written statement of the fees billed by the independent registered public accounting firm to the Company in each of the last two fiscal years for each of the following categories of services rendered by the independent registered public accounting firm: (i) the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q or services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company’s financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent registered public accounting firm, in the aggregate and by each service.

Set forth below is information regarding fees paid by the Company to PwC during the fiscal years ended December 31, 2008 and 2007.

Fee Category	2008	2007

Audit Fees(1)	1,359,823	1,358,785
Tax Fees(2)	29,450	61,800
Audit Related Fees	12,577	—
All Other Fees	3,251	3,651

Total	$1,405,102	$1,424,236

(1)	The aggregate fees incurred include amounts for the audit of the Company’s consolidated financial statements (including fees for the audit of our internal controls over financial reporting) and the audit of our broker-dealer subsidiaries’ annual financial statements.

(2)	The aggregate fees incurred for tax services include amounts in connection with tax compliance and tax consulting services.

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee currently consists of Messrs. Gomach (Chair), Casper, and Hersch. Each member of the Audit Committee is independent, as independence is defined for purposes of Audit Committee membership by the listing standards of NASDAQ and the applicable rules and regulations of the SEC. The Board has determined that each member of the Audit Committee is financially literate, in other words, is able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement, as required by NASDAQ rules. In addition, the Board has determined that both Mr. Gomach and Mr. Casper satisfy the NASDAQ rule requiring that at least one member of our Board’s Audit Committee have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board has also determined that both Mr. Gomach and Mr. Casper are “financial experts” as defined by the SEC.

The Audit Committee appoints our independent registered public accounting firm, reviews the plan for and the results of the independent audit, approves the fees of our independent registered public accounting firm, reviews with management and the independent registered public accounting firm our quarterly and annual financial statements and our internal accounting, financial and disclosure controls, reviews and approves transactions between the Company and its officers, directors and affiliates and performs other duties and responsibilities as set forth in a charter approved by the Board of Directors. A copy of the Audit Committee charter is available in the Investor Relations — Corporate Governance section of the Company’s website.

During fiscal year 2008, the Audit Committee met seven times. The Company’s senior financial management and independent registered public accounting firm were in attendance at such meetings.

Following at least one meeting during each calendar quarter during 2008, the Audit Committee conducted a private session with the independent registered public accounting firm, without the presence of management.

The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including particularly its senior financial management, to prepare financial statements with integrity and objectivity and in accordance with generally accepted accounting principles, and relies upon the Company’s independent registered public accounting firm to review or audit, as applicable, such financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States).

We have reviewed and discussed with senior management the Company’s audited financial statements for the year ended December 31, 2008, included in the Company’s 2008 Annual Report on Form 10-K. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with generally accepted accounting principles.

In discharging our oversight responsibility as to the audit process, we have discussed with PwC, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (“SAS 61”). SAS 61 requires our independent registered public accounting firm to provide us with additional information regarding the scope and results of their audit of the Company’s financial statements, including: (i) their responsibilities under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant accounting adjustments, (v) any disagreements with management and (vi) any difficulties encountered in performing the audit.

We have received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with us concerning independence, and have discussed with PwC their independence.

Based upon the foregoing review and discussions with our independent registered public accounting firm and senior management of the Company, we have recommended to our Board that the financial statements prepared by the Company’s management and audited by its independent registered public accounting firm be included in the Company’s Annual Report on Form 10-K, for filing with the SEC. The Committee also has appointed PwC as the Company’s independent registered public accounting firm for 2009.

As specified in its Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. These are the responsibilities of the Company’s management and independent registered public accounting firm. In discharging our duties as a Committee, we have relied on (i) management’s representations to us that the financial statements prepared by management have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (ii) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

Submitted by the Audit Committee of the
Board of Directors:

David G. Gomach — Chair
Stephen P. Casper
Ronald M. Hersch

PROPOSAL 3 — APPROVAL OF THE ADOPTION OF THE MARKETAXESS HOLDINGS INC.
2009 CODE SECTION 162(M) EXECUTIVE PERFORMANCE INCENTIVE PLAN

On March 30, 2009, the Board of Directors adopted the MarketAxess Holdings Inc. 2009 Code Section 162(m) Executive Performance Incentive Plan (the “2009 Incentive Plan”), subject to approval by the stockholders of the Company. The purpose of the 2009 Incentive Plan is to attract, retain and motivate key employees of the Company by providing performance awards (“Performance Awards”) to designated key employees of the Company or its subsidiaries, including employees whose compensation may be subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”).

Code Section 162(m) generally disallows a Federal income tax deduction to any publicly held corporation for compensation paid in excess of $1,000,000 in any taxable year to the chief executive officer or any of the three other most highly compensated executive officers employed on the last day of the taxable year, other than the chief financial officer. The 2009 Incentive Plan is designed to provide, and the Company intends to structure awards under the 2009 Incentive Plan so that, compensation paid pursuant to the 2009 Incentive Plan will qualify under the “performance-based compensation” exception under Code Section 162(m) and be eligible for continued tax deductibility. To preserve the tax deductibility of such compensation, the Company is seeking approval of the 2009 Incentive Plan, including the criteria upon which the performance goals applicable to the 2009 Incentive Plan may be based and the maximum amount that may be paid during any performance period to any participant.

The following summary describes the principal provisions of the 2009 Incentive Plan. The summary does not purport to be complete and is qualified in its entirety by the full text of the 2009 Incentive Plan attached as Appendix A to this Proxy Statement.

Description of the 2009 Incentive Plan

Administration.  The 2009 Incentive Plan will be administered by the Compensation Committee or such other committee appointed by the Board of Directors to administer the 2009 Incentive Plan whose members are all “outside directors” as defined under Code Section 162(m) (the “Committee”). The Committee will have the authority to, among other things: (i) select the executives who will be eligible to receive Performance Awards; (ii) set the performance goals and the performance period during which a Performance Award is measured; (iii) certify the attainment of the performance goals and other material terms; (iv) reduce amounts payable under Performance Awards; and (v) make all other determinations and take all other actions necessary or desirable for the 2009 Incentive Plan’s administration.

Eligibility.  For each period of not less than one fiscal year of the Company (as specified by the Committee) over which the attainment of the performance goals is measured (the “Performance Period”), the Committee will select the executives of the Company or its subsidiaries who will participate in the 2009 Incentive Plan. The Committee may generally add or remove designated participants at any time and from time to time, in its sole discretion. Currently, only three executives of the Company are eligible to participate in the 2009 Incentive Plan.

Maximum Performance Award.  The maximum Performance Award payable to a participant with respect to any one fiscal year of the Company in a Performance Period is $5,000,000. For any Performance Period that is more than one fiscal year of the Company, the maximum Performance Award limit will be increased on a pro rata basis.

Performance Awards.  A participant will be eligible to receive a Performance Award based on the achievement of specified performance goals established by the Committee for a Performance Period. A Performance Award may be a percentage of a participant’s Individual Target Award (as described below) for the Performance Period based on the level of attainment of performance goals established for the Performance Period. Generally, no Performance Award is payable unless the minimum performance goals for the Performance Period are attained.

A Performance Award will be paid in whole or in part in cash or shares of Common Stock (if permitted under another plan approved by stockholders), as determined by the Committee, as soon as administratively feasible in the calendar year after the calendar year in which the Performance Period with respect to which the payment relates, but only after the Committee certifies that the performance goals were, in fact, satisfied.

The Committee may provide prior to a Performance Period that payment of any Performance Award will be deferred. Any deferred Performance Award will not increase (between the date on which it is credited to any deferred compensation program and the payment date) by an amount that would result in such deferral being deemed as an “increase in the amount of compensation” under Code Section 162(m). To the extent applicable, any deferral under the 2009 Incentive Plan will be made in a manner intended to comply with the applicable requirements of Code Section 409A.

Individual Target Awards.  For any participant the Committee may specify a targeted Performance Award for a Performance Period (an “Individual Target Award”) which may be expressed as a fixed dollar amount, a percentage of a participant’s base pay, as a percentage of a bonus pool funded by a formula as determined by the Committee based on achievement of performance goals, or an amount determined pursuant to an objective formula or standard. The Committee will also prescribe a formula to determine the maximum and minimum percentages (which may be greater or less than 100%, as applicable) of an Individual Target Award that may be earned or payable based on the degree of attainment of the performance goals during the Performance Period. The Committee may elect to pay a participant an amount that is less than an Individual Target Award (or the attained percentage) regardless of the degree of attainment of the performance goals; except that, unless otherwise specified by the Committee, no discretion to reduce a Performance Award based on achievement of performance goals is permitted for any Performance Period in which a “change of control” (as defined in the 2009 Incentive Plan) occurs or during such Performance Period with regard to the prior Performance Periods if the Performance Awards for the prior Performance Periods have not been paid by the time of the change of control, with regard to individuals who were Participants at the time of the change of control.

Performance Goals.  Code Section 162(m) requires that Performance Awards be based upon objective performance measures. The performance goals (“Performance Goals”) will be based on one or more of the following criteria with regard to the Company (or any subsidiary, division, other operational unit or of the Company) as specified by the Committee:

•	enterprise value or value creation targets;

•	after-tax or pre-tax profits or operating income including, without limitation, that attributable to continuing and/or other operations of the Company;

•	cash flow(s) (including either operating or net cash flows);

•	levels of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company (which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee);

•	earnings either in aggregate or on a per share basis, or earnings per share from continuing operations;

•	net sales, revenues, net income or earnings before income tax or other exclusions;

•	return on any of the following: capital employed, invested capital, assets, or net assets;

•	after-tax or pre-tax return on stockholder equity;

•	total stockholder return, share price, or share price appreciation of the Common Stock;

•	reduction of fixed costs, losses, loss ratios, or expense ratios;

•	productivity improvements; or

•	satisfaction of business expansion goals or goals relating to a transaction that results in the sale of all or substantially all of the stock or assets of the Company.

The Performance Goals also may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Code

Section 162(m), the Committee may designate additional business criteria on which the Performance Goals may be based or adjust, modify or amend the aforementioned business criteria. In addition, Performance Goals may incorporate, if and only to the extent permitted under Code Section 162(m), provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.

Change of Control.  In the event of a “change of control” (as defined in the 2009 Incentive Plan) of the Company, any unpaid portion of any Performance Award that has been earned and certified, but is being deferred in accordance with the 2009 Incentive Plan, will immediately be vested and paid within 90 days following the consummation of the change of control.

Partial Awards.  Generally, Performance Awards will not be paid to any participant who is not actively employed on the date the Performance Award is payable. Notwithstanding the foregoing, the Committee may make a full, pro rata or other award (not to exceed the maximum achievable Performance Award for the participant for the Performance Period) to a participant for a Performance Period with or without regard to the actual achievement of the Performance Goals in the event of the participant’s termination of employment due to death or disability, or a full or pro rata Performance Award to a participant for a Performance Period based on actual achievement of the Performance Goals established for the Performance Period in the event that the participant’s employment is terminated without “cause” (as defined in the Company’s 2004 Stock Incentive Plan or any successor plan thereto approved by the Company’s stockholders) or the participant resigns for “good reason.” The term “Good Reason” will have the meaning assigned to such term in the participant’s individual employment agreement or similar agreement in effect at the time of the grant of the Performance Award. Notwithstanding the foregoing, unless otherwise determined by the Committee, if the participant does not have an individual employment agreement or similar agreement, or “Good Reason” is not defined therein, the participant will not have the right to a pro rated portion of the participant’s Performance Award for a Performance Period upon any voluntary termination by the participant during the Performance Period.

If a change of control is consummated during a Performance Period, the Committee must make, to each participant who is a participant at the time of such change of control, at least a pro rata Performance Award based on actual achievement of the Performance Goals established for the Performance Period and pro rated for the portion of the Performance Period completed through the change of control. If a change of control of the Company is consummated during a Performance Period, the Committee may, in its sole discretion, make a Performance Award to a participant who is a participant at the time of such change of control that is greater than a pro rata Performance Award but not in excess of the maximum achievable Performance Award for the participant for such Performance Period, with or without regard to actual achievement of the Performance Goals.

Partial awards not based on the actual achievement of the Performance Goals will be paid within 90 days following the event pursuant to which the award is payable. Partial awards based on the actual achievement of the Performance Goals will be paid when the Performance Award would have otherwise been paid.

Term; Amendment or Termination.  The 2009 Incentive Plan, if approved by the stockholders of the Company, will be effective for calendar years commencing on or after January 1, 2009. While the 2009 Incentive Plan has no specified term, the Board of Directors may amend, suspend or terminate the 2009 Incentive Plan or adopt a new plan in place of the 2009 Incentive Plan at any time. However, stockholder approval is required for any amendment that alters the Performance Goals, changes the class of eligible employees or otherwise requires stockholder approval under Code Section 162(m). No amendment, suspension or termination may, without a participant’s consent, alter or impair a participant’s right to receive payment of a Performance Award otherwise payable under the 2009 Incentive Plan.

The 2009 Incentive Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended, nor is it intended to be qualified under Code Section 401(a).

Description of Awards Granted For 2009 Under the 2009 Incentive Plan

Subject to approval of the 2009 Incentive Plan by the Company’s stockholders, the Committee has determined that for the fiscal year 2009 Performance Period, a bonus pool will be established pursuant to the 2009 Incentive Plan in an amount equal to 32.5% of 27% of the Company’s 2009 pre-tax operating income before cash bonus expense, if any (the “Bonus Pool”).

Except as set forth below, subject to their continued employment through the date the award is payable, the named executive officers set forth below (the “2009 Participants”) will be entitled to receive a payment from the Bonus Pool equal to the maximum percentage of the Bonus Pool set forth beside their name below:

Maximum Percentage
Name	of Bonus Pool

Richard McVey, Chief Executive Officer	35%
T. Kelley Millet, President	35%
Nicholas Themelis, Chief Information Officer	30%

Notwithstanding the foregoing, the Committee has the discretion to pay a 2009 Participant an amount from the Bonus Pool that is less than, but in no event greater than, the percentage set forth above. Any amount of the Bonus Pool not paid to a 2009 Participant will revert to the general funds of the Company.

A 2009 Participant will be entitled to a pro rata payment based on actual results for the full year if his employment is terminated during fiscal year 2009 due to (i) his death; (ii) a termination by the Company without cause; or (iii) the 2009 Participant’s resignation for good reason if the Participant has an individual employment agreement that defines “good reason.”

If the performance criteria set forth above had been in effect during 2008, the amounts that would have been payable to Messrs. McVey, Millet and Themelis, before any reduction by the Committee, would have been $658,889, $658,889 and $564,762, respectively.

Your vote

Unless proxy cards are otherwise marked, the persons named as proxies will vote FOR the approval of the adoption of the MarketAxess Holdings Inc. 2009 Code Section 162(m) Executive Performance Incentive Plan. Approval of this proposal requires the affirmative vote of a majority of the votes cast with respect to the proposal at the Annual Meeting.

Board recommendation

The Board unanimously recommends that you vote “FOR” approval of the adoption of the MarketAxess Holdings Inc. 2009 Code Section 162(m) Executive Performance Incentive Plan.

PROPOSAL 4 — RATIFICATION OF THE ADOPTION
OF THE STOCKHOLDERS RIGHTS AGREEMENT

The Company’s stockholders are being asked to ratify the stockholders rights agreement entered into between the Company and American Stock Transfer & Trust Company, LLC (the “Rights Agent”) on June 2, 2008 (the “Rights Agreement”). None of the Company’s Bylaws, other governing documents or applicable law require stockholder ratification of the adoption of the Rights Agreement. However, the Board considers a proposal for stockholders to ratify the adoption of the Rights Agreement to be an important opportunity for stockholders to provide direct feedback to the Board on an important issue of corporate governance. If the stockholders do not ratify the adoption of the Rights Agreement, the Board will consider whether or not to terminate the Rights Agreement by redeeming the Rights or otherwise. Although the Board will consider the stockholders’ vote as expressed at the Annual Meeting, because the Board owes fiduciary duties to all stockholders, it must make an independent decision in the exercise of its fiduciary duties whether it is in the best interests of the Company and all of its stockholders to terminate the Rights Agreement, and may not rely solely on the stockholder vote in making this decision. Accordingly, the Board may decide that its fiduciary duties require it to leave the Rights Agreement in place notwithstanding the failure of stockholders to ratify its adoption. Likewise, even if the adoption of the Rights Agreement is ratified by stockholders, the Board may at any time during the term of the Rights Agreement. determine, in the exercise of its fiduciary duties, that the Rights Agreement should be terminated.

On June 2, 2008, the Board of Directors declared a distribution of one right (a “Right”) for each outstanding share of Common Stock, to stockholders of record at the close of business on June 20, 2008 (the “Rights Record Date”) and for each share of Common Stock issued (including shares of Common Stock issued from the Company’s treasury) by the Company thereafter and prior to the Distribution Date (as defined below). Each Right entitles the registered holder, subject to the terms of the Rights Agreement, to purchase from the Company one one-thousandth of a share (a “Unit”) of Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), at a price of $40.00 per Unit, subject to adjustment (the “Purchase Price”).

Reasons for the Rights Agreement

The Board believes that the Rights Agreement is in the best interests of the Company’s stockholders for several reasons:

•	Better Ability to Respond to Unsolicited Proposals. The Rights Agreement enables the Board, as elected representatives of the stockholders, to better respond to an unsolicited acquisition proposal. It is also intended to ensure that all stockholders are treated fairly in an acquisition of the Company. The Rights Agreement does not prevent parties from making an unsolicited offer for, or acquisition of the Company at, a full and fair price and on fair terms. It does, however, give the Board the ability to defend stockholders against abusive or coercive tactics that could be used to gain control of the Company without paying stockholders a fair price for their shares, including a partial or two-tier tender offer that fails to treat all stockholders equally.

•	Encourages Good Faith Negotiation. The Rights Agreement induces potential acquirers to negotiate in good faith with the Board and thereby strengthens the Board’s bargaining position for the benefit of all stockholders by providing the Board with the opportunity and flexibility to (i) determine whether any proposed transaction is in the best interests of all of the Company’s stockholders; (ii) attempt to negotiate better terms for any such transaction that, if accepted, would result in a transaction that the Board determines to be in the best interests of the Company’s stockholders; (iii) achieve a fair price for the stockholders that is consistent with the intrinsic value of the Company; (iv) reject any transaction that the Board determines to be inadequate; and (v) consider alternative transactions and opportunities. The existence of the Rights Agreement does not diminish the responsibility of the Board to consider acquisition proposals in a manner consistent with the Board’s fiduciary duties to stockholders.

•	Control of a Sale Process. The Rights Agreement would also enable the Board to better manage and control a sale process to the extent the Board may decide to consider strategic alternatives or sell the Company. It enhances the Board’s ability to protect a negotiated transaction from uninvolved third parties once a process is completed.

•	Independent Board; Absence of Certain Other Anti-takeover Devices. Currently, eight of the Company’s eleven directors are independent, including Mr. Rohatyn, the Lead Independent Director. The Company does not have many of the takeover defenses frequently employed by other companies. Specifically, the Company does not have a classified board and it permits stockholder action by written consent.

•	Stockholder-Friendly Terms. The Rights Agreement has a 20% “trigger”, a term of three years, no “dead-hand,” “slow-hand,” “no-hand” or other features that limit the ability of a future board to redeem the Rights, and other stockholder-friendly terms described below, including the ability of stockholders to vote to rescind the plan if a “qualifying offer” is received.

•	Adverse Market Conditions. Securities and financial markets have continued to worsen since the adoption of our Rights Agreement, and our Common Stock has traded at a significant discount to historical levels, including trading from time to time at prices at or near book value. The Rights Agreement will help prevent an acquiror from taking advantage of adverse market conditions, short-term declines in share prices, or anticipated improvements in operating results before such improvements are fully reflected in the market price of the Common Stock, and from acquiring control of the Company at a price that does not reflect the Company’s intrinsic value or long-term prospects.

•	Prevents “Creeping Acquisitions.” Although the Company is subject to Delaware’s business combination statute (which limits the ability of stockholders who exceed 15% ownership from engaging in certain business combinations with the Company for a period of three years), this statute does not prevent the actual accumulation of shares through “creeping acquisitions” on the open market and the attendant implications of having a meaningful block of shares in the hands of an acquiror.

Description of the Rights Agreement

The following is a summary of certain material terms of the Rights Agreement. A copy of the Rights Agreement is set forth in Appendix B to this Proxy Statement, and this discussion is qualified in its entirety by reference to Appendix B. All terms not defined below have the meanings given to them in the Rights Agreement.

Initially, the Rights are attached to all certificates representing shares of Common Stock outstanding, and no separate Rights Certificates have been distributed. The Rights will separate from the shares of Common Stock and the “Distribution Date” will occur upon the earlier of (i) ten business days following a public announcement that a person or group of affiliated or associated persons has become an “Acquiring Person” or (ii) ten business days (or such later date as may be determined by the Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement of a tender or exchange offer that would result in a person or group of affiliated and associated persons beneficially owning an aggregate of 20% or more of the total voting power represented by all the then outstanding shares of Common Stock and other voting securities of the Company (the “Voting Securities”) if, upon consummation thereof, such person would be the beneficial owner of Voting Securities representing 20% or more of the total Voting Securities then outstanding. Until the Distribution Date, (i) the Rights will be evidenced by certificates for shares of Common Stock and will be transferred with and only with such share certificates, (ii) new certificates for shares of Common Stock issued after the Rights Record Date (including shares of Common Stock distributed from the Company’s Treasury) will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates representing outstanding shares of Common Stock will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificates.

An “Acquiring Person” is a person or group of affiliated or associated persons that has acquired, obtained the right to acquire, or otherwise obtained beneficial ownership of an aggregate of 20% or more of the total voting power represented by all the then outstanding shares of Voting Securities. The following, however, are not considered Acquiring Persons: (1) the Company, its subsidiaries, any employee benefit plan of the Company or any of its subsidiaries, or any entity holding shares of Voting Securities pursuant to the terms of any such plan; (2) any person or group that becomes the Beneficial Owner of 20% or more of the total voting power represented by all the then outstanding Voting Securities solely as a result of the acquisition of Voting Securities by the Company, unless such person or group thereafter acquires beneficial ownership of additional Voting Securities; (3) subject to certain conditions set forth in the Rights Agreement, a person or group that otherwise would have become an Acquiring Person as a result of an inadvertent acquisition of 20% or more of the total voting power represented by all the then outstanding Voting Securities; and (4) subject to certain conditions set forth in the Rights Agreement, any person or group that would otherwise be deemed an Acquiring Person upon adoption of the Rights Agreement (a “Grandfathered Stockholder”). Except as provided in the Rights Agreement, a person or group that is a Grandfathered Stockholder will cease to be a Grandfathered Stockholder and will become an Acquiring Person if after adoption of the Rights Agreement such Grandfathered Stockholder acquires beneficial ownership of additional Voting Securities in excess of one percent of the number of shares of Common Stock outstanding as of June 2, 2008.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on the third anniversary of the Rights Agreement unless earlier redeemed or exchanged by the Company as described below.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of shares of Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.

If a person or group of affiliated or associated persons becomes an Acquiring Person, then each holder of a Right will thereafter have the right to receive, upon exercise, shares of Common Stock (or, in certain circumstances, Units of Series A Preferred Stock, other securities, cash, property or a combination thereof) having a value equal to two times the exercise price of the Right. The exercise price is the Purchase Price multiplied by the number of Units of Series A Preferred Stock issuable upon exercise of a Right prior to the events described in this paragraph.

Notwithstanding any of the foregoing, following the time any person or group becomes an Acquiring Person, all Rights that are, or under certain circumstances specified in the Rights Agreement were, beneficially owned by any Acquiring Person or its Affiliates or Associates will be null and void.

In the event that, at any time after a person or group becomes an Acquiring Person, (i) the Company is acquired in a merger or other business combination with another company and the Company is not the surviving corporation, (ii) another company consolidates or merges with the Company and all or part of the shares of Common Stock are converted or exchanged for other securities, cash or property or (iii) 50% or more of the consolidated assets or earning power of the Company and its subsidiaries is sold or transferred to another company, then each holder of a Right (except Rights that previously have been voided as described above) shall thereafter have the right to receive, upon exercise, common stock or other equity interest of the ultimate parent of such other company having a value equal to two times the exercise price of the Right.

The Purchase Price payable, and the number of Units of Series A Preferred Stock (or other securities, as applicable) issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Stock, (ii) if holders of the Series A Preferred Stock are granted certain rights or warrants to subscribe for Series A Preferred Stock or convertible securities at less than the current market price of the Series A Preferred Stock or (iii) upon the distribution to the holders of the Series A Preferred Stock of evidences of indebtedness, cash or assets (excluding regular quarterly cash dividends or dividends payable in the Series A Preferred Stock) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least one percent of the Purchase Price. The Company is not required to issue fractional shares of Series A Preferred Stock (other than fractional shares that are integral multiples of one one-thousandth of a share). In lieu thereof, an adjustment in cash may be made based on the market price of the Series A Preferred Stock prior to the date of exercise.

At any time prior to such time as any person or group or affiliated or associated persons becomes an Acquiring Person, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $0.0001 per Right, rounded up to the nearest whole cent (subject to adjustment in certain events) (the “Redemption Price”). Immediately upon the action of the Board of Directors ordering the redemption of the Rights, the Rights will terminate and the only right of the holders of such Rights will be to receive the Redemption Price for each Right held.

Between 90 and 120 days after the commencement of a Qualified Offer (as such term is defined below), the holders of 10% or more of the Common Stock then outstanding (excluding Common Stock beneficially owned by the Person making the Qualified Offer and such Person’s Affiliates and Associates) may, by notice (a “Special Meeting Notice”), require the Company to call a special meeting of the stockholders to vote on a resolution authorizing the redemption of all, but not less than all, of the then outstanding Rights at the Redemption Price (the “Redemption Resolution”). The Board of Directors must cause the Rights to be redeemed or otherwise prevent the Rights from interfering with the consummation of the Qualified Offer if the special meeting of the stockholders is not held within 90 days of the Special Meeting Notice (which period may be extended to permit the stockholders to vote on a definitive acquisition agreement) or if such meeting is held and the holders of a majority of the outstanding Common Stock (excluding Common Stock beneficially owned by the Person making the Qualified Offer and such Person’s Affiliates and Associates) vote in favor of the Redemption Resolution, in each case as long as at such time no Person has become an Acquiring Person and as long as the Qualified Offer continues to be a Qualified Offer prior to the last day of the period in which the special meeting of the stockholders must be held.

A “Qualified Offer” is an offer determined by a majority of the independent directors of the Company to have each of the following characteristics:

(i) a fully-financed, all-cash tender offer, or an exchange offer offering shares of common stock of the offeror, or a combination thereof, in each such case for all of the outstanding shares of Common Stock at the same per-share consideration;

(ii) an offer that has commenced within the meaning of Rule 14d-2(a) under the Exchange Act;

(iii) an offer whose per-share offer price is greater than the highest reported market price for the Common Stock in the immediately preceding twenty-four months, with, in the case of an offer that includes shares of common stock of the offeror, such per-share offer price being determined using the lowest reported market price for common stock of the offeror during the five trading days immediately preceding and immediately following the commencement of such offer within the meaning of Rule 14d-2(a) under the Exchange Act;

(iv) an offer that does not result in a nationally recognized investment banking firm retained by the Board of Directors rendering an opinion to the Board of Directors that the consideration being offered to the stockholders of the Company is either unfair or inadequate;

(v) if the offer includes shares of common stock of the offeror, (A) the offeror must allow the Company’s investment bank, legal counsel and accountants to perform appropriate due diligence on the offeror and (B) such investment bank must not render an opinion to the Board of Directors that the consideration being offered to the stockholders of the Company is either unfair or inadequate and must not later render an opinion to the Board of Directors that the consideration being offered to the stockholders of the Company has become either unfair or inadequate based on a subsequent disclosure or discovery of a development or developments that have had or are reasonably likely to have a material adverse effect on the value of the common stock of the offeror;

(vi) an offer that is subject to only the minimum tender condition described in Section 1(v)(ix) of the Rights Agreement and other customary terms and conditions, which conditions shall not include any financing, funding or similar conditions or any requirements with respect to the offeror or its agents being permitted any due diligence with respect to the books, records, management, accountants or other outside advisors of the Company;

(vii) an offer pursuant to which the Company has received an irrevocable written commitment of the offeror that the offer will remain open for at least 120 Business Days and, if a Special Meeting is duly requested, for at least fifteen Business Days after the date of the Special Meeting or, if no Special Meeting is held within ninety Business Days following receipt of the Special Meeting Notice, for at least fifteen Business Days following such ninety Business Day period;

(viii) an offer pursuant to which the Company has received an irrevocable written commitment of the offeror that, in addition to the minimum time periods specified, the offer, if it would otherwise expire, will be extended for at least twenty Business Days after any increase in the consideration being offered or after any bona fide alternative offer is commenced within the meaning of Rule 14d-2(a) under the Exchange Act; provided, however, that such offer need not remain open beyond (A) the time that any other offer satisfying the criteria for a Qualified Offer is then required to be kept open, (B) the expiration date of any other tender offer for the Common Stock with respect to which the Board of Directors has agreed to redeem the Rights immediately prior to acceptance for payment of the Common Stock thereunder or (C) one Business Day after the stockholder vote with respect to approval of any definitive acquisition agreement has been officially determined and certified by the inspectors of elections;

(ix) an offer that is conditioned on a minimum of at least two-thirds of the outstanding shares of the Common Stock not held by the Person making such offer (and such Person’s Affiliates and Associates) being tendered and not withdrawn as of the offer’s expiration date, which condition shall not be waivable;

(x) an offer pursuant to which the Company has received an irrevocable written commitment of the offeror to consummate, as promptly as practicable upon successful completion of the offer, a second step transaction whereby all shares of the Common Stock not tendered into the offer will be acquired at the same consideration per share actually paid pursuant to the offer, subject to stockholders’ statutory appraisal rights;

(xi) an offer pursuant to which the Company and its stockholders have received an irrevocable written commitment of the offeror that no amendments will be made to the offer to reduce the consideration being offered or to otherwise change the terms of the offer in a way that is adverse to a tendering stockholder;

(xii) an offer (other than an offer consisting solely of cash consideration) pursuant to which the Company has received the written representation and certification of the offeror and, in their individual capacities, the written representations and certifications of the offeror’s Chief Executive Officer and Chief Financial Officer, that (A) all facts about the offeror that would be material to making an investor’s decision to accept the offer have been fully and accurately disclosed as of the date of the commencement of the offer, (B) all such new facts will be fully and accurately disclosed during the entire period which the offer remains open, and (C) all required Exchange Act reports will be filed by the offeror in a timely manner during such period; and

(xiii) if the offer includes non-cash consideration, (A) the non-cash portion of the consideration offered must consist solely of common stock of a Person that is a publicly-owned United States corporation, (B) such common stock must be freely tradable and listed or admitted to trading on either the New York Stock Exchange or NASDAQ, (C) no stockholder approval of the issuer of such common stock is required to issue such common stock, or, if required, such approval has already been obtained, (D) no Person (including such Person’s Affiliates and Associates) beneficially owns more than 15% of the voting stock of the issuer of such common stock at the time of commencement or at any time during the term of the offer, (E) no other class of voting stock of the issuer of such common stock is outstanding and (F) the issuer of such common stock meets the registrant eligibility requirements for use of Form S-3 for registering securities under the Securities Act.

For the purposes of the definition of “Qualified Offer,” “fully financed” shall mean that the offeror has sufficient funds for the offer and related expenses, which shall be evidenced by (1) firm, unqualified, written commitments from responsible financial institutions having the necessary financial capacity, accepted by the offeror, to provide funds for such offer subject only to customary terms and conditions, (2) cash or cash equivalents then available to the offeror, set apart and maintained solely for the purpose of funding the offer with an irrevocable written commitment being provided by the offeror to the Board of Directors to maintain such availability until the offer is consummated or withdrawn or (3) a combination of the foregoing; which evidence has been provided to the Company prior to, or upon, commencement of the offer. If an offer becomes a Qualified Offer in accordance with this definition, but subsequently ceases to be a Qualified Offer as a result of the failure at a later date to continue to satisfy any of the requirements of this definition, such offer shall cease to be a Qualified Offer and the applicable provisions of the Rights Agreement shall no longer be applicable to such offer, provided that the actual redemption of the Rights shall not have already occurred.

At any time after any person or group of affiliated or associated persons becomes an Acquiring Person and before any such Acquiring Person becomes the beneficial owner of 50% or more of the total voting power of the aggregate of all shares of Voting Securities then outstanding, the Board of Directors, at its option, may exchange each Right (other than Rights that previously have become void as described above) in whole or in part, at an exchange ratio of one share of Common Stock (or under certain circumstances one Unit of Series A Preferred Stock or equivalent preferred stock) per Right (subject to adjustment in certain events).

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Units of Series A Preferred Stock (or other consideration).

Any of the provisions of the Rights Agreement may be amended without the approval of the holders of Rights in order to cure any ambiguity, defect, or inconsistency or to make any other changes that the Board of Directors may deem necessary or desirable. After any person or group of affiliated or associated persons becomes an Acquiring Person, the provisions of the Rights Agreement may not be amended in any manner that would adversely affect the interests of the holders of Rights (excluding the interests of any Acquiring Person).

Description of Series A Preferred Stock

On June 2, 2008, the Company also filed a Certificate of Designation for the Series A Preferred Stock (the “Series A Certificate of Designation”) with the Secretary of State of the State of Delaware. The Series A Certificate of Designation authorizes the Company to issue 110,000 of its 5,000,000 authorized shares of preferred stock as shares of Series A Preferred Stock.

The Units of Series A Preferred Stock that may be acquired upon exercise of the Rights will not be redeemable and will rank junior to any other shares of preferred stock that may be issued by the Company with respect to the payment of dividends and as to distribution of assets in liquidation.

Each share of Series A Preferred Stock will have a minimum preferential quarterly dividend of the greater of $1.00 per share or 1,000 times the aggregate per share amount of any cash dividend declared on the shares of Common Stock, subject to certain adjustments. In the event of liquidation, the holder of Series A Preferred Stock will be entitled to receive a cash preferred liquidation payment per share equal to the greater of $1.00 (plus accrued and unpaid dividends thereon) or 1,000 times the amount paid in respect of a share of Common Stock, subject to certain adjustments.

Generally, each share of Series A Preferred Stock will vote together with the shares of Common Stock and any other class or series of capital stock entitled to vote on such matter, and will be entitled to 1,000 votes per share, subject to certain adjustments. The holders of the Series A Preferred Stock, voting as a separate class, shall be entitled to elect two directors if dividends on the Series A Preferred Stock are in arrears in an amount equal to six quarterly dividends thereon.

In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Series A Preferred Stock will be entitled to receive 1,000 times the aggregate per share amount of stock, securities, cash or other property paid in respect of each share of Common Stock, subject to certain adjustments.

The rights of holders of the Series A Preferred Stock to dividend, liquidation and voting rights are protected by customary anti-dilution provisions.

Because of the nature of the Series A Preferred Stock’s dividend, liquidation and voting rights, the economic value of one Unit of Series A Preferred Stock is expected to approximate the economic value of one share of Common Stock.

Amendment of Rights

The terms of the Rights generally may be amended by the Board of Directors without the approval of the holders of the Rights, except that from and after such time as the Rights are distributed, no such amendment may adversely affect the interests of the holders of Rights (excluding any interests of any Acquiring Person).

Your vote

Unless proxy cards are otherwise marked, the persons named as proxies will vote FOR the ratification of the Stockholders Rights Agreement. Approval of this proposal requires the affirmative vote of a majority of the votes cast with respect to the proposal at the Annual Meeting.

Board recommendation

The Board unanimously recommends that you vote “FOR” the ratification of the Stockholders Rights Agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of April 7, 2009 by (i) each person or group of affiliated persons known by us to beneficially own more than five percent of our Common Stock, (ii) each of our named executive officers, (iii) each of our directors and nominees for director and (iv) all of our directors and executive officers as a group.

The following table gives effect to the shares of Common Stock issuable within 60 days of April 7, 2009 upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under Section 13 of the Securities Exchange Act of 1934, as amended, and includes voting and investment power with respect to shares. Percentage of beneficial ownership is based on 31,709,004 shares of Common Stock outstanding at the close of business on April 7, 2009. Except as otherwise noted below, each person or entity named in the following table has sole voting and investment power with respect to all shares of our Common Stock that he, she or it beneficially owns.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o MarketAxess Holdings Inc., 140 Broadway, 42nd Floor, New York, New York 10005.

	Common Stock		Series B Preferred Stock
	Number of		Number of
	Shares	Percentage	Shares	Percentage
	Beneficially	of Stock	Beneficially	of Stock
	Owned	Owned	Owned	Owned

5% Stockholders
Entities related to Technology Crossover Ventures(1)	4,208,450	11.72%	35,000	100.00%
J.P. Morgan Partners (23A), L.P.(2)	1,171,408	3.65%	—	—
LabMorgan Corporation(3)	2,404,818	7.50%	—	—
Total for entities affiliated with J.P. Morgan Chase & Co.	3,204,818	9.99%	—	—
Burgandy Asset Management Ltd.(4)	2,761,623	8.71%	—	—
Royce & Associates, L.L.C.(5)	2,567,300	8.10%	—	—
Kornitzer Capital Management, Inc.(6)	2,297,006	7.24%	—	—
Barclays Global Investors NA(7)	1,591,977	5.02%	—	—
Keeley Asset Management Corp.(8)	1,584,000	5.00%	—	—
Named Executive Officers and Directors
Richard M. McVey(9)	2,986,494	9.03%	—	—
Roger Burkhardt(10)	13,450	*	—	—
Stephen P. Casper(11)	43,450	*	—	—
David G. Gomach(12)	43,450	*	—	—
Carlos M. Hernandez(13)	—	—	—	—
Ronald M. Hersch(11)	43,450	*	—	—
Jerome S. Markowitz(14)	61,298	*	—	—
T. Kelley Millet(15)	512,399	1.60%	—	—
Nicolas S. Rohatyn(16)	51,784	*	—	—
John Steinhardt(11)	43,450	*	—	—
Robert W. Trudeau(1)	4,208,450	11.72%	35,000	100.00%
James N.B. Rucker(17)	305,770	*	—	—
Nicholas Themelis(18)	375,518	1.17%	—	—
All Executive Officers and Directors as a Group (13 persons)(19)	8,688,963	22.80%	35,000	100.00%

*	Less than 1%.

(1)	Consists of (i) 3,472,653 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by TCV VI, L.P. (“TCV VI”), (ii) 694,530 shares of Common Stock issuable upon exercise of warrants held by TCV VI, (iii) 27,347 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by TCV Member Fund, L.P. (“TCV MF” and, together with TCV VI, the “TCV VI Funds”), (iv) 5,470 shares of Common Stock issuable upon exercise of warrants held by TCV MF, (v) 2,111 shares of Common Stock held by TCM VI, (vi) 2,114 shares of Common Stock held directly by Robert W. Trudeau and (vii) 4,225 shares of Common Stock issuable upon exercise of stock options held directly by Mr. Trudeau. The TCV VI Funds are organized as “blind pool” partnerships in which the limited partners (or equivalents) have no discretion over investment or sale decisions, are not able to withdraw from TCV VI Funds, except under exceptional circumstances, and generally participate ratably in each investment made by the TCV VI Funds. The sole General Partner of TCV VI and a General Partner of TCV MF is TCM VI. Mr. Trudeau, a director of the Company, is a member of TCM VI. Mr. Trudeau and TCM VI share voting and dispositive power with respect to the shares beneficially owned by the TCV VI Funds. Mr. Trudeau and TCM VI disclaim beneficial ownership of any shares held by the TCV VI Funds except to the extent of their respective pecuniary interests therein. Mr. Trudeau has the sole voting and dispositive power over the stock options held directly by him, any shares issuable upon the exercise of such stock options, and the shares held directly by him; however TCM VI owns 100% of the pecuniary interest in such stock options and any such shares. Mr. Trudeau disclaims beneficial ownership of such stock options, any shares to be issued upon exercise of such stock options, any shares held directly by him, and any shares held by TCM VI and the TCV VI Funds except to the extent of his pecuniary interest therein.

(2)	Information regarding J.P. Morgan Partners (23A), L.P. was obtained from a Schedule 13G filed by J.P. Morgan Partners (23A), L.P. with the SEC. Consists of 800,000 shares of Common Stock and 371,408 shares of Common Stock issuable upon conversion of shares of non-voting common stock that are presently convertible. Excludes 853,909 shares of non-voting common stock, because the terms of the non-voting common stock contain a limitation on acquiring shares of Common Stock if the conversion would result in the holder beneficially owning more than 9.99% of our outstanding Common Stock. In total, 1,225,317 shares of non-voting common stock are owned by the holder. The general partner of J.P. Morgan Partners (23A), L.P. is J.P. Morgan Partners (23A Manager), Inc., an indirect wholly-owned subsidiary of JPMorgan Chase & Co. The principal business address of J.P. Morgan Partners (23A), L.P. is 270 Park Avenue, New York, NY 10017.

(3)	Information regarding LabMorgan Corporation was obtained from a Schedule 13G filed by LabMorgan Corporation with the SEC. Consists of 2,033,410 shares of Common Stock and an aggregate of 371,408 shares of Common Stock issuable upon conversion of shares of non-voting common stock that are presently convertible. Excludes 988,929 shares of non-voting common stock because the terms of the non-voting common stock contain a limitation on acquiring shares of Common Stock if the conversion would result in the holder beneficially owning more than 9.99% of our outstanding Common Stock. In total, 1,360,337 shares of non-voting common stock are owned by the holder. LabMorgan Corporation is a direct wholly-owned subsidiary of JPMorgan Chase & Co. The principal business address of LabMorgan Corporation is 270 Park Avenue, New York, NY 10017.

(4)	Information regarding Burgandy Asset Management Ltd. was obtained from a Schedule 13G filed by Burgandy Asset Management Ltd. with the SEC. The principal business address of Burgandy Asset Management Ltd. is 181 Bay Street, Suite 4510, Toronto, Ontario M5J 2T3.

(5)	Information regarding Royce & Associates, LLC was obtained from a Schedule 13G filed by Royce & Associates, LLC with the SEC. The principal business address of Royce & Associates, LLC is 1414 Avenue of the Americas, New York, NY 10019.

(6)	Information regarding Kornitzer Capital Management, Inc. was obtained from a Schedule 13G filed by Kornitzer Capital Management, Inc. with the SEC. The principal business address of Kornitzer Capital Management, Inc. is 5420 West 61st Place, Shawnee Mission, KS 66205.

(7)	Information regarding Barclays Global Investors, NA was obtained from a Schedule 13G filed by Barclays Global Investors, NA with the SEC. Barclays Global Investors NA and Barclays Global Fund Advisors hold shares in trust accounts for the economic benefit of the beneficiaries of those accounts. The principal business address of Barclays Global Investors NA is 400 Howard Street, San Francisco, CA 94105.

(8)	Information regarding Keeley Asset Management Corp. was obtained from a Schedule 13G filed by Keeley Asset Management Corp. with the SEC. The principal business address of Keeley Asset Management Corp. is 401 South LaSalle Street, Chicago, IL 60605.

(9)	Consists of (i) 796,784 shares of Common Stock owned by Mr. McVey individually; (ii) 346,115 shares of unvested restricted stock; (iii) 1,348,441 shares of Common Stock issuable pursuant to stock options granted to Mr. McVey that are or become exercisable within 60 days; and (iv) 495,154 shares of Common Stock owned of record by a trust for the benefit of Mr. McVey and his family members. Does not include 241,333 shares of Common Stock issuable pursuant to stock options or 48,848 performance shares that are not exercisable within 60 days.

(10)	Consists of (i) 4,612 shares of Common Stock held individually; (ii) 2,113 shares of unvested restricted stock; and (iii) 6,725 shares of Common Stock issuable pursuant to stock options that are or become exercisable within 60 days.

(11)	Consists of (i) 14,612 shares of Common Stock held individually; (ii) 2,113 shares of unvested restricted stock; and (iii) 26,725 shares of Common Stock issuable pursuant to stock options that are or become exercisable within 60 days.

(12)	Consists of (i) 19,612 shares of Common Stock held individually; (ii) 2,113 shares of unvested restricted stock; and (iii) 21,725 shares of Common Stock issuable pursuant to stock options that are or become exercisable within 60 days.

(13)	Does not include shares of Common Stock and other MarketAxess securities held by J.P. Morgan Partners (23A SBIC), L.P. or LabMorgan Corporation, each of which is a direct wholly-owned subsidiary of JPMorgan Chase & Co. Mr. Hernandez disclaims beneficial ownership of such shares.

(14)	Consists of (i) 17,319 shares of Common Stock held by Mr. Markowitz individually; (ii) 2,113 shares of unvested restricted stock held by Mr. Markowitz; (iii) 35,059 shares of Common Stock issuable pursuant to stock options granted to Mr. Markowitz that are or become exercisable within 60 days; and (iv) 6,807 shares of Common Stock held by Mr. Markowitz in joint tenancy with his spouse.

(15)	Consists of (i) 97,291 shares of Common Stock held individually; (ii) 176,774 shares of unvested restricted stock; and (iii) 238,334 shares of Common Stock issuable pursuant to stock options that are or become exercisable within 60 days. Does not include 576,666 shares of Common Stock issuable pursuant to stock options or 23,798 performance shares that are not exercisable within 60 days.

(16)	Consists of (i) 14,612 shares of Common Stock held individually; (ii) 2,113 shares of unvested restricted stock; and (iii) 35,059 shares of Common Stock issuable pursuant to stock options that are or become exercisable within 60 days.

(17)	Consists of (i) 102,884 shares of Common Stock held in joint tenancy with his spouse; (ii) 32,718 shares of unvested restricted stock; and (iii) 170,168 shares of Common Stock issuable pursuant to stock options that are or become exercisable within 60 days. Does not include 18,307 shares of Common Stock issuable pursuant to stock options or 5,636 performance shares that are not exercisable within 60 days.

(18)	Consists of (i) 32,548 shares of Common Stock held in joint tenancy with his spouse; (ii) 85,705 shares of unvested restricted stock; and (iii) 257,265 shares of Common Stock issuable pursuant to stock options that are or become exercisable within 60 days. Does not include 38,585 shares of Common Stock issuable pursuant to stock options or 16,283 performance shares that are not exercisable within 60 days.

(19)	Consists of (i) 1,633,571 shares of Common Stock; (ii) 658,216 shares of unvested restricted stock; (iii) 2,197,176 shares of Common Stock issuable pursuant to stock options that are or become exercisable within 60 days, (iv) 700,000 shares of Common Stock issuable pursuant to warrants that are currently exercisable and (v) 3,500,000 shares of Common Stock issuable upon the conversion of 35,000 shares of Series B Preferred Stock. Does not include 674,891 shares of Common Stock issuable pursuant to stock options or 94,565 performance shares that are not exercisable within 60 days.

EXECUTIVE OFFICERS

Set forth below is information concerning our executive officers as of April 7, 2009.

Name	Age	Position

Richard M. McVey	49	Chief Executive Officer and Chairman of the Board of Directors
T. Kelley Millet	49	President
James N.B. Rucker	52	Chief Financial Officer
Nicholas Themelis	45	Chief Information Officer

Richard M. McVey has been Chief Executive Officer and Chairman of our Board of Directors since our inception. See Proposal 1 — Election of Directors — Director information for a discussion of Mr. McVey’s business experience.

T. Kelley Millet has been President since September 2006. See Proposal 1 — Election of Directors — Director information for a discussion of Mr. Millet’s business experience.

James N.B. Rucker has been Chief Financial Officer since June 2004. From our formation in April 2000 through June 2004, Mr. Rucker was Head of Finance and Operations, with responsibility for finance and certain client and dealer services. From January 1995 to April 2000, Mr. Rucker was Vice President and Head of International Fixed Income Operations at Chase Manhattan Bank, where he was responsible for the settlement of international securities and loan, option and structured trades. He also was a Director of the Emerging Markets Clearing Corporation from 1999 to 2000. Mr. Rucker received a B.S. in Economics and Politics from Bristol University, England.

Nicholas Themelis has been Chief Information Officer since March 2005. From June 2004 through February 2005, Mr. Themelis was Head of Technology and Product Delivery. From March 2004 to June 2004, Mr. Themelis was Head of Product Delivery. Prior to joining us, Mr. Themelis was a Principal at Promontory Group, an investment and advisory firm focused on the financial services sector, from November 2003 to March 2004. From March 2001 to August 2003, Mr. Themelis was a Managing Director, Chief Information Officer for North America and Global Head of Fixed Income Technology at Barclays Capital. From March 2000 to March 2001, Mr. Themelis was the Chief Technology Officer and a member of the board of directors of AuthentiDate Holdings Corp., a start-up focused on developing leading-edge content and encryption technology. Prior to his tenure at AuthentiDate, Mr. Themelis spent nine years with Lehman Brothers, ultimately as Senior Vice President and Global Head of the E-Commerce Technology Group.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of compensation objectives and strategy for our Named Executive Officers

The compensation program for our Chief Executive Officer (“CEO”), Mr. McVey, our Chief Financial Officer (“CFO”), Mr. Rucker, and our two other executive officers who were serving as executive officers at the end of fiscal year 2008, our President, Mr. Millet, and our Chief Information Officer (“CIO”), Mr. Themelis (the named executive officers or “NEOs”), is designed to attract and retain the caliber of executives needed to ensure our continued growth and profitability. The primary objectives of the program are to:

•	create long-term value for our stockholders;

•	align personal performance and decision-making with stockholder value creation;

•	reward our NEOs for their individual performance and their contribution to our overall financial performance;

•	support our long-term growth objectives;

•	encourage high potential individuals with significant and unique market experience to build a career at the Company;

•	provide rewards that are competitive with organizations that compete for similarly skilled executives; and

•	provide rewards that are cost-efficient and equitable to our NEOs and stockholders alike.

We are a hybrid company whose NEOs must combine an expertise of the fixed-income securities market with the knowledge and ability to create, implement and deliver technology-driven market solutions. Further, as we are a small firm with little overhead in support positions and maintain a relatively flat organization, our NEOs must have the ability and desire to manage tactical details, they are expected to effectively communicate to and lead broad teams of employees across all levels of the organization and they must be able to think strategically and broadly. We have discovered that our business is particularly demanding on senior executives and those who can flourish in this environment are not easily found due to the unique and distinct competencies that are required for success. Accordingly, because of the challenges presented by the current market conditions and the potential impact of these market conditions on our ongoing operating results, and despite what may be more limited employment opportunities due to the downturn in the financial services industry, the Compensation Committee believes that our ability to retain our current high-performing team of seasoned NEOs to manage our business is critical to the Company’s success.

The compensation programs for our NEOs are administered by the Compensation Committee of the Board of Directors. Working with management and our independent outside compensation advisors, the Compensation Committee has developed and continually reviews and revises a compensation and benefits strategy that rewards performance and behaviors to reinforce a culture that will drive our Company’s long-term success.

We have a formal semi-annual planning and goal-setting process that is fully integrated into the compensation program, creating alignment between individual efforts, our results, and the financial awards that are realized by our NEOs as well as our general employee population.

In addition, the NEOs and other senior managers meet regularly in order to update corporate goals and initiatives based on corporate performance, changes in market conditions and potential emerging market opportunities. Individual strategic goals and objectives will change as a result of new or changed corporate initiatives.

To reflect the hybrid nature of our Company, our compensation structure has traditionally fused the high leverage cash model typical of the financial services industry (where base salaries are a smaller percentage of total cash income and annual incentives may easily exceed 100% of base salary) with the high risk/high reward equity model, characteristic of the technology industry that relies heavily on the use of equity-based awards. In addition to our base pay and annual incentive opportunities, we seek to promote a long-term commitment to the Company from our NEOs, as we believe that there is great value to the Company from the continuity that results in maintaining the same team of seasoned managers. Our team-focused culture and management processes are designed to foster this commitment. To support these objectives, long-term incentives for our NEOs have traditionally been granted as equity incentives, predominantly in the form of stock options and restricted stock. In addition, fiscal year 2008 was the first year that we granted our NEOs equity incentives in the form of performance shares.

The value realized from the equity incentive awards is dependent upon our performance and growth in our stock price. The vesting schedules and performance goals attached to these equity awards reinforce this long-term, performance-based orientation.

Role of the Compensation Committee

General

The Compensation Committee establishes our compensation policies, provides guidance for the implementation of those policies and determines the amounts and elements of compensation for our NEOs. The Compensation Committee’s function is more fully described in its charter, which has been approved by our Board of Directors. The charter is available for viewing or download on our corporate website at www.marketaxess.com under the Investor Relations-Corporate Governance caption.

The Board of Directors has determined that each member of the Compensation Committee is an “independent director” in accordance with NASDAQ listing standards, a “non-employee director” under the applicable SEC rules and regulations and an “outside director” under the applicable tax rules.

The Compensation Committee consults with the compensation consultant when considering decisions concerning the compensation of the CEO. When considering decisions concerning the compensation of our NEOs other than the CEO, the Compensation Committee generally seeks the recommendations of both the CEO and the compensation consultant. All compensation decisions for our NEOs are ultimately made in the Compensation Committee’s sole discretion.

No NEO has a role in determining or recommending compensation for outside directors.

Use of Outside Advisors

In making its determinations with respect to compensation of our NEOs, the Compensation Committee retains the services of an independent outside compensation consultant. Through May 2008, the Compensation Committee had retained the services of Pearl Meyer & Partners (“PM&P”). The Compensation Committee’s primary contact at PM&P left that firm in March 2008 and shortly thereafter joined Grahall Partners, LLC (“Grahall”). Effective in June 2008, the Compensation Committee ended its retention of PM&P and retained Grahall so that it could continue to receive the guidance of its lead consultant. Both Grahall and PM&P were retained directly by, and report directly to, the Compensation Committee.

With respect to 2008 compensation for our NEOs, the Compensation Committee retained PM&P to review and benchmark competitive market pay levels. In addition, PM&P assisted in the preparation of the Compensation Discussion and Analysis included in the proxy statement for our 2008 Annual Meeting of Stockholders and at the Compensation Committee’s request commenced an analysis in relation to potential revisions to our peer group (as discussed in “Pay Levels and Benchmarking” below). In 2008, Grahall provided consulting services to the Compensation Committee with respect to compensation for, and the retention of, our NEOs and also completed the peer group review that was commenced by PM&P. In addition, Grahall provided the Board of Directors with recommendations for cash and equity compensation for our Non-Employee Directors.

The Compensation Committee annually reviews competitive compensation data, recent compensation trends, and any other relevant market data prepared by the compensation consultant.

The Compensation Committee has the authority to retain, terminate and set the terms of the relationship with any outside advisors who assist the Compensation Committee in carrying out its responsibilities.

Pay Levels and Benchmarking

We seek to provide competitive compensation that is commensurate with performance. The compensation consultant works with our CEO and other managers of the Company to gather pertinent Company information, including but not limited to employee and officer listings, corporate financial performance, and the budget for the expensing of equity grants. The compensation consultant independently researches the performance and pay philosophy of our peer group and benchmarks executive and management positions using applicable survey data. The compensation consultant presents to the Compensation Committee the recommended compensation ranges for Total Direct Compensation (“TDC”), being comprised of base salary, cash bonus and long term equity incentives, for all of our NEOs. Corporate financial performance (year-over-year growth), individual performance, completion of corporate strategic goals, and the ability to incur the suggested compensation expenses factor heavily into the Compensation Committee’s decision of where to position the executives in relation to the benchmark data and in relation to each other. Additionally, retention concerns are considered when making pay decisions.

At the end of 2007 for fiscal year 2008, we benchmarked our NEO base salaries with a peer group of financial technology companies. This was supplemented, as appropriate, with other pertinent survey data provided by several different applicable survey sources, including surveys conducted by McLagan Partners, Watson Wyatt and PM&P. As discussed below, we have not increased the base salaries of our NEOs since 2006. At the end of 2008 for fiscal year 2009, Grahall reviewed each NEO’s benchmark data for variable compensation (both cash and equity) and developed an appropriate range of TDC for each individual that was presented to the Compensation Committee. Grahall used our peer group of financial technology companies and, as applicable, survey data from McLagan Partners, Mercer and CHiPS. The TDC range for each NEO was determined based on a number of factors, including: the NEO’s role, responsibilities and expertise; the pay level for peers within the Company and in the market for similar positions; the level of competition that exists within the market for a given position; individual performance; and contribution to corporate financial performance, including the development and achievement of our long-term strategic goals and the enhancement of our franchise value. The Compensation Committee also considered the general economic climate and indications of pay levels from their colleagues in the financial services and technology industries.

After consideration of the foregoing data and the internal relationships within the group of NEOs at the Company, corporate financial performance, general individual performance of the individual’s duties and responsibilities and the need to attract, motivate and retain an experienced and effective management team, the Compensation Committee determined the TDC levels for each NEO within the appropriate range. The Compensation Committee then determined which portion of the TDC for each NEO should consist of base salary, annual cash incentives and long-term equity incentive awards.

Given the Company’s unique position in its industry, we believe the benchmark data is extremely important in guiding the Compensation Committee in determining relevant pay levels and pay mix (the allocation of total pay among the different elements). The Compensation Committee uses the competitive data to help strike a favorable balance among cost management, wealth creation opportunity and retention, without creating undesirable and unnecessary incentives for executives to take risks that might inappropriately place the stockholders’ investment at risk.

We generally target our NEOs’ individual target total compensation level to be around the median of the market data for accomplishment of target performance. However, as discussed below, the base salary for each NEO is below market median.

The Compensation Committee assesses “competitive market” compensation using a number of sources. As mentioned above, one of the data sources used in setting competitive market levels for the NEOs is the information publicly disclosed by a “peer group” of financial technology companies (listed below), the composition of which is reviewed annually with the compensation consultant. While these companies may differ from us in terms of exact size and revenues, they are the closest matches available to us in terms of a comparable business model.

In 2008, the Compensation Committee updated our peer group by making the following changes: we replaced eSpeed with BGC Partners after the merger of those two companies; we removed International Securities Exchange after its acquisition by Deutsche Boerse (as public information regarding this company’s pay levels and practices will no longer be available); and we no longer use TD Ameritrade, as that organization currently has substantially higher revenues and franchise value (as measured by market capitalization) than ours. The firms that were removed from the peer group were replaced by GFI Group Inc. and Intercontinental Exchange, Inc., as these firms’ annual revenues are more in line with ours than firms such as TD Ameritrade. However, while TD Ameritrade is no longer included as a peer for purposes of determining pay levels for our NEOs, the Compensation Committee continued to consider TD Ameritrade’s pay practices for purposes of providing reference points for how pay is delivered by competitors in our industry.

Our peer group of companies in the financial services technology marketplace currently includes:

• BGC Partners, Inc. (successor)	• Labranche & Co., Inc.
• GFI Group Inc. (new)	• Options Xpress Holdings, Inc.
• Intercontinental Exchange, Inc. (new)	• SWS Group, Inc.
• Investment Technology Group, Inc.	• Tradestation Group, Inc.
• Knight Capital Group, Inc.

As our business model is unique — we are the only publicly-traded company whose core business is providing a multi-dealer electronic trading platform for credit products for client-to-dealer trading — this peer group data is supplemented and blended with data from different compensation surveys. These surveys are selected based on their relevance to the specific position being evaluated.

In addition, the Compensation Committee also applies other factors in determining the level of incentive pay for our NEOs. For example, if the Company’s ratio of compensation expense to gross revenues is greater than that of other companies in our peer group, the Compensation Committee may choose to reduce the amount of the annual incentive opportunity for our NEOs accordingly. The Compensation Committee believes this approach is typical in the financial services industry, and this comparison provides an additional data point regarding how our ratio of aggregate compensation expense as a proportion of overall expense compares to our own internal guidelines as well as the industry in which we compete. Since the NEOs’ incentive payments are a part of the aggregate compensation expense, the Compensation Committee may reduce the NEOs’ incentives in order to reduce this ratio or to allow for additional incentive payments to the non-NEO employee population.

As noted above, notwithstanding our overall pay positioning objectives, pay opportunities for specific individuals vary based on a number of factors, such as scope of duties, tenure, institutional knowledge, individual performance, market conditions and the ability to retain the NEO, and/or the difficulty in recruiting a new executive who has the skill set required to be successful with the Company. Actual total compensation in a given year will vary above or below the target compensation levels based on the attainment of corporate strategic and operating goals, individual performance, the creation of stockholder value and competitive threats.

Details of the Company’s compensation structure for our NEOs

Pay Elements — Overview

We utilize four main components of compensation for our NEOs:

•	base salary that reflects the particular individual’s role and responsibilities, experience, expertise and individual performance;

•	annual variable cash performance awards that are designed to reward attainment of annual corporate financial goals and individual performance, and that allow cash compensation to fluctuate upwards or downwards, as appropriate, with individual and corporate performance;

•	long-term incentives, which in 2008 consisted of grants of restricted stock and performance shares; and

•	benefits and perquisites, offered to all employees, including healthcare benefits, life insurance and retirement savings plans; and disability plans in the U.S.

In addition to the foregoing elements, we have entered into employment agreements with the CEO and the President that provide for certain payments and benefits in the event of certain terminations of their employment or a change in control of the Company. See “Executive Compensation — Potential termination or change in control payments and benefits” for additional detail on potential payments under specific events of termination or upon a change of control.

Pay Elements — Details

Base Salary

The Company does not automatically increase base salary each year. Rather, the Compensation Committee reviews all components of remuneration and decides which, if any, elements of compensation should be adjusted or paid based on corporate and individual performance results and competitive benchmark data. This approach is in line with the Company’s intention of offering compensation that is highly correlated with each executive’s individual responsibilities and performance and with corporate financial performance.

The Compensation Committee performed its annual review of base salaries in 2007 and determined not to make any upwards adjustments in the base salaries for our NEOs for 2008. This reflects the Company’s recognition of the challenging operating conditions in the current credit markets and the potential impact of these market conditions on our on-going operating results. It is also consistent with our compensation policy to carefully manage fixed expense. The Compensation Committee has also determined that the base salaries of our NEOs will not be increased for 2009.

Prior to 2007, the base salary for our NEOs was historically positioned at or above the median salary of the benchmarked data. However, as we have not adjusted NEO base salary since January 2006 and as the benchmark data has increased over time, our NEOs’ base salaries are now generally lower than the applicable median base pay levels suggested by the benchmark data. We believe this offers the Company improved cost control, as lower base salaries permit us to manage fixed compensation costs, reduce benefits costs and emphasize variable pay, so that our compensation is more fully aligned with performance outcomes. Accordingly, the Compensation Committee believes that keeping base salaries constant is an effective method to reinforce our pay-for-performance philosophy.

Annual Variable Performance Awards Payable in Cash

Section 162(m) of the Code generally prohibits any publicly-held corporation from taking a Federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the CEO and any other executive officer (other than the CFO) employed on the last day of the taxable year whose compensation is required to be disclosed to stockholders under SEC rules, unless the plan and awards pursuant to which any portion of the compensation is paid meet certain requirements.

To ensure the tax deductibility of any performance-based cash compensation awarded to the NEOs (other than our CFO) in 2008, the Compensation Committee adopted the 2008 Code Section 162(m) Performance Incentive Program (the “2008 162(m) Incentive Program”) which was approved by stockholders at the 2008 Annual Meeting. The 2008 162(m) Incentive Program was structured in a manner intended to qualify any performance-based cash compensation awarded to the NEOs (other than our CFO) as “performance-based compensation” eligible for deductibility under Code Section 162(m).

In 2008, the Company’s aggregate bonus pool accrual for all employees (in which our CFO participated) (the “Employee Bonus Pool”) was equal to a minimum guaranteed accrual of $3,000,000 (the “Minimum Accrual”) plus 30% of the Company’s 2008 pre-tax operating income before cash bonus expense (the “Variable Accrual”). This accrual methodology differed from the methodology used in 2007. The 2007 minimum accrual was $5,000,000 and the 2007 variable accrual rate was 25.1%. It was determined that the Minimum Accrual, which is guaranteed and not performance-based, should be lower and the Variable Accrual should be higher so that a higher percentage of the bonus accrual would be performance-based. By having a higher Variable Accrual and a lower Minimum Accrual, the bonus accrual would be lower if the Company does not meet its target performance goals and higher if the Company exceeds those targets. The mix was determined to create a fair balance between (a) the goal of creating appropriate annual performance incentives in order to retain and reward high performers and (b) expense management where any incremental cash bonus expense is only borne by the Company if financial performance is exceeded.

The bonus pool accrual under the 2008 162(m) Incentive Program (in which our NEOs other than our CFO participated) was equal to 32.5% of the Variable Accrual (the “NEO Bonus Pool”). There was no minimum guaranteed accrual under the 2008 162(m) Incentive Program. The NEOs who participated in the 2008 162(m) Incentive Program were not eligible to receive any portion of the Minimum Accrual or any portion of the remaining 67.5% of the Variable Accrual. This formula had two objectives: to align employee bonuses with operating income, which correlates to earnings per share, and to use the operating leverage of our business to motivate employees. The percentages for the Employee Bonus Pool were determined by the Compensation Committee at the beginning of the year based on our target financial plan and the aggregate median of competitive cash bonus levels. The percentage for the NEO Bonus Pool was determined by the Compensation Committee based on the aggregate median benchmark data for the NEOs.

The maximum amount that could be earned from the NEO Bonus Pool by the NEOs who participated in the 2008 162(m) Incentive Program was established as a percentage of the NEO Bonus Pool and was determined based on the NEO’s role, responsibilities, and expertise; comparable pay levels for peers within the Company, and in other companies for similar positions; the level of competition that exists within the market for a given position; and the NEO’s ability to contribute to our financial performance and/or realization of our on-going strategic initiatives. The percentage of the NEO Bonus Pool that could be earned by Messrs. McVey and Millet was 35% each and the percentage for Mr. Themelis was 30%. Any amount of the NEO bonus not paid to the NEOs reverted to the general funds of the Company and the Employee Bonus Pool was increased by such amount.

In 2008, we did not set individual financial performance goals for the NEOs for achievement of incentive compensation, and there were no specific quantitative individual-level financial goals used to determine compensation. However, the Compensation Committee is apprised of the overall individual performance for each of the NEOs except the CEO, who reports to and is assessed by the full Board, and considers individual performance when determining where to position each NEO along the compensation data continuum that is developed for each position as part of its benchmarking exercise.

The actual level of cash bonus awards for each of the NEOs was determined in the context of our financial performance in 2008, each officer’s individual strategic and qualitative accomplishments (as discussed below), comparative market data and all other components of the NEO’s TDC. At the conclusion of the 2008 performance period, the Compensation Committee determined the actual amount to be paid to each NEO and exercised its discretion to pay each executive an amount that was lower than the maximum amount permitted. A further discussion regarding the Compensation Committee’s use of negative discretion appears below.

The CEO, President and CIO comprise the three individuals who participated in the Company’s 2008 162(m) Incentive Program, and are the participants under the MarketAxess Holdings Inc. 2009 Code Section 162(m) Executive Performance Incentive Plan (the “2009 Incentive Plan”) (as discussed below) for the 2009 performance period. To determine participants in the 2008 162(m) Incentive Program and the 2009 Incentive Plan, the Company relied on Notice 2007-49 issued by the Internal Revenue Service (“IRS”), which provides that the “covered employee” group for tax years ending on or after December 15, 2006 consists only of the principal executive officer of the Company (the “PEO”) (which, in the case of the Company, is the Company’s CEO) and the three most highly compensated officers for the tax year other than the PEO and the principal financial officer of the Company (the “PFO”) (which is our CFO). The PFO, therefore, is no longer a “covered employee” for purposes of determining compliance with Section 162(m) of the Internal Revenue Code and thus our CFO has not been included as a participant in either the 2008 162(m) Incentive Program or the 2009 Incentive Plan. Besides the CEO and CFO, the Company has only two other NEOs: Mr. Millet (our President) and Mr. Themelis (our CIO). Despite his exclusion from the 2008 162(m) Incentive Program and the 2009 Incentive Plan, our CFO’s incentive opportunities and actual bonus pay determinations remain subject to the Compensation Committee’s discretion.

The table below shows the actual payout amounts for each of the NEOs who participated in the 2008 162(m) Incentive Program in relation to the maximum they were allowed to receive from the NEO Bonus Pool. While $1.95 million was accrued under the funding formula for the NEO Bonus Pool, the Compensation Committee reduced these potential payouts to an aggregate of $1.45 million. A detailed discussion of the actual bonus payments awarded to each NEO, including the CFO, appears later in this section.

			Maximum Bonus
		% Allocated for	Pool Allocated for
	Financial Results	162(m) Purposes	162(m) Purposes
	(In thousands)		(In thousands)

Revenues	$93,085
Expenses	$80,251
Operating Income (before taxes)	$12,834
Minimum Accrual	$3,000
Variable Accrual	$6,000	32.5%	$1,950
Employee Bonus Pool	$9,000

Limitations by Officer	Maximum Percentage	Maximum Amount	Actual Bonus Paid
		(In thousands)	(In thousands)

CEO	35%	$683	$500
President	35%	$683	$450
CIO	30%	$585	$500
Total Paid			$1,450

Beginning with the 2009 performance year, the Board of Directors adopted the 2009 Incentive Plan, which remains subject to stockholder approval at the 2009 Annual Meeting. The 2009 Incentive Plan is structured in a manner that is intended to meet the requirements of Code Section 162(m) in order to preserve our ability to take compensation expense deductions for annual cash bonuses that qualify as performance-based compensation. For 2009, the Compensation Committee has adopted a program under the 2009 Incentive Plan for our NEOs (other than our CFO) that is identical to the 2008 162(m) Incentive Program, except that the 2009 NEO Bonus Pool will be funded based on 32.5% of a variable accrual of 27% of the Company’s 2008 pre-tax operating income before cash bonus expense, as opposed to a variable accrual of 30% in 2008. Please see “Proposal 3” of this Proxy Statement for more information regarding the 2009 Incentive Plan and the 2009 NEO Bonus Pool.

In addition, in 2009 the Board of Directors adopted the 2009 Employee Performance Incentive Plan (the “Employee Plan”) in which our CFO participates. The Employee Plan is not subject to stockholder approval and is substantially similar to the 2009 Incentive Plan except that awards granted under the Employee Plan are not intended to, and will not, comply with the “performance-based” compensation exception under Section 162(m) of the Code. The employee bonus pool for 2009 was implemented under the Employee Plan.

In light of the current global economic downturn and our understanding of current cash bonus trends, for 2009 the Compensation Committee decided to lower the Minimum Accrual to $2,000,000 (from $3,000,000 in 2008) and the Variable Accrual to 27% (from 30% in 2008).

We believe the decrease in the cash bonus accrual is appropriate given the market uncertainty, and we believe that NEOs will be motivated to adopt a long-term perspective that aligns with their equity holdings. A detailed discussion regarding equity holdings appears in the “Pay Mix” section below. While the portion of the Variable Accrual that is allocated to the NEOs subject to the 2009 Incentive Plan (32.5%) has not changed, the Compensation Committee intends to continue to review the NEO incentive compensation program design for future years.

The maximum percentage of the NEO Bonus Pool that may be earned by an NEO also remains subject to the discretion of the Compensation Committee to reduce the amount allocated to an individual NEO on an annual basis. The Compensation Committee believes that the allocation of bonus pools among our NEOs for

2008 was appropriate, and for 2009 is appropriate, based upon the individual and aggregate data it has reviewed.

The achievement of year-over-year pre-tax operating income growth is moderately difficult to achieve, especially in the context of the current unprecedented turmoil in the credit markets, and requires revenue growth and prudent expense management. While we managed our expenses well in 2008, we did not achieve our targeted revenue growth in our core business, and therefore we did not achieve the year-over-year growth in operating income that we believed was possible. As such, the 2008 Employee Bonus Pool, and consequently the 2008 NEO Bonus Pool, was significantly lower than 2007 accrual levels. Specifically, the Employee Bonus Pool for 2008 was $9 million as compared to $13.4 million in 2007 (a 33% decrease). The Employee Bonus Pool for 2008 did not include the bonus obligations assumed by the Company in conjunction with its acquisition of Greenline Financial Technologies, Inc. (“Greenline”) in March 2008. Prior to our acquisition, Greenline, now a wholly-owned subsidiary of our wholly-owned subsidiary MarketAxess Technologies Inc., had established its own bonus pool and accruals were continued throughout 2008 separately from the Employee Bonus Pool. In 2009, Greenline will continue to maintain a bonus pool that will accrue separately from the Company’s 2009 Employee Bonus Pool. No employees of Greenline are currently NEOs nor is it anticipated that any employee of Greenline will become an NEO.

For the 2008 fiscal year, the Compensation Committee had to balance our 2008 operating results, which were directly and negatively impacted by the unprecedented dislocation of the financial credit markets, with the accomplishment of our corporate and individual strategic goals and initiatives. In addition, the Compensation Committee focused on retention of the executive management team as continuity in leadership is critical during this difficult time and this team is well-suited to lead the Company through the financial crisis.

A summary of cash bonuses awarded to the NEOs for 2007 and 2008, and the relationship between the NEOs’ cash bonus growth and stockholder value measured as earnings per share (“EPS”), is as follows:

			Year-over-Year
Financial Results	2007 actual	2008 Actual	Percentage Change

Operating Income (in thousands)	$17,251	$12,834	−26%
EPS	$0.30	$0.22	−27%

Bonus Payments
(In thousands)

CEO	$800	$500	−38%
President	$800	$450	−44%
CFO	$275	$225	−18%
CIO	$700	$500	−29%

As the above chart illustrates, and consistent with the Compensation Committee’s intention, the decrease in the percentage change of cash bonus payments for the NEOs for 2008 was generally greater than the percentage reduction in the Company’s 2008 earnings when compared to 2007. With the exception of the CFO, our NEOs have the most influence of any of our employees over growing the revenues and profits of the Company. Revenues in our core business decreased as a result of the turbulent market conditions; however, the increased revenue from our technology services business and our acquisition of Greenline off-set this revenue decline so that year-over-year revenues were essentially flat ($93.1 million in 2008 vs. $93.6 million in 2007). Despite cutting expenses in our core business, expenses increased 5% overall, largely as a result of the Greenline acquisition. As such, without revenue growth, profits decreased, and the Compensation Committee exercised its discretion so that the cash performance bonuses of the NEOs, other than the CFO, were reduced accordingly. In the CFO’s case, while his cash bonus was reduced year-over-year, it was not reduced to the same extent as the bonuses paid to the other NEOs, as the Compensation Committee felt that the CFO’s performance is not linked to revenue generation and wanted to recognize the CFO’s role in achieving significant cost reductions in a difficult operating environment.

In determining the CEO’s cash bonus for 2008, the Compensation Committee primarily focused on corporate financial performance. While operating income, and as a result EPS, decreased from 2007, we were able to maintain revenues and strong free cash flow. In addition, the Compensation Committee factored in qualitative achievements, such as implementation of the Company’s strategic initiatives. In 2008, the CEO was credited with the following achievements:

•	Increasing our trading network by expanding the dealer market making community and maintaining a strong fixed income institutional client base;

•	Negotiating and closing a $35 million preferred share transaction with Technology Crossover Ventures and adding Robert Trudeau to the Board of Directors;

•	Adding innovative technology solutions such as Market Lists to address liquidity gaps in secondary credit markets;

•	Retention of senior management team and top performers;

•	Attracting and retaining a strong base of long-term shareholders;

•	Successfully managing through elevated business risks including dealer consolidation and failures, investment portfolio risk and declining dealer capital for market-making; and

•	Successful collaboration with the Board of Directors on the acquisition of Greenline, the preferred share transaction, adoption of a stockholder rights plan and identification and implementation of strategies for business expansion.

In determining the President’s cash bonus, the Compensation Committee and CEO focused primarily on corporate financial performance. In addition to the financial successes outlined above, the President was credited with the following accomplishments:

•	Leading a focused effort to increase institutional client inquiries on the system;

•	Improving the firm’s fee capture per million primarily through the North American regional dealer expansion and the development of execution services for institutional clients;

•	Spearheading the acquisition of Greenline and co-heading the assessment, due diligence and integration of Greenline into our existing business;

•	Successfully managing the on-boarding of 20 new dealer market-makers to the trading system;

•	Retaining a valuable base of large dealer clients and revenues during a tumultuous period in the financial community; and

•	Building momentum in additional product areas, most notably high-yield corporate bonds.

In determining the cash bonus compensation for the CFO, the Compensation Committee and CEO focused on corporate financial performance, which includes the metrics noted above as well as an increase in the free cash flow/net income multiple to 3.0 in 2008 from 2.3 in 2007. In addition, the CFO was credited with:

•	Leading the financial due diligence for the Greenline acquisition;

•	Leadership of the Company’s Risk Management and Credit Committees;

•	Addition of direct responsibility for the Company’s Investor Relations function; and

•	Managing our compliance with the requirements of the Sarbanes-Oxley Act of 2002 and all other regulatory reporting requirements.

In addition to contributing to the financial performance of the Company through the revenues attributed to our technology services business and prudent expense management, our CIO was credited with:

•	Building on our reputation of trading system stability, user-friendliness, and client responsiveness;

•	Co-heading the assessment, due diligence and assimilation of Greenline in order to expand our product and service offerings within our technology services business. Success of this business is a part our ongoing strategy of diversifying our revenue streams; and

•	Prudent expense management in the (a) ongoing consolidation of technology staff, (b) implementation of other technical efficiencies and (c) successful integration of the Greenline and Trade West Systems acquisitions into our technology framework.

The Compensation Committee also reviewed each NEO’s market benchmark data and then determined where, within the appropriate range, each NEO should be positioned. The role, responsibilities, individual contributions, and expertise of each NEO were considered in determining pay positioning relative to the benchmark data.

Finally, as stated above, retention and continuity of leadership also factored into the compensation decisions for all NEOs.

Long-term Incentives — Equity-based Awards

The Company and the Compensation Committee believe that equity-based awards are an important factor in aligning the long-term financial interest of our NEOs and our stockholders. As such, on October 24, 2007, our Board adopted stock ownership guidelines for our executive officers that currently require our NEOs to own not less than a number of shares of Common Stock equal to or greater than the value set forth beside their names below, which equates to three times the CEO’s base salary and two times the base salary of the other NEOs as calculated on the effective date of the policy:

CEO	$1,200,000
President	$600,000
CFO	$400,000
CIO	$400,000

Currently, all NEOs are in compliance with these guidelines and must remain in compliance throughout the NEO’s employment with the Company. Newly-appointed executives will be subject to the same guidelines and will be required to be in compliance within five years of commencement of service. Importantly, under our ownership guidelines, only shares of Common Stock owned outright in any form, including shares purchased and held personally and vested restricted shares, count toward the minimum ownership requirement. All stock options, irrespective of whether they are vested or in the money, are specifically excluded, as are any unvested restricted shares. Compliance with the stock ownership guidelines is reviewed by the Compensation Committee on an annual basis.

Equity awards to our NEOs are determined in the same manner as cash bonuses: the budget for equity-related expenses, corporate financial performance, group and individual performance, benchmark data and retention requirements are factors in determining the equity award. Additionally, total planned cash compensation vs. benchmark data is considered when determining the size and type of equity grant.

The Compensation Committee uses the Black-Scholes option pricing model to value stock options and option expense in determining the financial impact of equity awards on the Company.

For performance year 2008, after having reduced the cash bonus amounts for the NEOs due to corporate financial performance, the Compensation Committee used equity as a retention and long-term reward tool. By doing so, the Compensation Committee was able to balance short-term repercussions (i.e., a reduction in 2008 cash incentives due to lower 2008 corporate financial performance) with long-term motivation and incentives. Specifically, due to the vesting periods attached to the equity, retention increases because a NEO only profits if he continues his employment with the Company, and value is derived from the award only if the NEO is able to produce long-term profits for the Company. In addition, these rewards are tied to stockholder returns as the NEO only profits from the equity when stockholders profit from the Company’s financial performance.

The Compensation Committee evaluates the use of equity-based awards and intends to continue to use such awards as part of designing and administering the Company’s compensation program. Our NEOs have been granted stock options, restricted stock and performance shares (in 2008, as discussed below). Awards are generally granted to our NEOs at the time of hire and then annually at the end of each fiscal year for corporate, unit and individual performance.

Since 2006, our equity award policy has been to grant all year-end equity awards on January 15th of the following year (or the preceding business day if January 15th is not a business day). This insures that the timing of any option grants and the setting of the exercise price, which is the closing price per share of our Common Stock on the NASDAQ Stock Market on the date of grant, will not be arbitrary or subject to manipulation. However, the restricted stock awarded to the NEOs in January 2009 was actually granted on January 22, 2009, as the Compensation Committee had delayed the award so that it could evaluate certain tax issues regarding the potential issuance of the shares as restricted stock units, which could permit executives the opportunity to defer portions of their stock awards to a date later than the originally scheduled vesting date. After completing its review, the Compensation Committee determined that due to restrictions on the timing of deferral elections and certain other tax law requirements, the participants would not have sufficient flexibility in deferring income (which was the original intent) upon vesting of restricted stock units and opted to continue its practice of granting restricted stock without any deferral features. This delay in the grant date had no impact on the size of the grant or the value of the award, as the size and value were determined on January 15, 2009, consistent with our policy.

The expected value of the year-end equity award to each NEO is approved by the Compensation Committee prior to grant and is part of the process in determining TDC for each NEO. The actual grant amount (i.e., number of shares or options) is approved by the Compensation Committee on or before the grant date. Grants to new executive officers are made on the date of hire and are approved by the Compensation Committee prior to hire.

In connection with commencement of his employment in 2006, our President received an incentive stock option award and a restricted stock award. A portion of the options vest in equal annual installments over a five-year period beginning on October 1, 2007. Additional options were subject to the achievement of certain performance metrics in calendar years 2007 and 2008. The performance metrics for these options, which were considered by the Compensation Committee to be “stretch” goals, were not satisfied, and therefore all of the options subject to both 2007 and 2008 performance were forfeited. The restricted stock award vests in equal annual installments over a five-year period beginning on October 1, 2007. As discussed elsewhere in this Proxy Statement, certain portions of the stock option award and the restricted stock award may also vest upon certain terminations of the President’s employment.

Beginning in 2008, the Compensation Committee also utilized performance shares in order to tie the long-term equity component of compensation more closely to stockholder returns. Specifically, the Compensation Committee implemented the use of performance shares to:

•	replace some value of “guaranteed” restricted stock awards with a variable pay instrument that aligns with financial performance;

•	manage stockholder dilution by using less shares than similar value stock option grants; and

•	provide a balance between stock option upside and retention/downside protection of restricted stock.

The performance shares were structured in a manner intended to qualify as “performance-based compensation” eligible for deductibility under Code Section 162(m).

The Compensation Committee has approved two forms of performance share award agreements. One form is for use in connection with grants of performance share awards to the CEO and the President, and a second form is for use in connection with grants of performance share awards to all other performance award recipients, including our other NEOs. Each performance share award agreement provides for the grant of a target number of performance shares that will vest or be forfeited based on the level of our achievement, during the applicable performance period, of a level of pre-tax operating income per share of our Common Stock before payment of (a) cash bonuses for performance during the performance period and (b) expenses incurred in connection with the grant of all performance share awards for the performance period.

For each performance share earned, a participant will receive one share of restricted stock. Any restricted stock awarded to a participant will vest and become freely tradable in equal 50% installments on each of the second and third anniversaries of the grant date of the applicable performance share award. Certain portions of the performance shares or the restricted stock may also vest upon certain terminations of a participant’s employment, or after the occurrence of a qualifying change in control.

In connection with their 2007 performance, in January 2008 the Compensation Committee approved grants for an aggregate of 122,120 performance shares to our NEOs for the 2008 performance period. As the performance target for 2008 was not achieved, all such performance shares expired and were unvested at the conclusion of 2008.

In January 2009 the NEOs were granted performance shares with respect to the 2009 performance period. These grants are 20% of the aggregate equity grant value granted to each NEO in January 2009 (the remaining percentage was granted as described below). The target performance metric under these awards is the Company’s achievement during 2009 of pre-tax operating income of $0.43 per share of the Company’s Common Stock before payment of (a) cash bonuses for performance during 2009 and (b) expenses incurred in connection with the grant of all performance share awards for performance in 2009, based on the Board-approved 2009 financial plan of the Company. The actual amount that may be earned is based on the level of our achievement of the performance goal during 2009, as follows:

Achievement (percentage of target pre-tax operating income)	Less than 80%	Minimum 80%	Target 100%	Maximum 120% or more
Payout (percentage of shares)	0%	50%	100%	150%

Payout results are interpolated on a straight-line basis between 80% and 120% achievement of performance goals, and maximum payouts are capped at 150% of target. If the minimum percentage is not achieved, no portion of the performance share awards will be earned by the executives.

Set forth below is the target number of performance shares that may be awarded to our NEOs (i.e., the number of performance shares that would be earned based upon achievement of 100% of the performance goal) and their value as of the date of grant:

	Performance	Value of Performance Shares
	Shares at 100%	at 100% Achievement as of
	Achievement	Date of Grant

CEO	48,848	$387,853
President	23,798	$188,956
CFO	5,636	$44,750
CIO	16,283	$129,287

For the remaining 80% of the equity award grants made to the NEOs in January 2009, the NEOs were given the choice under the Company’s “Flex Grant” program to choose between the following two alternatives: (1) a 50%/50% split between options and restricted stock or (2) 100% in restricted stock. The trade-off of restricted stock to stock options was determined at an appropriate level at which the accounting expense charged to the Company was unaffected by the executive’s reward selection. The ratio of restricted stock to stock options granted was one to 1.6.

The “Flex Grant” program was implemented by the Compensation Committee to permit executives to have appropriate input into the composition of their reward structure, within appropriate limits designated by the Company. This equity program recognizes the unavoidable individual risk preferences that exist among executives and permits the Company to deliver more individualized awards with greater perceived value to the individual recipients without incurring additional actual expense or accounting cost to the Company.

The “Flex Grant” program gives the Compensation Committee the ability to control the alternatives made available to executives based on any criteria the Compensation Committee deems appropriate. In 2008, the Compensation Committee required that at least 50% of each NEO’s equity award (excluding performance shares) be designated in restricted stock because the Compensation Committee wanted to increase the retentive nature of the NEOs’ current equity holdings. This is in part due to the fact that a significant portion of stock option awards from previous years is currently significantly “underwater,” meaning the options have strike prices well above the Company’s current share price, and thus provide little if any real retention of our NEOs.

By requiring NEOs to receive at least 50% of their 2009 equity grant (after the 20% allocation to performance shares) in restricted stock, the Compensation Committee believes their compensation is tied closely and appropriately to stockholder returns. In addition, the Compensation Committee believes that restricted stock promotes a long-term outlook on success vs. stock options, which recent research suggests may promote excessive risk-taking in search of potential short-term results at the expense of long-term price appreciation. Accordingly, the Compensation Committee seeks to balance the equity held by our NEOs. In 2009, all of the NEOs elected 100% of their equity award in restricted stock (after the allocation of performance shares) with time-based vesting of three years.

Further details on the 2008 year-end equity grants made in January 2009 and a discussion of TDC are included in the Pay Mix section below.

The Compensation Committee will continue to evaluate the mix of performance shares, restricted stock, stock options and other stock-based awards to align rewards for personal performance with stockholder value creation.

Pay Mix

For performance year 2008, the variable compensation portion of our NEOs’ TDC was no less than 80%, except for the CFO, whose variable compensation was just below 70% of his TDC. The slightly lower percentage of variable compensation for our CFO is a function of his variable cash and incentive equity value being lower than that of the other NEOs. Therefore, on a percentage basis, his base, or fixed compensation, makes up a higher percentage of his TDC. His lower variable compensation is in line with market data for the CFO position. A summary of 2008 payments (comprised of 2008 base salary, 2008 year-end cash bonus and January 2009 equity grants for performance year 2008), with the percentages that are variable and fixed, is as follows:

	Fixed Compensation		Variable Compensation
					Equity Value		Equity
		% of		% of	Performance	Restricted	as a %
	Base	TDC	Cash Bonus	TDC	Shares(1)	Stock(1)	of TDC	TDC

CEO	$400,000	15%	$500,000	19%	$387,853	$1,414,233	67%	$2,702,086
President	$300,000	18%	$450,000	28%	$188,956	$688,986	54%	$1,627,942
CFO	$200,000	32%	$225,000	36%	$44,750	$163,183	33%	$632,933
CIO	$200,000	15%	$500,000	38%	$129,287	$471,414	46%	$1,300,701

(1)	Restricted stock vests over three years. Performance shares settle one year after grant, and vest over the following two years.

As stated in the section above titled Annual Variable Performance Awards Payable in Cash, the Compensation Committee considered the financial performance of the Company during a difficult market environment that existed during 2008, individual contributions of each NEO (listed above) and retention concerns in making a determination as to the size of the equity grant and in targeting each NEO’s TDC. The guidance for TDC was based on the benchmark data obtained from our peer group and other compensation surveys (see Pay Levels and Benchmarking above). The data selected for each NEO was individualized based on the NEO’s position, role within the organization, scope of responsibilities and relative size of the Company. After adding the annualized value of previous multi-year grants, the CEO’s and President’s TDC fell above the benchmark median, but below the 75th percentile, and their TDCs dropped 21% and 20%, respectively, from 2007 levels. The TDCs for the CFO and CIO were generally at the benchmark median, and declined 21% and 15%, respectively, from 2007 levels.

As a significant portion of each NEO’s compensation is awarded in equity and our NEOs are subject to stock ownership guidelines, we believe the NEOs are motivated to align personal performance and decision-

making with stockholder value creation, and they are motivated to improve the financial results for the Company on a long-term basis. As such, and given the current market environment, we believe that the change in the 2009 cash bonus accrual methodology (i.e., lower Minimum Accrual and lower Variable Accrual) is not a detriment to our NEOs and that it will not result in unnecessary short-term risk taking.

Other Benefits

We provide our NEOs with the same benefits offered to all other employees. The cost of these benefits constitutes a small percentage of each NEO’s total compensation. In the U.S., key benefits include paid vacation; premiums paid for life insurance and short-term and long-term disability policies; a matching contribution to the NEO’s 401(k) plan; and the payment of 80% of the NEO’s healthcare premiums. We review these other benefits and perquisites on an annual basis and make adjustments as warranted based on competitive practices and our performance.

Risk Mitigation

We do not believe that the performance-based nature of our NEO compensation encourages excessive risk-taking by our NEOs that would potentially threaten the economic viability of the Company. Each component of performance-based compensation is subject to a cap on cash or the number of shares delivered. The performance criteria are designed to focus on performance metrics that deliver value to our stockholders and that focus on the health of our business. Further, as noted above, we have instituted stock ownership guidelines that require our NEOs to maintain a substantial ownership interest in the Company, further aligning their interests with those of our other stockholders while mitigating the chance of excessive risk-taking.

Compensation Committee Discretion

The Compensation Committee retains the discretion to decrease or eliminate all forms of incentive payouts based on its performance assessment, whether individual or Company-based. Likewise, the Compensation Committee retains the discretion to provide additional payouts and/or consider special awards for significant achievements, including but not limited to achieving superior operating results, strategic accomplishments and/or consummation of partnerships, acquisitions or divestitures.

Severance and change in control arrangements

In hiring and retaining executive level talent, the Compensation Committee believes that providing the executive with a level of security in the event of an involuntary termination of employment or in the event of a change in control is an important and competitive part of the executive’s compensation package. We have entered into employment agreements with our CEO and President that provide for severance payments and benefits in the event of certain terminations of their employment. In addition, the terms of our equity grant award agreements with our CEO and President provide for accelerated vesting of their equity awards in the event of certain terminations of their employment or upon a change in control of the Company. The other NEOs are entitled to severance payments and benefits in the event of certain terminations of their employment under the MarketAxess Severance Pay Plan. Please see “Executive Compensation — Potential termination or change in control payments and benefits” below, for information regarding these payments and benefits.

Impact of Tax and Accounting

As a general matter, the Compensation Committee reviews and considers the tax and accounting implications of using the various forms of compensation employed by the Company.

When determining the size of grants to our NEOs and other employees under the Company’s stock incentive plans, the Compensation Committee examines the accounting cost associated with the grants. Under FAS 123R, grants of stock options, restricted stock, performance shares and other share-based payments result in an accounting charge for the Company. The accounting charge is equal to the fair value of the instruments being issued. For restricted stock and performance shares, the cost is equal to the fair value of the stock on the date of grant times the number of shares or units granted. For stock options, the cost is equal to the fair value determined using an option pricing model. This expense is amortized over the requisite service or performance period.

Code Section 162(m) generally prohibits any publicly-held corporation from taking a Federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the chief executive officer and any other executive officer (other than the chief financial officer) employed on the last day of the taxable year whose compensation is required to be disclosed to stockholders under SEC rules. Exceptions include qualified performance-based compensation, among other things. It is the Compensation Committee’s policy to maximize the effectiveness of our executive compensation plans in this regard. Nonetheless, the Compensation Committee retains the discretion to grant awards (such as restricted stock with time-based vesting) that will not comply with the performance-based exception of 162(m) if it is deemed in the best interest of the Company to do so.

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis to be included in this Proxy Statement. Based on the reviews and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of
the Board of Directors:

John Steinhardt — Chair
Roger Burkhardt
Robert W. Trudeau

EXECUTIVE COMPENSATION

Summary compensation table

The following table sets forth all compensation received during the last fiscal year by (i) our Chief Executive Officer, (ii) our Chief Financial Officer and (iii) our two other executive officers who were serving as executive officers at the end of the last fiscal year. These executives are referred to as our “named executive officers” elsewhere in this Proxy Statement.

							Non-
							Equity
							Incentive	All Other
					Stock	Option	Plan	Compen-
		Salary		Bonus	Awards	Awards	Compensation	sation	Total
Name and Principal Position	Year	($)		($)	($)(1)	($)(1)	($)	($)(2)	($)

Richard M. McVey	2008	400,000		—	1,140,393	755,098	500,000	2,500	2,797,991
Chief Executive Officer	2007	400,000		800,000	1,140,120	313,049	—	4,000	2,657,169
	2006	400,000		500,000	1,139,859	83,709	—	1,500	2,125,068
T. Kelley Millet	2008	300,000		—	307,709	668,076	450,000	2,500	1,728,286
President	2007	300,000		800,000	307,291	388,190	—	4,000	1,799,481
	2006	90,961	(3)	200,000	102,470	340,838	—	7,500	741,766
James N.B. Rucker	2008	200,000		225,000	81,419	115,866	—	2,500	624,785
Chief Financial Officer	2007	200,000		275,000	56,766	113,254	—	4,000	649,020
	2006	200,000		200,000	56,927	83,945	—	1,500	542,372
Nicholas Themelis	2008	200,000		—	188,672	262,770	500,000	2,500	1,153,942
Chief Information Officer	2007	200,000		700,000	141,367	266,730	—	4,000	1,312,097
	2006	200,000		475,000	98,256	223,303	—	1,500	998,059

(1)	The amounts reported reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2008, 2007 and 2006, in accordance with FAS 123R, of awards of restricted stock or stock options and thus include amounts from awards granted in and prior to 2008, without regard to the estimated forfeiture related to service-based vesting conditions. Assumptions used in the calculation of this amount are included in footnote 12 to the Company’s audited financial statements for the fiscal year ended December 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 3, 2009. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual amounts, if any, that will be recognized by the named executive officers.

(2)	These benefits represent employer matching contributions to the Company’s defined contribution plan and, in the case of Mr. Millet, reimbursement for legal fees in 2006.

(3)	Mr. Millet’s employment commenced in September 2006. His annualized base salary for 2006 was $300,000.

Grants of plan-based awards

The following table summarizes the grants of restricted stock and option awards we made to the named executive officers in 2008 as well as future payouts pursuant to certain performance-based equity compensation arrangements. There can be no assurance that the Grant Date Fair Value of Stock and Option Awards will ever be realized.

							All Other	All Other
			Estimated Future				Stock	Option
			Payouts				Awards:	Awards:		Grant Date
			Under Non-				Number of	Number of	Exercise or	Fair Value
			Equity Incentive	Estimated Future Payouts Under			Shares of	Securities	Base Price	of Stock
			Plan Awards(1)	Equity Incentive Plan Awards(2)			Stock or	Underlying	of Option	and Option
	Grant	Approval	Target	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	Date	($)	(#)	(#)	(#)	(#)(3)	(#)(4)	($/Sh)(5)	($)(6)

Richard M. McVey	6/05/2008	6/05/2008	950,000	—	—	—	—	—	—	—
	1/15/2008	1/15/2008	—	34,300	68,600	102,900	—	—	—	749,798
	1/15/2008	1/15/2008	—	—	—	—	—	287,000	10.93	1,433,651
T. Kelley Millet	6/05/2008	6/05/2008	950,000	—	—	—	—	—	—	—
	1/15/2008	1/15/2008	—	13,700	27,400	41,100	—	—	—	299,482
	1/15/2008	1/15/2008	—	—	—	—	—	115,000	10.93	574,460
James N.B. Rucker	1/15/2008	1/15/2008	—	4,460	8,920	13,380	—	—	—	97,496
	1/15/2008	1/15/2008	—	—	—	—	7,000	—	—	76,510
	1/15/2008	1/15/2008	—	—	—	—	—	18,650	10.93	93,162
Nicholas Themelis	6/05/2008	6/05/2008	831,000	—	—	—	—	—	—	—
	1/15/2008	1/15/2008	—	8,600	17,200	25,800	—	—	—	187,996
	1/15/2008	1/15/2008	—	—	—	—	13,500	—	—	147,555
	1/15/2008	1/15/2008	—	—	—	—	—	35,850	10.93	179,082

(1)	Represents the grant of an award pursuant to the MarketAxess Holdings Inc. 2008 Code Section 162(m) Performance Incentive Program (the “2008 Incentive Program”), which was adopted by the Compensation Committee on March 28, 2008 and approved by the stockholders of the Company at the 2008 annual meeting of stockholders on June 5, 2008. As such awards do not have a threshold or maximum payout, the amounts disclosed in the table reflect the amounts that would have been payable to Messrs. McVey, Millet and Themelis if the 2008 Incentive Program had been in effect during 2007.

(2)	Reflects the number of performance shares that would vest based on the level of achievement by the Company of pre-tax operating income for the 2008 calendar year performance period. For each performance share earned, a participant would be awarded an equal number of shares of restricted stock that would vest and cease to be restricted stock in equal 50% installments on each of the second and third anniversaries of the date of grant of the applicable performance share award. The Company failed to meet the pre-tax operating income per share target for 2008 and, accordingly, all of the performance share awards were forfeited.

(3)	Restricted stock awards vest in three equal annual installments beginning on the first anniversary date of the grant.

(4)	Stock option awards vest in three equal annual installments beginning on the first anniversary of the grant.

(5)	The exercise price for stock options granted was equal to the closing price of the Company’s Common Stock on the date of grant.

(6)	The value of a restricted stock or stock option award is based on the fair value as of the grant date of such award determined pursuant to FAS 123R, and disregards estimates of forfeitures related to service-based vesting conditions. The proceeds to be paid to the individual following an exercise do not include the option exercise price, and the exercise price of option awards has not been deducted from the amounts indicated above. Regardless of the value placed on a stock option award on the grant date, the actual value of the stock option will depend on the market value of Common Stock at such date in the future when the stock option is exercised.

Outstanding equity awards at fiscal year end

The following table summarizes unexercised stock options, performance-based stock options with performance conditions that have not yet been satisfied and shares of restricted stock that have not vested and related information for each of our named executive officers as of December 31, 2008. The market value of restricted stock awards is based on the closing price of the Company’s Common Stock on December 31, 2008 of $8.16.

	Option Awards				Stock Awards
						Market
	Number of	Number of			Number of	Value of
	Securities	Securities			Shares or	Shares or
	Underlying	Underlying			Units of	Units of
	Unexercised	Unexercised	Option		Stock That	Stock That
	Options	Options	Exercise	Option	Have Not	Have Not
	(#)	(#)	Price	Expiration	Vested	Vested
Name	Exercisable(1)	Unexercisable(1)	($)	Date	(#)(2)	($)

Richard M. McVey	127,774	—	2.70	4/15/2012	255,000	2,080,800
	1,000,000	—	2.70	2/7/2013
	25,000	—	15.60	1/6/2015
	50,000	100,000	12.96	1/12/2017
	—	287,000	10.93	1/15/2018
T. Kelley Millet	200,000	300,000	10.25	9/13/2016	90,000	734,400
	—	115,000	10.93	1/15/2018
James N.B. Rucker	61,117	—	3.60	6/15/2011	19,000	155,040
	374	—	2.70	3/31/2012
	8,334	—	2.70	12/30/2012
	25,000	—	13.95	1/2/2014
	25,000	—	15.60	1/6/2015
	19,456	544	11.18	1/9/2016
	19,140	10,860	12.96	1/12/2017
	—	18,650	10.93	1/15/2018
Nicholas Themelis	100,000	—	13.95	2/25/2014	42,166	344,075
	40,000	—	15.60	1/6/2015
	43,776	1,224	11.18	1/9/2016
	47,850	27,150	12.96	1/12/2017
	—	35,850	10.93	1/15/2018

(1)	For options granted prior to 2008, one-third of the options vest on the first anniversary of the grant date and the balance vests in 24 equal monthly installments thereafter. Options granted in 2008 vest in three equal annual installments. The options granted to Mr. Millet in 2006 vest in five equal annual installments. Stock options will vest and become exercisable in the event of certain terminations of employment or upon a change in control of the Company. See “Executive Compensation — Potential termination or change in control payments and benefits” for additional information.

(2)	Each share of restricted stock represents one share of the Company’s Common Stock that is subject to forfeiture if the applicable vesting requirements are not met. Shares of restricted stock granted prior to 2007 vest in five equal annual installments commencing on the first anniversary of the date of grant. Shares of restricted stock granted in 2007 and 2008 vest in three equal annual installments commencing on the first anniversary of the date of grant. Shares of restricted stock will vest in the event of certain terminations of employment or upon a change in control of the Company. See “Executive Compensation — Potential termination or change in control payments and benefits” for additional information.

Option exercises and stock vested

The following table summarizes each exercise of stock options, each vesting of restricted stock and related information for each of our named executive officers on an aggregated basis during 2008.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)(1)	(#)	($)(2)

Richard M. McVey	—	—	87,000	828,849
T. Kelley Millet	—	—	30,000	216,510
James N.B. Rucker	35,176	69,763	4,500	42,871
Nicholas Themelis	—	—	11,334	118,981

(1)	Value realized represents the market value on the date of exercise in excess of the exercise price.

(2)	Value realized represents the market value on the date of vesting.

Employment agreements and severance arrangements with our named executive officers

Richard M. McVey Employment Agreement

In May 2004, we entered into an employment agreement with Richard M. McVey. The employment agreement provides that Mr. McVey will be employed by us as President, Chief Executive Officer and Chairman of the Board of Directors, and his employment may be terminated by him or by us at any time. Mr. McVey’s annual base salary under the agreement is $300,000 per year, which amount was increased in 2006 to $400,000. Mr. McVey is also eligible to receive an annual bonus in accordance with the Company’s annual performance incentive plan as in effect from time to time and is entitled to participate in all benefit plans and programs available to our other senior executives, at a level commensurate with his position. In connection with the hiring of Mr. Millet, Mr. McVey agreed to waive his right to serve as President of the Company.

Mr. McVey’s employment agreement provides for severance payments and benefits if his employment is terminated under various conditions. See “Executive Compensation — potential termination or change in control payments and benefits” below for a description of such payments and benefits.

For the purposes of Mr. McVey’s agreements, “Cause” generally means his:

•	willful misconduct or gross negligence in the performance of his duties;

•	conviction of, or plea of guilty or nolo contendere to, a crime relating to us or any of our affiliates or any felony; or

•	material breach of his employment agreement or any other material written agreement with us.

For purposes of Mr. McVey’s employment agreement, “Good Reason” generally means:

•	his no longer holding the title of President and Chief Executive Officer, or the failure of the Board to nominate him as a director or, once elected to the Board, the failure of the Board to elect him as Chairman;

•	a material diminution in his duties, authorities or responsibilities (other than as a result of his ceasing to be a director) or the assignment of duties or responsibilities materially adversely inconsistent with his then position;

•	our material breach of his employment agreement;

•	a relocation of his principal place of business of more than 50 miles; or

•	our failure to obtain a reasonably satisfactory written agreement from any successor to all or substantially all of our assets to assume and agree to perform our obligations under his employment agreement.

Mr. McVey elected not to exercise his right to resign for Good Reason for no longer holding the title of President in connection with Mr. Millet’s appointment as President.

For the purposes of Mr. McVey’s agreements, “Change in Control” generally means:

•	an acquisition representing 50% or more of the combined voting power of our then outstanding securities;

•	a change in the majority of the members of our Board during any two-year period, unless such members are approved by two-thirds of the Board members who were members at the beginning of such period or members whose nominations were so approved;

•	our merger or consolidation, other than (a) a transaction resulting in our voting securities outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of our voting securities or such surviving entity immediately after such transaction or (b) a transaction effected to implement a recapitalization (or similar transaction) in which no person acquires more than 50% of the combined voting power of our then outstanding securities; or

•	our stockholders’ approval of a plan of complete liquidation or the consummation of the sale or disposition of all or substantially all of our assets other than (a) the sale or disposition of all or substantially all of our assets to a beneficial owner of 50% or more of the combined voting power of our outstanding voting securities at the time of the sale or (b) pursuant to a spinoff type transaction of such assets to our stockholders.

T. Kelley Millet Employment Agreement

In September 2006, T. Kelley Millet commenced employment with us pursuant to an employment agreement entered into in August 2006. The agreement provides that Mr. Millet will be employed by us as President, and his employment may be terminated by him or by us at any time. Mr. Millet’s base salary under the agreement is $300,000 per year. Mr. Millet is also eligible to receive an annual bonus in accordance with the 2004 Annual Performance Plan. He is also entitled to participate in all benefit plans and programs available to our other senior executives, at a level commensurate with his position.

Mr. Millet’s employment agreement provides for severance payments and benefits if his employment is terminated under various conditions. See “Executive Compensation — potential termination or change in control payments and benefits” below for a description of such payments and benefits.

For the purposes of Mr. Millet’s agreement, “Cause” and “Change in Control” have the same meaning as provided above for Mr. McVey.

For purposes of Mr. Millet’s agreement, “Good Reason” generally means:

•	any reduction in his title;

•	a material diminution in his duties, authorities or responsibilities or the assignment of duties or responsibilities materially adversely inconsistent with his then position;

•	our material breach of his employment agreement;

•	a relocation of his principal place of business of more than 50 miles; or

•	our failure to obtain a reasonably satisfactory written agreement from any successor to all or substantially all of our assets to assume and agree to perform our obligations under his employment agreement.

Severance Pay Plan

Messrs. Rucker and Themelis do not have employment agreements with us but are entitled to severance payments and benefits under the Company’s Severance Pay Plan (the “Severance Plan”) in the event their employment is terminated by us for any reason other than a termination for Cause. The Severance Plan provides for up to 24 weeks of continued base salary and continued healthcare coverage based on the number of years of an employee’s consecutive service with us prior to termination. On September 22, 2008, the Severance Plan was amended to include an additional bonus payments for any employee whose employment terminates between September 22, 2008 and January 15, 2009, equal to 50% of the employee’s 2007 year-end bonus, prorated for the number of full calendar months (rounded up for service of at least one-half month) worked in calendar year 2008.

“Cause” is generally defined in the Severance Plan as (i) an employee’s act or omission resulting or intended to result in personal gain at our expense; (ii) an employee’s misconduct; (iii) performance of duties by an employee in a manner we deem to be materially unsatisfactory; (iv) “cause” (or words of like import) as defined in an agreement between us and the employee; or (v) an employee’s improper disclosure of proprietary or confidential information or trade secrets, or intellectual property that we are under a duty to protect.

As of December 31, 2008, Mr. Rucker had completed eight years of consecutive service with us and Mr. Themelis had completed four years of consecutive service with us. Had we terminated them without Cause on December 31, 2008, they would have been entitled to 24 and 16 weeks of continued base salary and continued healthcare coverage, respectively.

Proprietary Information and Non-Competition Agreements

Each of the named executive officers has entered into, and is subject to the terms of, a Proprietary Information and Non-Competition Agreement with us that contains, among other things, (i) certain provisions prohibiting disclosure of our confidential information without our prior written consent, (ii) certain non-competition provisions that restrict their engaging in certain activities that are competitive with us during their employment and for one year thereafter, and (iii) certain non-solicitation provisions that restrict their recruiting, soliciting or hiring our nonclerical employees or consultants, or soliciting any person or entity to terminate, cease, reduce or diminish their relationship with us, during their employment and for two years thereafter.

Loans to executive officers of the Company

Prior to enactment of the Sarbanes-Oxley Act in July 2002, we made two loans to Richard M. McVey, our Chief Executive Officer and Chairman of our Board of Directors. We entered into restricted stock purchase agreements with Mr. McVey on June 11, 2001 and July 1, 2001, respectively, in connection with his compensation package. Pursuant to these agreements, we sold an aggregate of 289,581 shares of our Common Stock to Mr. McVey at a purchase price of $3.60 per share. We loaned an aggregate of approximately $1,042,488 to Mr. McVey to finance his purchase of these shares. Mr. McVey executed secured promissory notes with us to document these loans. These promissory notes bear interest at an average rate of 5.69% per annum. The principal and accrued interest on each of these promissory notes is due and payable as follows: (1) 20% of the principal and accrued interest is due on the sixth anniversary of the issuance date; (2) an equal amount is due on each of the seventh, eighth, ninth and tenth anniversaries of the issuance date; and (3) the balance is due on the eleventh anniversary of the issuance date. Mr. McVey may prepay all or any part of any note at any time without paying a premium or penalty. A portion of the promissory notes, representing 80% of the aggregate purchase price, is non-recourse and the remaining portion of the promissory notes, representing 20% of the aggregate purchase price, is full-recourse. As security for his obligations under the promissory notes, Mr. McVey has pledged the 289,581 shares of our Common Stock acquired by him under the restricted stock purchase agreements described above. During 2008, Mr. McVey made principal and interest payments aggregating $293,400.

The loans described in the preceding paragraph were entered into prior to the passage of the Sarbanes-Oxley Act. Because of the prohibitions against certain loans under Section 402 of the Sarbanes-Oxley Act, we will not modify any of these outstanding loans, nor will we enter into new loans with any of our directors or executive officers, other than as permitted by applicable law at the time of the transaction.

Potential termination or change in control payments and benefits

Messrs. McVey and Millet are entitled to certain payments and benefits pursuant to their employment agreements and other agreements entered into between us and them upon a termination of their employment in certain circumstances or in the event of a Change in Control of the Company. Messrs. Rucker and Themelis do not have employment agreements with us but are entitled to severance payments and benefits under the Severance Plan and pursuant to certain equity grants.

The following tables estimate the payments we would be obligated to make to each of our named executive officers as a result of his termination or resignation under the circumstances shown or, in the case of Mr. McVey and Mr. Millet, because of a Change in Control, in each case assuming such event had occurred on December 31, 2008. We have calculated these estimated payments to meet SEC disclosure requirements. The estimated payments are not necessarily indicative of the actual amounts any of our named executive officers would receive in such circumstances. The table excludes (i) compensation amounts accrued through December 31, 2008 that would be paid in the normal course of continued employment, such as accrued but unpaid salary, and (ii) vested account balances under our 401(k) Plan that are generally available to all of our salaried employees. Where applicable, the information in the table uses a price per share for our Common Stock of $8.16, the closing price on December 31, 2008. In addition, where applicable, the amounts reflected for bonuses reflect the actual amounts paid to the named executive officers for 2008, since the hypothetical termination or Change in Control date is the last day of the fiscal year for which the bonus is to be determined.

Certain of the stock options granted to our named executive officers would have become vested under certain circumstances; however, the tables below do not reflect any value for such vesting, as the exercise prices of the stock options held by our named executive officers are greater than the market value of the Common Stock on December 31, 2008 and therefore would not have had any value on December 31, 2008. The performance share award agreements entered into between us and each of our named executive officers in January 2008 provided for vesting of the performance shares under certain circumstances; however, the tables below do not reflect any value for such vesting as the performance metrics for the 2008 performance share grants were not achieved and therefore such shares were forfeited.

Payments and Benefits for Mr. McVey

				Restricted
	Base		Health	Stock	Payment
	Salary(1)	Bonus(2)	Benefits(3)	Acceleration(4)	Reduction(5)	Total
	($)	($)	($)	($)	($)	($)

Termination Without Cause Outside a Change in Control Protection Period (“CCPP”) and prior to a Non-Cash Transaction	400,000	600,000	11,983	550,800	—	1,562,783
Termination Without Cause Outside a CCPP and upon or following a Non-Cash Transaction	400,000	600,000	11,983	1,982,880	—	2,994,863
Termination Without Cause During a CCPP, but prior to a Change in Control	800,000	1,200,000	17,974	550,800	—	2,568,774
Termination Without Cause During a CCPP and upon or following a Change in Control	800,000	1,200,000	17,974	1,982,880		4,000,854
Termination for Good Reason Outside a CCPP	400,000	600,000	11,983	—	—	1,011,983
Termination for Good Reason During a CCPP in connection with a Cash Transaction	800,000	1,200,000	17,974	1,982,880		4,000,854
Termination for Good Reason During a CCPP in connection with a Non-Cash Transaction	800,000	1,200,000	17,974	—	—	2,017,974
Cash Transaction — No Termination	—	—	—	1,982,880	—	1,982,880
Death or disability	400,000	600,000	11,983	1,982,880	—	2,994,863

(1)	Mr. McVey’s employment agreement provides that (i) if his employment is terminated outside of a Change in Control Protection Period (as defined below) for any reason other than his voluntary resignation without Good Reason or by us for Cause (a “Non-Change in Control Termination”), he will receive continued payment of his base salary for 12 months following termination, or (ii) if he resigns for Good Reason or his employment is terminated for any reason other than his resignation without Good Reason, his death or by us for Cause, in any case, within three months prior to, or, within 18 months after, a Change in Control (such period a “Change in Control Protection Period” or “CCPP” and any such termination a “Change in Control Termination”), then he will receive continued payment of his base salary for 24 months following termination.

(2)	Mr. McVey’s employment agreement provides that in the event of a Non-Change in Control Termination, he will receive an amount equal to his average annual cash bonus for the three years prior to termination (payable in 12 equal monthly installments), or two times such amount in the event of a Change in Control Termination (payable in 24 equal monthly installments).

(3)	Mr. McVey’s employment agreement provides that we will pay the cost of continuation health coverage for up to 12 months following a Non-Change in Control Termination or for up to 18 months following a Change in Control Termination.

(4)	Pursuant to the Restricted Stock Agreement between us and Mr. McVey made as of January 31, 2006:

• all unvested restricted shares will fully vest upon his death or disability;

• subject to the last bullet below, 67,500 shares of restricted stock (or, if less, the entire unvested amount) will fully vest if we terminate his employment without Cause;

• in the event of a Change in Control in which the holders of our Common Stock receive cash (a “Cash Transaction”), the portion of the restricted stock that is exchanged for cash will immediately vest prior to the Change in Control; and

• in the event of a Change in Control in which any other consideration is paid (a “Non-Cash Transaction”), the portion of the restricted stock that is exchanged for such consideration will immediately vest upon a termination of his employment by us (or any successor) without Cause following such Change in Control.

(5)	Mr. McVey’s employment agreement provides that if any payments or benefits paid or provided to him would be subject to, or result in, the imposition of the excise tax imposed by Section 4999 of the Internal Revenue Code, then the amount of such payments will be automatically reduced to one dollar less than the amount that subjects such payment to the excise tax, unless he would, on a net after-tax basis, receive less compensation than if the payment were not so reduced.

Payments and Benefits for Mr. Millet

				Restricted
	Base		Health	Stock	Payment
	Salary(1)	Bonus(2)	Benefits(3)	Acceleration(4)	Reduction(5)	Total
	($)	($)	($)	($)	($)	($)

Termination Without Cause or for Good Reason Outside a CCPP	150,000	625,000	5,991	244,800	—	1,025,791
Termination Without Cause or for Good Reason During a CCPP	150,000	625,000	11,983	734,400	—	1,521,383
Cash or Privatization Transaction — No Termination	—	—	—	734,400	—	734,400
Death/ Disability	150,000	625,000	5,991	734,400	—	1,515,391

(1)	Mr. Millet’s employment agreement provides that if his employment is terminated for any reason other than his voluntary resignation without Good Reason or by us for Cause, he will receive continued payment of his base salary for six months following termination.

(2)	Mr. Millet’s employment agreement provides that if his employment is terminated for any reason other than his voluntary resignation without Good Reason or by us for Cause, he will receive an amount equal to his average annual cash bonus for up to three years prior to termination (in either case, payable in 12 equal semi-monthly installments).

(3)	Mr. Millet’s employment agreement provides that we will pay the cost of continuation health coverage for up to six months following a Non-Change in Control Termination or for up to 12 months following a Change in Control Termination.

(4)	Pursuant to the Restricted Stock Agreement between us and Mr. Millet made as of September 13, 2006:

• all unvested restricted shares will fully vest upon his death or disability;

• subject to the last bullet below, 30,000 shares of restricted stock (or, if less, the entire unvested amount) will fully vest if we terminate his employment without Cause or he resigns for Good Reason;

• in the event of a Cash Transaction or a Change in Control following which our Common Stock is no longer publicly traded (a “Cash or Privatization Transaction”), then all unvested restricted shares will fully vest immediately prior to the Change in Control; and

• in the event of any other Change in Control, then all unvested shares of restricted stock will vest upon such Change in Control if it occurs during a Change in Control Protection Period

(5)	Mr. Millet’s employment agreement provides that if any payments or benefits paid or provided to him would be subject to, or result in, the imposition of the excise tax imposed by Section 4999 of the Internal Revenue Code, then the amount of such payments will be automatically reduced to one dollar less than the amount that subjects such payment to the excise tax, unless he would, on a net after-tax basis, receive less compensation than if the payment were not so reduced.

Payments and Benefits for Mr. Rucker

				Restricted
	Base		Health	Stock
	Salary(1)		Benefits(3)	Acceleration		Total
	($)	Bonus(2)	($)	($)		($)

Termination Without Cause	92,308	137,500	5,991	—		235,779
Termination Without Cause within 24 months following a Change in Control	92,308	137,500	5,991	57,120	(4)	292,919
Death/Disability	—	—	—	28,560	(5)	28,560

(1)	In accordance with the Severance Plan, Mr. Rucker is entitled to 24 weeks of continued base salary upon a termination of his employment without Cause.

(2)	In accordance with the Severance Plan, Mr. Rucker is entitled to an amount equal to 50% of his 2007 bonus upon a termination of his employment without Cause prior to January 15, 2009.

(3)	In accordance with the Severance Plan, Mr. Rucker is entitled to 24 weeks of continued healthcare coverage upon a termination of his employment without Cause.

(4)	Pursuant to the Restricted Stock Agreement between us and Mr. Rucker made as of January 15, 2008, all unvested shares of restricted stock will fully vest upon a termination of his employment without Cause that occurs within 24 months following a Change in Control (as such terms are defined in the Company’s 2004 Stock Incentive Plan).

(5)	Pursuant to the Restricted Stock Agreement between us and Mr. Rucker made as of January 15, 2008, 50% of the unvested shares of restricted stock will vest upon his death or disability.

Payments and Benefits for Mr. Themelis

				Restricted
	Base		Health	Stock
	Salary(1)		Benefits(3)	Acceleration		Total
	($)	Bonus(2)	($)	($)		($)

Termination Without Cause	61,538	350,000	3,994	—		415,532
Termination Without Cause within 24 months following a Change in Control	61,538	350,000	3,994	110,160	(4)	525,692
Death/Disability	—	—	—	55,080	(5)	55,080

(1)	In accordance with the Severance Plan, Mr. Themelis is entitled to 16 weeks of continued base salary upon a termination of his employment without Cause.

(2)	In accordance with the Severance Plan, Mr. Themelis is entitled to an amount equal to 50% of his 2007 bonus upon a termination of his employment without Cause prior to January 15, 2009.

(3)	In accordance with the Severance Plan, Mr. Themelis is entitled to 16 weeks of continued healthcare coverage upon a termination of his employment without Cause.

(4)	Pursuant to the Restricted Stock Agreement between us and Mr. Themelis made as of January 15, 2008, all unvested shares of restricted stock will fully vest upon a termination of his employment without Cause that occurs within 24 months following a Change in Control (as such terms are defined in the Company’s 2004 Stock Incentive Plan).

(5)	Pursuant to the Restricted Stock Agreement between us and Mr. Themelis made as of January 15, 2008, 50% of the unvested shares of restricted stock will vest upon his death or disability.

Compensation plans

For information with respect to the securities authorized for issuance under equity compensation plans, please see the section captioned “Equity Compensation Plan Information” in Item 12 of our Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated herein by reference and has been delivered to you with this Proxy Statement.

Compensation Committee interlocks and insider participation

No member of our Board’s Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our related parties include our directors, director nominees, executive officers and holders of more than five percent of the outstanding shares of our Common Stock. Set forth in this section is information concerning transactions with our related parties.

Principal stockholder broker-dealer clients

JPMorgan, one of our broker-dealer clients, owns more than five percent of the outstanding shares of our Common Stock. See Security Ownership of Certain Beneficial Owners and Management. For the year ended December 31, 2008, $5.9 million, or 6.4% of our total revenues, were generated by JPMorgan.

We have separate agreements with each of our broker-dealer clients, including JPMorgan. These agreements govern each such broker-dealer’s access to, and activity on, our electronic trading platform. The term of the agreements is generally three years, with automatic annual renewal thereafter unless notice to terminate is given by a party at least 30 days prior to automatic renewal. Under each agreement, the broker-dealer is granted a worldwide, non-exclusive and non-transferable license to use our electronic trading platform. The broker-dealer agrees to supply us, on a non-exclusive basis, with indicative prices and quantities of a minimum number of fixed-income instruments for our inventory pages. We may only provide the pricing and other content provided by a broker-dealer to those of our institutional investor clients approved by the broker-dealer to receive such content. Additionally, institutional investors must be approved by a broker-dealer before being able to engage in transactions on our platform. These agreements also provide for the fees and expenses to be paid by the broker-dealers for their use of our electronic trading platform.

Indemnification agreements

We have entered into an indemnification agreement with each of our outside directors. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Registration rights agreement

JPMorgan, along with certain other holders of our Common Stock, are party to our sixth amended and restated registration rights agreement. Stockholders who are a party to this agreement are provided certain rights to demand registration of shares of Common Stock and to participate in a registration of our Common Stock that we may decide to do, from time to time. Generally, we have agreed to pay all expenses of any registration pursuant to the registration rights agreement, except for underwriters’ discounts and commissions.

Robert W. Trudeau

Mr. Trudeau is a member of TCM VI which is the sole general partner of TCV VI and a general partner of TCV MF. Mr. Trudeau and TCM VI share voting and dispositive power with respect to the shares of Series B Preferred Stock, and the shares of Common Stock that the Series B Preferred Stock may be converted into, beneficially owned by the TCV VI Funds. Mr. Trudeau and TCM VI disclaim beneficial ownership of any shares held by the TCV VI Funds except to the extent of their respective pecuniary interests therein. Mr. Trudeau holds options to purchase 4,225 shares of Common Stock, of which 2,113 shares are fully vested and exercisable, and 2,111 shares of Common Stock. Mr. Trudeau has the sole voting and dispositive power over the options, any shares of Common Stock issuable upon the exercise of the options, and the shares of Common Stock held directly by him; however, TCM VI owns 100% of the pecuniary interest in such options, any shares to be issued upon exercise of such options and the shares of Common Stock held directly by Mr. Trudeau. In addition, as more fully discussed under “Corporate Governance and Board Matters — Director Compensation,” Mr. Trudeau receives an annual retainer for his service as a director.

OTHER MATTERS

Section 16(a) beneficial ownership reporting compliance

The members of our Board of Directors, our executive officers and persons who hold more than 10% of our outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which requires them to file reports with respect to their ownership of our Common Stock and their transactions in such Common Stock. Based solely upon a review of (i) the copies of Section 16(a) reports that MarketAxess has received from such persons for transactions in our Common Stock and their Common Stock holdings for the 2008 fiscal year and (ii) the written representations of such persons that no annual Form 5 reports were required to be filed by them for the fiscal year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and beneficial owners of more than 10% of its Common Stock, except that Mr. Burkhardt filed one late report that covered transactions on November 21, 2008 with respect to open-market purchases of shares of Common Stock.

Other matters

As of the date of this Proxy Statement, the Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as such persons deem advisable. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

Stockholder proposals for 2010 Annual Meeting

In order to be considered for inclusion in the Company’s Proxy Statement and proxy card relating to the 2010 Annual Meeting of Stockholders, any proposal by a stockholder submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must be received by the Company at its principal executive offices in New York, New York, on or before January 6, 2010. In addition, under the Company’s bylaws, any proposal for consideration at the 2010 Annual Meeting of Stockholders submitted by a stockholder other than pursuant to Rule 14a-8 will be considered timely if it is received by the Secretary of the Company at its principal executive offices between the close of business on December 7, 2009 and the close of business on January 6, 2010 and is otherwise in compliance with the requirements set forth in the Company’s bylaws.

Appendix A

MARKETAXESS HOLDINGS INC.
2009 CODE SECTION 162(m)
EXECUTIVE PERFORMANCE INCENTIVE PLAN

1. Purpose

The purpose of the Plan is to attract, retain and motivate key employees by providing performance awards to designated key employees of the Company or its Subsidiaries. The Plan is effective for calendar years of the Company commencing on or after January 1, 2009, subject to approval by the stockholders of the Company in accordance with the laws of the State of Delaware.

2. Definitions

Unless the context otherwise requires, the words which follow shall have the following meaning:

(a) “Board” — shall mean the Board of Directors of the Company.

(b) “Change of Control of the Company” — shall have the meaning set forth in Exhibit A hereto.

(c) “Code” — shall mean the Internal Revenue Code of 1986, as amended and any successor thereto.

(d) “Code Section 162(m)” — shall mean the exception for performance based compensation under Section 162(m) of the Code or any successor section and the Treasury regulations promulgated thereunder.

(e) “Code Section 409A” — shall mean Section 409A of the Code and the regulations and guidance promulgated thereunder.

(f) “Company” — shall mean MarketAxess Holdings Inc. and any successor entity by merger, consolidation or otherwise.

(g) “Committee” — shall mean the Compensation Committee of the Board or such other Committee of the Board that is appointed by the Board to administer the Plan all of whose members shall satisfy the requirements to be “outside directors,” as defined under Code Section 162(m).

(h) “Common Stock” — means the common stock, $0.001 par value per share, of the Company.

(i) “Participant” — shall mean an executive employee of the Company or any Subsidiary selected, in accordance with Section 4 hereof, to be eligible to receive a Performance Award in accordance with this Plan.

(j) “Performance Award” — shall mean the amount paid or payable under Sections 6 hereof.

(k) “Performance Goals” — shall mean the objective performance goals, criteria, formulas and standards described in Section 6 hereof.

(l) “Performance Period” — shall mean a period of not less than one Plan Year (as specified by the Committee) over which achievement of the Performance Goals is to be measured.

(m) “Plan” — shall mean the MarketAxess Holdings Inc. 2009 Code Section 162(m) Executive Performance Incentive Plan.

(n) “Plan Year” — shall mean a fiscal year of the Company.

(o) “Pro Rata” — shall mean a portion of a Performance Award based on the number of days worked during a Performance Period as compared to the total number of days in the Performance Period.

(p) “Subsidiary” — shall mean, other than the Company, (i) any corporation in an unbroken chain of corporations beginning with the Company which owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; (ii) any corporation or trade or business (including, without limitation, a partnership or limited liability company) which is controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Subsidiaries; or (iii) any other entity in which the Company or any of its Subsidiaries has a material equity interest and which is designated as a “Subsidiary” by resolution of the Committee.

3. Administration and Interpretation of the Plan

The Plan shall be administered by the Committee. The Committee shall have the exclusive authority and responsibility to: (i) interpret the Plan; (ii) approve the designation of eligible Participants; (iii) set the Performance Goals and the Performance Period for Performance Awards within the Plan guidelines; (iv) determine the timing and form of amounts to be paid out under the Plan and the conditions for payment thereof; (v) certify attainment of Performance Goals and other material terms; (vi) reduce Performance Awards as provided herein; (vii) authorize the payment of all benefits and expenses of the Plan as they become payable under the Plan; (viii) adopt, amend and rescind rules and regulations relating to the Plan; and (ix) make all other determinations and take all other actions necessary or desirable for the Plan’s administration, including, without limitation, correcting any defect, supplying any omission or reconciling any inconsistency in the Plan in the manner and to the extent it shall deem necessary to carry the Plan into effect, but only to the extent any such action would be permitted under Code Section 162(m).

Decisions of the Committee shall be made by a majority of its members. All decisions of the Committee on any question concerning the selection of Participants and the interpretation and administration of the Plan shall be final, conclusive and binding upon all parties. The Committee may rely on information, and consider recommendations, provided by the Board or the executive officers of the Company. The Plan is intended to comply with Code Section 162(m), and all provisions contained herein shall be limited, construed and interpreted in a manner to comply therewith.

To the extent permitted by applicable law and not inconsistent with the Certificate of Incorporation and Bylaws of the Company, the Company and its Subsidiaries, as applicable, shall indemnify and hold harmless the Committee against all expense, liability and loss (including legal fees, judgments, fines, taxes and penalties, and amounts paid in settlement) reasonably incurred or suffered in connection with the discharge of their responsibilities with respect to the Plan, except to the extent such actions are taken in bad faith or with willful misconduct; provided that any expense, liability or loss arising due to actions taken in bad faith or with willful misconduct shall not be covered under this indemnity. The Company shall also advance reasonable defense funds to any Committee member having indemnification rights hereunder, subject to an undertaking to repay such funds in the event disinterested members of the Board later determine that indemnity is not due hereunder. Alternatively, in lieu of advancing defense funds, the Company may elect to retain counsel on behalf of such individual(s). This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or its affiliates, or as provided by the Company or its affiliates under any bylaw, agreement, vote of stockholders or directors, or otherwise, as such indemnities are permitted under applicable law. Any amounts paid by the Company under such indemnification, including the advancement of costs and expenses associated with indemnification, shall be paid or advanced only in a manner and to the extent that such amounts are exempt from the application of Code Section 409A in accordance with the provisions of Treasury Regulation 1.409A-1(b)(10) or shall be provided in accordance with Code Section 409A.

4. Eligibility and Participation

(a) For each Performance Period, the Committee shall select the employees of the Company or its Subsidiaries who are to participate in the Plan from among the executive employees of the Company or its Subsidiaries.

(b) No person shall be entitled to any Performance Award under the Plan for a Performance Period unless the individual is an employee of the Company or a Subsidiary designated as a Participant for the Performance Period. The Committee may add to or delete individuals from the list of designated Participants at any time and from time to time, in its sole discretion, subject to any limitations required to comply with Code Section 162(m).

5. Individual Target Award

Subject to Section 6.5, for any Participant the Committee may, in its sole discretion, specify a targeted Performance Award for a Performance Period (each an “Individual Target Award”). An Individual Target Award may be expressed, at the Committee’s sole discretion, as a fixed dollar amount, a percentage of the Participant’s base pay, as a percentage of a bonus pool funded by a formula as determined by the Committee based on achievement of Performance Goals, or an amount determined pursuant to an objective formula or standard. The Committee’s establishment of an Individual Target Award for a Participant for a Performance Period shall not imply or require that the same level or any Individual Target Award be established for the Participant for any subsequent Performance Period or for or any other Participant for that Performance Period or any subsequent Performance Period. At the time the Performance Goals are established (as provided in subsection 6.2 below), the Committee shall prescribe a formula to be used to determine the maximum and minimum percentages (which may be greater or less than one-hundred percent (100%), as applicable) of an Individual Target Award that may be earned or payable based upon the degree of attainment of the Performance Goals during the Performance Period. Notwithstanding anything else herein, unless otherwise specified by the Committee with respect to an Individual Target Award, the Committee may, in its sole discretion, elect to pay a Participant an amount that is less than the Participant’s Individual Target Award (or attained percentages thereof) regardless of the degree of attainment of the Performance Goals; provided that, except as otherwise specified by the Committee with respect to an Individual Target Award, no discretion to reduce a Performance Award earned based on achievement of the applicable Performance Goals shall be permitted for any Performance Period in which a Change of Control of the Company occurs, or during such Performance Period with regard to the prior Performance Periods if the Performance Awards for the prior Performance Periods have not been made by the time of the Change of Control of the Company, with regard to individuals who were Participants at the time of the Change of Control of the Company.

6. Performance Award Program

6.1 Performance Awards.  Subject to the satisfaction of any conditions on payment imposed by the Committee pursuant to this Section 6 and Sections 5 and 7 hereof, each Participant shall be eligible to receive a Performance Award based upon the level of attainment of the objective Performance Goals established for a Performance Period pursuant to Section 6.2. A Performance Award may be a percentage of a Participant’s Individual Target Award, if any, for such Performance Period (or, subject to the last sentence of Section 5, such lesser amount as determined by the Committee in its sole discretion) based upon the attainment of the objective Performance Goals established pursuant to subsection 6.2 and any formula or standard established pursuant to Section 5. Except as specifically provided in Sections 5 or 7, no Performance Award shall be made to a Participant for a Performance Period unless the minimum Performance Goals for such Performance Period are attained.

6.2 Objective Performance Goals, Formulae or Standards.  The Committee in its sole discretion shall establish the objective performance goals, criteria, formulae or standards and the Individual Target Award (if any, and any maximum and minimum percentages thereof in accordance with Section 5) applicable to each Participant or class of Participants for a Performance Period in writing prior to the beginning of such Performance Period or at such later date as permitted under Code Section 162(m) and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Code Section 162(m), provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any such provision would create impermissible discretion under Code Section 162(m) or otherwise violate Code Section 162(m) with respect to any Participant who is a “covered employee” as defined under Code Section 162(m), such provision shall be of no force or effect with respect to such Participant. The Performance Goals shall be based on one or more of the following criteria: (i) enterprise value or value creation targets of the Company (or any subsidiary, division or other operational unit of the Company); (ii) after-tax or pre-tax profits or operating income of the Company including without limitation that attributable to continuing and/or other operations of the Company (or in either case a subsidiary, division, or other operational unit of the Company); (iii) cash flow(s) (including either operating or net cash flows) of the Company (or a subsidiary, division, or other operational unit of the Company); (iv) levels of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company (which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee); (v) earnings either in aggregate or on a per share basis, or earnings per share from continuing operations of the Company, or its subsidiary, division or other operational unit; (vi) net sales, revenues, net income or earnings before income tax or other exclusions of the Company (or its subsidiary, division, or other operational unit); (vii) return on any of the following: capital employed, invested capital, assets, or net assets of the Company (or its subsidiary, division or other operational unit); (viii) after-tax or pre-tax return on stockholder equity of the Company (or its subsidiary, division or other operational unit); (ix) total shareholder return, share price, or share price appreciation of the Company’s Common Stock; (x) reduction of fixed costs, losses, loss ratios, or expense ratios; (xi) productivity improvements; or (xii) satisfaction of business expansion goals or goals relating to a transaction that results in the sale of all or substantially all of the stock or assets of the Company.

In addition, the Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Code Section 162(m), but only to the extent permitted under Code Section 162(m) (including, without limitation, compliance with any requirements for stockholder approval), the Committee may: (i) designate additional business criteria on which the Performance Goals may be based, or (ii) adjust, modify or amend the aforementioned business criteria.

6.3 Gaap.  Except as otherwise provided herein, the measures used in Performance Goals set under the Plan shall be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Company’s regular reports on Forms 10-K and 10-Q.

6.4 Deviations from Gaap.  To the extent any objective Performance Goals are expressed using any measures that require deviations from GAAP, such deviations shall be at the discretion of the Committee as exercised at the time the Performance Goals are set.

6.5 Maximum Performance Award.  The maximum Performance Award payable to a Participant with respect to any one (1) Plan Year in a Performance Period shall not exceed $5,000,000. For any Performance Period of more than one (1) Plan Year the maximum Performance Award limit shall be increased on a pro rata basis.

6.6 Payment Date; Committee Certification.  Except as set forth is Section 7, Performance Awards will be paid in the calendar year after the calendar year in which the Performance Period in which they are earned is completed, as soon as administratively feasible in such following calendar year but not before the Committee certifies in writing that the Performance Goals specified pursuant to Section 6.2 (except to the extent permitted under Code Section 162(m) and as otherwise provided in Section 7 with regard to death, disability, or Change of Control of the Company) were, in fact, satisfied, except as may otherwise be agreed by a Participant and the Company in a written agreement executed prior to the beginning of the Performance Period to which the Performance Award relates or in accordance with any deferred compensation program, if any, in effect applicable to such Participant. The Committee shall use its reasonable business efforts to make a determination with regard to satisfaction of the Performance Goals within two and one-half (2 1/2) months after the end of each Performance Period. Any Performance Award deferred by a Participant in accordance with the terms and conditions established by the Committee shall not increase (between the date on which the Performance Award is credited to any deferred compensation program applicable to such Participant and the payment date) by an amount that would result in such deferral being deemed as an “increase in the amount of compensation” under Code Section 162(m). The Committee may provide prior to the beginning of the Performance Period that payment of any Performance Award shall be deferred and may place such additional conditions on payment thereof as it shall determine in its sole discretion. The Participant shall have no right to receive payment of any deferred amount until the Participant has a right to receive such amount under the terms of the applicable deferred compensation program. To the extent applicable, any deferral under this Section 6.6 shall be made in a manner intended to comply with the applicable requirements of Code Section 409A.

6.7 Change of Control.  In the event of a Change of Control of the Company, any unpaid portion of any Performance Award that has been earned and certified, but is being deferred by the Committee in accordance with Section 6.6 shall immediately fully vest and shall be paid to the Participant within 90 days following the date of the consummation of the Change of Control of the Company.

6.8 Form of Payment.  In the sole discretion of the Committee, Performance Awards may be paid at the time payment is otherwise due hereunder in whole or in part in cash or Common Stock, provided that any Common Stock shall be used only if payment of such Common Stock is a permitted award under another plan maintained by the Company which was approved by the shareholders of the Company.

7. Partial Awards

7.1 Except as set forth in this Section 7, no Performance Award shall be made to any Participant who is not an active employee of the Company or one of its Subsidiaries or affiliates on the date the Performance Award is payable to the Participant. The Committee, in its sole and absolute discretion, may, but is not required to (except as provided below or in the terms of a Performance Award): (i) make a full, Pro Rata or other award (but not in excess of the maximum achievable Performance Award for the Participant for such Performance Period) to a Participant for a Performance Period, with or without regard to actual achievement of the Performance Goals established for the Performance Period, as the Committee deems appropriate in the event of the Participant’s termination of employment due to death or disability during such Performance Period, or (ii) make a full or Pro Rata Performance Award to a Participant for a Performance Period based on actual achievement of the Performance Goals established for the Performance Period in the event the Participant’s employment is terminated by the Company or Subsidiary, as applicable, without Cause or the Participant resigns for Good Reason during such Performance Period. The term “Cause” shall have the meaning assigned to such term in the MarketAxess Holdings Inc. 2004 Stock Incentive Plan (amended and restated effective April 28, 2006), as amended from time to time, or any successor plan thereto maintained by the Company that is approved by the shareholders of the Company. The term “Good Reason” shall have the meaning assigned to such term (or words or a concept of like import) in an individual employment agreement or similar agreement in effect between the Company or a Subsidiary and the Participant at the time of the grant of the Performance Award. Notwithstanding anything herein to the contrary, unless otherwise determined by the Committee in its sole and absolute discretion, if the Participant does not have an individual employment agreement or similar agreement or such term (or words or a concept of like import) is not defined therein, the Participant shall not have the right to a pro rated portion of the Participant’s Performance Award for a Performance Period upon any voluntary termination by the Participant during the Performance Period.

7.2 In the event that a Change of Control of the Company is consummated during a Performance Period, the Committee shall be required to make at least a Pro Rata Performance Award based on actual achievement of the Performance Goals established for the Performance Period, and pro rated for the portion of the Performance Period completed through the Change of Control of the Company, to each Participant who is a Participant at the time of such Change of Control of the Company. Furthermore, in the event that a Change of Control of the Company is consummated during a Performance Period the Committee may, in its sole and absolute discretion, but is not required to (except as provided in the terms of a Performance Award), make a Performance Award to a Participant who is a Participant at the time of such Change of Control of the Company that is greater than the Performance Award set forth in the prior sentence, but not in excess of the maximum achievable Performance Award for the Participant for such Performance Period, with or without regard to actual achievement of the Performance Goals established for the Performance Period, as the Committee deems appropriate in the event of a Change of Control of the Company that is consummated during such Performance Period.

7.3 Except as otherwise provided in the terms of a Performance Award, (i) any Performance Awards made under this Section 7 that are not based on actual achievement of the Performance Goals established for the Performance Period shall be paid within 90 days following the date of the event under this Section 7 for which such Performance Award is made and (ii) any Performance Awards made under this Section 7 based on actual achievement of the Performance Goals established for the Performance Period shall be paid when such Performance Award would have otherwise been paid in accordance with Section 6.6.

8. Non-Assignability

No Performance Award under the Plan or payment thereof nor any right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, garnishment, execution or levy of any kind or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber and to the extent permitted by applicable law, charge, garnish, execute upon or levy upon the same shall be void and shall not be recognized or given effect by the Company.

9. No Right to Employment

Nothing in the Plan or in any notice of award pursuant to the Plan shall confer upon any person the right to continue in the employment of the Company or one of its Subsidiaries or affiliates nor affect the right of the Company or any of its Subsidiaries or affiliates to terminate the employment of any Participant.

10. Amendment or Termination

While the Company hopes to continue the Plan indefinitely, it reserves the right in its Board (or a duly authorized committee thereof) to amend, suspend or terminate the Plan or to adopt a new plan in place of the Plan at any time; provided, that no such amendment shall, without the prior approval of the stockholders of the Company in accordance with the laws of the State of Delaware to the extent required under Code Section 162(m): (i) alter the Performance Goals as set forth in Section 6.2; (ii) change the class of eligible employees set forth in Section 4(a); or (iii) implement any change to a provision of the Plan requiring stockholder approval in order for the Plan to comply with the requirements of Code Section 162(m). Furthermore, no amendment, suspension or termination shall, without the consent of the Participant, alter or impair a Participant’s right to receive payment of a Performance Award for a Performance Period otherwise payable hereunder.

11. Severability

In the event that any one or more of the provisions contained in the Plan shall, for any reason, be held to be invalid, illegal or unenforceable, in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Plan and the Plan shall be construed as if such invalid, illegal or unenforceable provisions had never been contained therein.

12. Withholding

The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state or local income or other taxes incurred by reason of payments pursuant to the Plan.

13. Code Section 409A

Although the Company makes no guarantee with respect to the tax treatment of payments hereunder, the Plan is intended to comply with, or be exempt from, Code Section 409A and to the maximum extent permitted the Plan shall be limited, construed and interpreted in accordance with such intent.

14. Governing Law

The Plan and any amendments thereto shall be construed, administered, and governed in all respects in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable principles of conflict of laws).

EXHIBIT A

Change of Control of the Company shall mean that one (1) of the following have occurred:

(i) any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities;

(ii) during any period of twelve (12) consecutive months individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (i), (iii), or (iv) of this Exhibit A) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the twelve month period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(iii) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in (1) above) acquires more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities shall not constitute a Change of Control of the Company; or

(iv) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets other than (x) the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or (y) pursuant to a spinoff type transaction, directly or indirectly, of such assets to the stockholders of the Company.

Notwithstanding anything herein to the contrary, an event shall not be deemed to be a Change of Control of the Company with respect to any Performance Award under this Plan that constitutes “non-qualified deferred compensation” pursuant to Code Section 409A unless such event constitutes a “change in control event” within the meaning of Code Section 409A.

Appendix B

MARKETAXESS HOLDINGS INC.
and
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
as Rights Agent

STOCKHOLDERS
RIGHTS AGREEMENT

Dated as of
June 2, 2008

B-i

This STOCKHOLDERS RIGHTS AGREEMENT, dated as of June 2, 2008 (the “Effective Date”) by and between MarketAxess Holdings Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC a New York limited liability trust company (the “Rights Agent”).

WHEREAS, effective June 2, 2008 (the “Rights Dividend Declaration Date”), the Board of Directors of the Company authorized and declared a distribution of one right for each share of common stock, par value $0.003 per share, of the Company (the “Common Stock”) and each share of nonvoting common stock, par value $0.003 per share, of the Company (the “Nonvoting Common Stock”) outstanding at the Close of Business (as such term is defined herein) on June 20, 2008 (the “Record Date”), and has authorized the issuance of one such right (as such number may hereafter be adjusted pursuant hereto) for each Common Share that shall become outstanding (whether originally issued or delivered from the Company’s treasury) between the Record Date and, except as otherwise provided in Section 22 herein, the Distribution Date, each such right initially representing the right to purchase, upon the terms and subject to the conditions hereinafter set forth, one Unit of Series A Preferred Stock (each a “Right” and together with all other such rights distributed or issued pursuant hereto, the “Rights”).

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.  Certain Definitions.  For purposes of this Agreement, the following terms have the meanings indicated:

(a) “Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of shares of Voting Stock representing 20% or more of the total Voting Power of the aggregate of all shares of Voting Stock then outstanding, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any trustee or fiduciary holding Voting Stock for, or pursuant to the terms of, any such plan, acting in such capacity. Notwithstanding the foregoing:

(i) No Person shall become an “Acquiring Person” as the result of an acquisition of Voting Stock by the Company, which, by reducing the number of shares of Voting Stock outstanding, increases the proportionate percentage of the total Voting Power represented by all shares of Voting Stock Beneficially Owned by such Person, together with all Affiliates and Associates of such Person, to 20% or more of the total Voting Power of the aggregate of all shares of Voting Stock then outstanding; provided, however, that if a Person, together with all Affiliates and Associates of such Person, shall become the Beneficial Owner of shares of Voting Stock representing 20% or more of total Voting Power of the aggregate of all shares of Voting Stock then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional shares of Voting Stock (other than shares issued by the Company as a dividend or distribution made pro rata to all holders of Common Shares), then, subject to Section 1(a)(ii), such Person shall be deemed to be an “Acquiring Person;”

(ii) If the Board of Directors determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to this Section 1(a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Voting Stock so that such Person would no longer be an “Acquiring Person,” as defined pursuant to this Section 1(a), then such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement; and

(iii) If a Person would otherwise be deemed an “Acquiring Person” upon the adoption of this Agreement, such Person (herein referred to as a “Grandfathered Stockholder”) will not be deemed an “Acquiring Person” for purposes of this Agreement unless and until, subject to Section 1(a)(ii), such Grandfathered Stockholder, or any Affiliate or Associate of such Grandfathered Stockholder, acquires Beneficial Ownership of additional shares of Voting Stock after adoption of this Agreement in excess of one percent (1%) of the number of shares of Common Stock outstanding as of the Rights

Dividend Declaration Date, in which case, such Person shall no longer be deemed a Grandfathered Stockholder and shall be deemed an “Acquiring Person;” and

(iv) TCV shall not be an “Acquiring Person” pursuant to this Section 1(a) for so long as TCV shall be the Beneficial Owner of shares of Voting Stock and Nonvoting Common Stock representing, in the aggregate, less than 19.9% of the sum of (x) the total Voting Power of the aggregate of all shares of Voting Stock then outstanding, plus (y) the total Voting Power of the aggregate of all shares of Voting Stock into which all outstanding shares of Nonvoting Common Stock are then convertible, plus (z) the total Voting Power of the aggregate of all shares of Voting Stock issuable upon exercise of warrants to purchase Common Stock issued by the Company to TCV.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Exchange Act Regulations, as in effect on the date of this Agreement; provided, however, that no director or officer of the Company shall be deemed an Affiliate or Associate of any other director or officer of the Company solely as a result of his or her being a director or officer of the Company.

(c) A Person shall be deemed the “Beneficial Owner” of and shall be deemed to ‘‘Beneficially Own” and to have “Beneficial Ownership” of any securities:

(i) that such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly (as determined pursuant to Rule 13d-3 of the Exchange Act Regulations as in effect on the date of this Agreement); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own or to have Beneficial Ownership of, any security if the agreement, arrangement, or understanding to vote such security that would otherwise render such Person the Beneficial Owner of such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the Exchange Act Regulations, and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);

(ii) that such Person or any of such Person’s Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants, or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own or to have Beneficial Ownership of securities tendered pursuant to a tender or exchange offer made in accordance with the Exchange Act Regulations by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement, or understanding (except to the extent contemplated by the proviso to subparagraph (i) of this paragraph (c)); or

(iii) that are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such Person) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement, or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to subparagraph (i) of this paragraph (c)), or disposing of any such securities.

Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding that such Person would be deemed to Beneficially Own hereunder.

(d) “Board of Directors” shall mean the Board of Directors of the Company or any duly authorized committee thereof.

(e) “Business Day” shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in New York City, New York are authorized or obligated by law or executive order to close.

(f) “Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation of the Company, as amended, as filed with the Office of the Secretary of State of the State of Delaware, together with the Certificate of Designation of the Series A Preferred Stock of the Company adopted contemporaneously with the approval of this Agreement, as the same may hereafter be amended or restated.

(g) “Close of Business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

(h) “Common Shares” shall mean, collectively, shares of Common Stock and Nonvoting Common Stock.

(i) “Common Stock” shall have the meaning set forth in the Preamble to this Agreement.

(j) “Common Equity Interest” when used with reference to any Person other than the Company shall mean the class or series of capital stock (or equity interest) with the greatest voting power (in relation to any other classes or series of capital stock (or equity interest)) of such other Person.

(k) “Definitive Acquisition Agreement” shall mean any agreement entered into by the Company that is conditioned on the approval by the holders of not less than a majority of the outstanding shares of Common Stock at a meeting of stockholders with respect to (i) a merger, consolidation, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company or (ii) the acquisition in any manner, directly or indirectly, of more than 50% of the consolidated total assets (including, without limitation, equity securities of its subsidiaries) of the Company.

(l) “Distribution Date” shall have the meaning set forth in Section 3(a).

(m) “Equivalent Preferred Stock” shall have the meaning set forth in Section 11(b).

(n) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(o) “Exchange Act Regulations” shall mean the General Rules and Regulations under the Exchange Act.

(p) “Expiration Date” has the meaning set forth in Section 7(a).

(q) “Final Expiration Date” has the meaning set forth in Section 7(a).

(r) “Grandfathered Stockholder” has the meaning set forth in Section 1(a)(iii).

(s) “Nonvoting Common Stock” shall have the meaning set forth in the Preamble to this Agreement.

(t) “Outside Meeting Date” has the meaning set forth in Section 23(b).

(u) “Person” shall mean any individual, partnership (general or limited), limited liability company, firm, corporation, association, trust, unincorporated organization, or other entity, as well as any syndicate or group deemed to be a Person under Section 14(d)(2) of the Exchange Act.

(v) “Principal Party” shall have the meaning set forth in Section 13(b).

(w) “Purchase Price” shall have the meaning set forth in Section 7(b).

(x) “Qualified Offer” shall mean an offer determined by a majority of the Independent Directors to have each of the following characteristics:

(i) a fully-financed, all-cash tender offer, or an exchange offer offering shares of common stock of the offeror, or a combination thereof, in each such case for all of the outstanding shares of Common Stock at the same per-share consideration;

(ii) an offer that has commenced within the meaning of Rule 14d-2(a) under the Exchange Act;

(iii) an offer whose per-share offer price is greater than the highest reported market price for the Common Stock in the immediately preceding 24 months, with, in the case of an offer that includes shares of common stock of the offeror, such per-share offer price being determined using the lowest reported market price for common stock of the offeror during the five trading days immediately preceding and the five trading days immediately following the commencement of such offer within the meaning of Rule 14d-2(a) under the Exchange Act;

(iv) an offer that, within twenty Business Days after the commencement date of the offer (or within ten Business Days after any increase in the offer consideration), does not result in a nationally recognized investment banking firm retained by the Board of Directors of the Company rendering an opinion to the Board of Directors of the Company that the consideration being offered to the stockholders of the Company is either unfair or inadequate;

(v) if the offer includes shares of common stock of the offeror, an offer pursuant to which (A) the offeror shall permit representatives of the Company (including a nationally-recognized investment banking firm retained by the Board of Directors of the Company and legal counsel and an accounting firm designated by the Company) to have access to such offeror’s books, records, management, accountants and other appropriate outside advisors for the purposes of permitting such representatives to conduct a due diligence review of the offeror in order to permit the Board of Directors of the Company to evaluate the offer and make an informed decision and, if requested by the Board of Directors of the Company, to permit such investment banking firm (relying as appropriate on the advice of such legal counsel) to be able to render an opinion to the Board of Directors of the Company with respect to whether the consideration being offered to the stockholders of the Company is fair from a financial point of view and (B) within ten Business Days after such representatives of the Company (including a nationally-recognized investment banking firm retained by the Board of Directors of the Company and legal counsel and an accounting firm designated by the Company) shall have notified the Company and the offeror that it had completed such due diligence review to its satisfaction (or, following completion of such due diligence review, within ten Business Days after any increase in the consideration being offered), such investment banking firm does not render an opinion to the Board of Directors of the Company that the consideration being offered to the stockholders of the Company is either unfair or inadequate and such investment banking firm does not, after the expiration of such ten Business Day period, render an opinion to the Board of Directors of the Company that the consideration being offered to the stockholders of the Company has become either unfair or inadequate based on a subsequent disclosure or discovery of a development or developments that have had or are reasonably likely to have a material adverse effect on the value of the common stock of the offeror;

(vi) an offer that is subject to only the minimum tender condition described below in Section 1(v)(ix) and other customary terms and conditions, which conditions shall not include any financing, funding or similar conditions or any requirements with respect to the offeror or its agents being permitted any due diligence with respect to the books, records, management, accountants or other outside advisors of the Company;

(vii) an offer pursuant to which the Company has received an irrevocable written commitment of the offeror that the offer will remain open for at least 120 Business Days and, if a Special Meeting is duly requested in accordance with Section 23(b), for at least fifteen Business Days after the date of the Special Meeting or, if no Special Meeting is held within ninety Business Days following receipt of the Special Meeting Notice in accordance with Section 23(b), for at least fifteen Business Days following such ninety Business Day period;

(viii) an offer pursuant to which the Company has received an irrevocable written commitment of the offeror that, in addition to the minimum time periods specified above in Section 1(v)(vii), the offer, if it is otherwise to expire prior thereto, will be extended for at least twenty Business Days after any increase in the consideration being offered or after any bona fide alternative offer is commenced within the meaning of Rule 14d-2(a) under the Exchange Act; provided, however, that such offer need not remain open, as a result of Section 1(v)(vii) and this Section 1(v)(viii), beyond (A) the time that any other offer satisfying the criteria for a Qualified Offer is then required to be kept open under such Section 1(v)(vii) and this Section 1(v)(viii) or (B) the expiration date, as such date may be extended by public announcement (with prompt written notice to the Rights Agent) in compliance with Rule 14e — 1 under the Exchange Act, of any other tender offer for the Common Stock with respect to which the Board of Directors of the Company has agreed to redeem the Rights immediately prior to acceptance for payment of Common Stock thereunder (unless such other offer is terminated prior to its expiration without any Common Stock having been purchased thereunder) or (C) one Business Day after the stockholder vote with respect to approval of any Definitive Acquisition Agreement has been officially determined and certified by the inspectors of elections;

(ix) an offer that is conditioned on a minimum of at least two-thirds of the outstanding shares of the Common Stock not held by the Person making such offer (and such Person’s Affiliates and Associates) being tendered and not withdrawn as of the offer’s expiration date, which condition shall not be waivable;

(x) an offer pursuant to which the Company has received an irrevocable written commitment of the offeror to consummate, as promptly as practicable upon successful completion of the offer, a second step transaction whereby all shares of the Common Stock not tendered into the offer will be acquired at the same consideration per share actually paid pursuant to the offer, subject to stockholders’ statutory appraisal rights, if any;

(xi) an offer pursuant to which the Company and its stockholders have received an irrevocable written commitment of the offeror that no amendments will be made to the offer to reduce the consideration being offered or to otherwise change the terms of the offer in a way that is adverse to a tendering stockholder;

(xii) an offer (other than an offer consisting solely of cash consideration) pursuant to which the Company has received the written representation and certification of the offeror and, in their individual capacities, the written representations and certifications of the offeror’s Chief Executive Officer and Chief Financial Officer, that (A) all facts about the offeror that would be material to making an investor’s decision to accept the offer have been fully and accurately disclosed as of the date of the commencement of the offer within the meaning of Rule 14d-2(a) under the Exchange Act, (B) all such new facts will be fully and accurately disclosed on a prompt basis during the entire period during which the offer remains open, and (C) all required Exchange Act reports will be filed by the offeror in a timely manner during such period; and

(xiii) if the offer includes non-cash consideration, (A) the non-cash portion of the consideration offered must consist solely of common stock of a Person that is a publicly-owned United States corporation, (B) such common stock must be freely tradable and listed or admitted to trading on either the New York Stock Exchange or NASDAQ, (C) no stockholder approval of the issuer of such common stock is required to issue such common stock, or, if such approval required, such approval has already been obtained, (D) no Person (including such Person’s Affiliates and Associates) beneficially owns more than 15% of the voting stock of the issuer of such common stock at the time of commencement of the offer or at any time during the term of the offer, (E) no other class of voting stock of the issuer of such common stock is outstanding and (F) the issuer of such common stock meets the registrant eligibility requirements for use of Form S-3 for registering securities under the Securities Act, including the filing of all required Exchange Act reports in a timely manner during the twelve calendar months prior to the date of commencement of such offer.

For the purposes of this definition of “Qualified Offer,” “fully financed” shall mean that the offeror has sufficient funds for the offer and related expenses which shall be evidenced by (1) firm, unqualified, written commitments from responsible financial institutions having the necessary financial capacity, accepted by the offeror, to provide funds for such offer subject only to customary terms and conditions, (2) cash or cash equivalents then available to the offeror, set apart and maintained solely for the purpose of funding the offer with an irrevocable written commitment being provided by the offeror to the Board of Directors of the Company to maintain such availability until the offer is consummated or withdrawn or (3) a combination of the foregoing; which evidence has been provided to the Company prior to, or upon, commencement of the offer. If an offer becomes a Qualified Offer in accordance with this definition, but subsequently ceases to be a Qualified Offer as a result of the failure at a later date to continue to satisfy any of the requirements of this definition, such offer shall cease to be a Qualified Offer and the provisions of Section 23(b) shall no longer be applicable to such offer, provided that the actual redemption of the Rights pursuant to Section 23(b) shall not have already occurred.

(y) “Record Date” shall have the meaning set forth in the Preamble to this Agreement.

(z) “Redemption Price” shall have the meaning set forth in Section 23(a).

(aa) “Redemption Resolution” shall have the meaning set forth in Section 23(b).

(bb) “Right” and “Rights” shall have the meaning set forth in the Preamble to this Agreement.

(cc) “Rights Certificates” shall have the meaning set forth in Section 3(a).

(dd) “Rights Dividend Declaration Date” shall have the meaning set forth in the Preamble to this Agreement.

(ee) “Section 11(a)(ii) Event” shall mean the event described in Section 11(a)(ii) hereof that triggers the adjustment provided in Section 11(a)(ii).

(ff) “Section 13 Event” shall mean any event described in clause (x), (y), or (z) of Section 13(a) hereof.

(gg) “Securities Act” shall mean the Securities Act of 1933, as amended.

(hh) “Series A Preferred Stock” shall mean the Series A Preferred Stock of the Company, par value $0.001 per share, having the voting rights, powers, designations, preferences, and relative, participating, optional, or other special rights and qualifications, limitations, and restrictions set forth in Exhibit C hereof.

(ii) “Special Meeting” has the meaning set forth in Section 23(b).

(jj) “Special Meeting Notice” has the meaning set forth in Section 23(b).

(kk) “Special Meeting Period” has the meaning set forth in Section 23(b).

(ll) “Stock Acquisition Date” shall mean the first date of public announcement (including, without limitation, the filing of any report pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

(mm) “Subsidiary” shall mean, with reference to any Person, any other Person of which (1) a majority of the Voting Power of the voting securities or equity interests is Beneficially Owned, directly or indirectly, by such first-mentioned Person or otherwise controlled by such first-mentioned Person, or (2) an amount of voting securities or equity interests sufficient to elect at least a majority of the directors or equivalent governing body of such other Person is Beneficially Owned, directly or indirectly, by such first-mentioned Person, or otherwise controlled by such first-mentioned Person.

(nn) “TCV” shall mean (i) TCV VI, L.P., a Delaware limited partnership; (ii) TCV Member Fund, L.P., a Delaware limited partnership; (iii) any Person who is directly or indirectly responsible for the formation, management, operations, oversight or administration of the Persons referred to in the preceding clauses (i) and (ii) (including, without limitation, any principals, partners or employees of any such Person); and (iv) any investment fund directly or indirectly formed, managed or controlled by any one or more Persons referred to in the preceding clause (iii).

(oo) “Triggering Event” shall mean any Section 11(a)(ii) Event or any Section 13 Event.

(pp) “Unit” has the meaning set forth in Section 7(b).

(qq) “Voting Power” when used with reference to the Voting Securities of any Person shall mean the number of votes (whether cast in person, by proxy, or by written consent) entitled (1) to be cast generally in the election of directors or members of the governing body of such Person (if such person is a corporation or is managed by or under the direction of a governing body performing functions and having obligations similar to those of a corporate board of directors) or (2) to participate in the management and control of such Person (if such Person is not a corporation and is not managed by or under the direction of a governing body performing functions and having obligations similar to those of a corporate board of directors).

(rr) “Voting Securities” when used in reference to any Person, shall mean the outstanding capital stock, equity interest, or other voting securities of such Person, in each case entitling the holder thereof (1) to cast votes, in person or by proxy, or to act by written consent, in the election of directors or members of the governing body of such Person (if such person is a corporation or is managed by or under the direction of a governing body performing functions and having obligations similar to those of a corporate board of directors) or (2) to participate in the management and control of such Person (if such Person is not a corporation and is not managed by or under the direction of a governing body performing functions and having obligations similar to those of a corporate board of directors).

(ss) “Voting Stock” shall mean the Common Stock, the Series A Preferred Stock, and any other class or series of securities of the Company entitled to vote generally, together with the Common Stock, in the election of directors of the Company.

Section 2.  Appointment of Rights Agent.  The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 4 hereof, shall prior to the Distribution Date also be holders of Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. With the consent of the Rights Agent, the Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable. The Rights Agent shall have no duty to supervise, and in no event shall it be liable for, the acts or omissions of any such co-Rights Agent.

Section 3.  Issue of Rights Certificates.  (a) Until the earlier of (i) the Close of Business on the tenth Business Day after the Stock Acquisition Date and (ii) the Close of Business on the tenth Business Day (or such later date as may be determined by action of a majority of the Board of Directors prior to such time as any Person becomes an Acquiring Person and of which later date the Company will give the Rights Agent prompt written notice) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary holding Voting Stock for, or pursuant to the terms of, any such plan, acting in such capacity) is first published or sent or given within the meaning of Rule 14d-4(a) of the Exchange Act Regulations or any successor rule, if upon consummation thereof such Person would be the Beneficial Owner of shares of Voting Stock representing 20% or more of the total Voting Power of the aggregate of all shares of Voting Stock then outstanding (including any such date that is after the date of this Agreement and prior to the issuance of the Rights) (the earlier of (i) and (ii) above being the “Distribution Date”):

(x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for shares of Common Stock or Nonvoting Common Stock, as applicable, registered in the names of the holders of shares of Common Stock or Nonvoting Common Stock, as applicable, as of and subsequent to the Record Date (which certificates for shares of Common Stock shall be deemed also to be certificates for Rights) and not by separate rights certificates; and

(y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock or Nonvoting Common Stock, as applicable (including a transfer to the Company).

As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent, if so requested, will send) by first-class, insured, postage prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit A (the “Rights Certificates”), evidencing one Right for each Common Share so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per Common Share has been made pursuant to Section 11(i) or Section 11(p) hereof, at the time of distribution of the Rights Certificates, the Company may make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

(b) As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights to Purchase Series A Preferred Stock in substantially the form attached hereto as Exhibit B and which may be appended to certificates that represent Common Shares (hereinafter referred to as the “Summary of Rights”), by first-class, postage prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto. Until the earlier of the Distribution Date or the Expiration Date, the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

(c) Rights shall, without any further action, be issued in respect of all Common Shares that become outstanding (whether originally issued or delivered from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date; provided, that with respect to any shares of Common Stock issued upon conversion of shares of Nonvoting Common Stock, no additional Rights shall be issued but the Rights attached to such shares of Nonvoting Common Stock shall be attached to such shares of Common Stock after such conversion . Certificates, representing such Common Shares, issued after the Record Date shall bear the following legend:

“This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Stockholders Rights Agreement between MarketAxess Holdings Inc. (the “Company”) and American Stock Transfer & Trust Company, LLC (the “Rights Agent”) dated as of June 2, 2008 (the “Rights Agreement”), the terms of which are incorporated herein by reference and a copy of which is on file at the principal office of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights that are Beneficially Owned by any Person who is, was, or becomes an Acquiring Person or any Affiliate or Associate thereof (as such capitalized terms are defined in the Rights Agreement), or specified transferees of such Acquiring Person (or Affiliate or Associate thereof) may become null and void.”

After the Record Date but prior to the earlier of the Distribution Date and the Expiration Date, if new certificate(s) representing Common Shares are issued in connection with the transfer, split up, combination, or exchange of certificate(s) representing Common Shares or if new certificate(s) representing Common Shares are issued to replace any certificate(s) that have been mutilated, destroyed, lost, or stolen, then such new certificate(s) shall bear the foregoing legend. With respect to all certificates containing the foregoing legend, until the earlier of the Distribution Date or the Expiration Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone and registered holders of the Common Shares shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Shares represented by such certificates. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares that are no longer outstanding.

Section 4.  Form of Rights Certificate.  (a) The Rights Certificates (and the forms of election to purchase and of assignment and the certificate to be printed on the reverse thereof) shall be substantially in the form set forth in Exhibit A hereto and may have such marks of identification or designation and such legends, summaries, or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties, or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or any rule or regulation thereunder or with any rule or regulation of any stock exchange upon which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 7, 11, 13, 22, 23, 24, and 27 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Distribution Date and on their face shall entitle the holders thereof to purchase such number of Units of Series A Preferred Stock as shall be set forth therein at the price set forth therein, but the amount and type of securities, cash, or other assets that may be acquired upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

(b) Any Rights Certificate issued pursuant hereto that represents Rights Beneficially Owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) that becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) that becomes a transferee prior to or concurrently with the Acquiring Person becoming such and that receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or such Associate or Affiliate) or to any Person with whom such Acquiring Person (or such Associate or Affiliate) has any continuing written or oral agreement, arrangement, or understanding regarding either the transferred Rights, Common Shares, or the Company, or (B) a transfer that the Board of Directors has determined in good faith to be part of a plan, agreement, arrangement, or understanding that has as a primary purpose or effect the avoidance of Section 7(e) hereof shall, upon the written direction of the Board of Directors, contain (to the extent feasible), the following legend:

“The Rights represented by this Rights Certificate are or were Beneficially Owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such capitalized terms are defined in the Stockholders Rights Agreement, dated as of June 2, 2008 (the “Rights Agreement”), by and between MarketAxess Holdings Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.”

Section 5.  Countersignature and Registration.  (a) Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, its Vice Chairman of the Board, or its Treasurer, shall have affixed thereto the Company’s corporate seal (or a facsimile thereof), and shall be attested by the Company’s Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Rights Certificates may be manual or by facsimile. Rights Certificates bearing the manual or facsimile signatures of the individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersigning of such Rights Certificates by the Rights Agent or did not hold such offices at the date of such Rights Certificates. No Rights Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose unless there appears on such Rights Certificate a countersignature duly executed by the Rights Agent by manual or facsimile signature of an authorized officer, and such countersignature upon any Rights Certificate shall be conclusive evidence, and the only evidence, that such Rights Certificate has been duly countersigned as required hereunder.

(b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office designated for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the name and address of each holder of the Rights Certificates, the number of Rights evidenced on its face by each Rights Certificate, and the date of each Rights Certificate.

Section 6.  Transfer, Split Up, Combination, and Exchange of Rights Certificates; Mutilated, Destroyed, Lost, or Stolen Rights Certificates.  (a) Subject to the provisions of Sections 4(b), 7(e), and 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Certificates (other than Rights Certificates representing Rights that have become null and void pursuant to Section 7(e) hereof, that have been redeemed pursuant to Section 23 hereof, or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined, or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of Units of Series A Preferred Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine, or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined, or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and executed the certificate set forth in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Rights Certificate or Affiliates or Associates thereof as the Company shall reasonably request; whereupon the Rights Agent shall, subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination, or exchange of Rights Certificates.

(b) If a Rights Certificate shall be mutilated, lost, stolen, or destroyed, upon request by the registered holder of the Rights represented thereby and upon payment to the Company and the Rights Agent of all reasonable expenses incident thereto, there shall be issued, in exchange for and upon cancellation of the mutilated Rights Certificate, or in substitution for the lost, stolen, or destroyed Rights Certificate, a new Rights Certificate, in substantially the form of the prior Rights Certificate, of like tenor and representing the equivalent number of Rights, but, in the case of loss, theft, or destruction, only upon receipt of evidence satisfactory to the Company and the Rights Agent of such loss, theft or destruction of such Rights Certificate and, if requested by the Company or the Rights Agent, indemnity also satisfactory to it.

Section 7.  Exercise of Rights; Purchase Price; Expiration Date of Rights.  (a) Prior to the earlier of (i) the Close of Business on June 2, 2011 (the “Final Expiration Date”), or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof or (iii) the time at which the Rights are exchanged as provided in Section 24 hereof (the earlier of (i), (ii), and (iii) being the “Expiration Date”), the registered holder of any Rights Certificate may, subject to the provisions of Sections 7(e), 9(c), and 9(f) hereof, exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price (as hereinafter defined) for the number of Units of Series A Preferred Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may be) for which such surrendered Rights are then exercisable.

(b) The purchase price for each one one-thousandth of a share of Series A Preferred Stock purchasable upon exercise of a Right shall be $40.00 (as adjusted from time to time as provided in Sections 11 and 13(a) hereof) (the “Purchase Price”). The Purchase Price shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c)(2) below. Each one one-thousandth of a share of Series A Preferred Stock shall be referred to herein as a ‘‘Unit” of Series A Preferred Stock.

(c) (i) Subject to Section 14(b) hereof, following the Distribution Date, the Company may (at the direction of the Board of Directors) deposit with a corporation in good standing organized under the laws of the United States or any State of the United States, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority (the “Depositary Agent”) certificates representing the shares of Series A Preferred Stock that may be acquired upon exercise of the Rights and may cause such Depositary Agent to enter into an agreement pursuant to which the Depositary Agent shall issue receipts representing interests in the shares of Series A Preferred Stock so deposited.

(ii) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price for the Units of Series A Preferred Stock (or, following a Triggering Event, other securities, cash, or other assets, as the case may be) to be purchased thereby as set forth below and an amount equal to any applicable tax or charge required to be paid by the holder of such Rights Certificate in accordance with Section 9 hereof, or evidence satisfactory to the Company of payment of such tax or charge, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i)(A) requisition from any transfer agent of the Series A Preferred Stock certificates representing such number of shares of Series A Preferred Stock (or fractions of shares that are integral multiples of one one-thousandth of a share of Series A Preferred Stock) as are to be purchased and the Company will direct its transfer agent to comply with all such requests, and/or (B) requisition from the Depositary Agent depositary receipts representing such number of Units of Series A Preferred Stock as are to be purchased and the Company will direct the Depositary Agent to comply with all such requests, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or such depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. In the event that the Company is obligated to issue Common Shares or other securities of the Company, pay cash, and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such Common Shares, other securities, cash, and/or other property is available for distribution by the Rights Agent, if and when necessary to comply with this Agreement. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) may be made in cash or by certified or bank check or money order payable to the order of the Company.

(d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Sections 6 and 14 hereof.

(e) Notwithstanding anything in this Agreement to the contrary, from and after the time that any Person becomes an Acquiring Person, any Rights Beneficially Owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and who receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or any such Associate or Affiliate) or to any Person with whom the Acquiring Person (or such Associate or Affiliate) has any continuing written or oral agreement, arrangement, or understanding regarding the transferred Rights, Common Shares, or the Company or (B) a transfer that the Board of Directors has determined in good faith to be part of a plan, agreement, arrangement, or understanding that has as a primary purpose or effect the avoidance of this Section 7(e), shall be null and void without any further action, and any holder of such Rights thereafter shall have no rights or preferences whatsoever with respect to such Rights, whether under any provision of this Agreement, the Rights Certificates, or otherwise (including, without limitation, rights and preferences pursuant to Sections 7, 11, 13, 23, and 24 hereof). The Company shall use reasonable efforts to ensure compliance with the provisions of this Section 7(e) and Section 4(b), but neither the Company nor the Rights Agent shall have any liability to any holder of Rights or any other Person as a result of the Company’s failure to make any determination under this Section 7(e) or such Section 4(b) with respect to an Acquiring Person or its Affiliates, Associates, or transferees.

(f) Notwithstanding anything in this Agreement or any Rights Certificate to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 by such registered holder unless such registered holder shall have (i) completed and executed the certificate following the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Rights Certificate or Affiliates or Associates thereof as the Company shall reasonably request.

Section 8.  Cancellation and Destruction of Rights Certificates.  All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Rights Certificates acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9.  Reservation and Availability of Capital Stock.  (a) The Company shall at all times prior to the Expiration Date cause to be reserved and kept available out of its authorized but unissued shares of Series A Preferred Stock and/or out of any shares of Series A Preferred Stock held in its treasury (and following the occurrence of a Triggering Event, out of the authorized but unissued shares of such other equity securities of the Company as may be issuable upon exercise of the Rights and/or out of any shares of such securities held in its treasury), the number of shares of Series A Preferred Stock (and following the occurrence of a Triggering Event, the number of shares of such other equity securities of the Company) that, as provided in this Agreement, will be sufficient to permit the full exercise of all outstanding Rights. Upon the occurrence of any events resulting in an increase in the aggregate number of shares of Series A Preferred Stock (or other equity securities of the Company) issuable upon exercise of all outstanding Rights above the number then reserved, the Company shall make appropriate increases in the number of shares so reserved.

(b) So long as the shares of Series A Preferred Stock (and following the occurrence of a Triggering Event, any other equity securities of the Company) to be issued and delivered upon the exercise of the Rights may be listed on any stock exchange, the Company shall during the period from the Distribution Date through the Expiration Date use its best efforts to cause all securities reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

(c) The Company shall use its reasonable best efforts (i) either (A) as soon as practicable following the first occurrence of a Section 11(a)(ii) Event and a determination by the Company in accordance with Section 11(a)(iii) hereof, if applicable, of the consideration to be delivered by the Company upon exercise of the Rights, or (B) if so required by law, as soon as required following the Distribution Date (the earliest of (A) and (B) being the “Registration Date”), to file a registration statement on an appropriate form under the Securities Act, with respect to the securities that may be acquired upon exercise of the Rights (the “Registration Statement”); (ii) to cause the Registration Statement to become effective as soon as practicable after such filing; (iii) to cause the Registration Statement to remain effective (and to include a prospectus at all times complying with the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for the securities covered by the Registration Statement and (B) the Expiration Date; and (iv) to take as soon as practicable following the Registration Date such action as may be required to ensure that any acquisition of securities upon exercise of the Rights complies with any applicable state securities or “Blue Sky” laws. The Company may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall notify the Rights Agent thereof in writing and shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement (with written notice thereof to the Rights Agent) at such time as the suspension is no longer in effect, stating that the suspension on the exercisability of the Rights is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction (x) if the requisite qualification in such jurisdiction shall not have been obtained and until a registration statement has been declared effective or (y) if the exercise thereof shall not be permitted under applicable law.

(d) The Company shall take such action as may be necessary to ensure that all shares of Series A Preferred Stock (and, following the occurrence of a Triggering Event, any other securities that may be delivered upon exercise of Rights) shall be, at the time of delivery of the certificates or depositary receipts for such securities (subject to payment of the Purchase Price), duly and validly authorized and issued, fully paid and non-assessable.

(e) The Company shall pay when due and payable any and all documentary, stamp, or transfer tax, or other tax or charge, that is payable in respect of the issuance and delivery of the Rights Certificates or the issuance and delivery of any certificates or depository receipts for Series A Preferred Stock (or other equity securities of the Company that may be delivered upon exercise of the Rights) upon the exercise of Rights; provided, however, that the Company shall not be required to pay any such tax or charge that may be payable in connection with the issuance or delivery of Units of Series A Preferred Stock, or any certificates or depositary receipts for such Units of Series A Preferred Stock (or, following the occurrence of a Triggering Event, any other securities, cash or other assets, as the case may be) to any Person other than the registered holder of the Rights Certificates evidencing the Rights surrendered for exercise. The Company shall not be required to issue or deliver any certificates or depositary receipts for Units of Series A Preferred Stock (or, following the occurrence of a Triggering Event, any other securities, cash or other assets, as the case may be) to, or in a name other than that of, the registered holder upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax or charge is due.

(f) The Company shall use its reasonable best efforts, on or prior to the date that is either (A) as soon as practicable following the first occurrence of a Section 11(a)(ii) Event and a determination by the Company in accordance with Section 11(a)(iii) hereof, if applicable, of the consideration to be delivered by the Company upon exercise of the Rights, or (B) if so required by law, as soon as required following the Distribution Date, to obtain any and all regulatory approvals that may be required with respect to the securities purchasable upon exercise of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in the first sentence of this Section 9(f), the exercise of the Rights in order to permit the Company to obtain the necessary regulatory approvals. Upon any such suspension, the Company shall notify the Rights Agent thereof in writing and issue a public announcement stating that the exercise of the Rights has been temporarily suspended, as well as a public announcement (with written notice thereof to the Rights Agent) at such time as the suspension is no longer in effect stating that the suspension on the exercise of the Rights is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable unless and until all required regulatory approvals have been obtained with respect to the securities purchasable upon exercise of the Rights.

Section 10.  Series A Preferred Stock Record Date.  Each Person in whose name any certificate for Units of Series A Preferred Stock (or, following the occurrence of a Triggering Event, other securities) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Units of Series A Preferred Stock (or, following the occurrence of a Triggering Event, other securities) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Series A Preferred Stock (or, following the occurrence of a Triggering Event, other securities) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such securities on, and such certificate shall be dated, the next succeeding Business Day on which the Series A Preferred Stock (or, following the occurrence of a Triggering Event, other securities) transfer books of the Company are open and, provided further, that if delivery of Units of Series A Preferred Stock is delayed pursuant to Section 9(c) hereof, such Persons shall be deemed to have become the record holders of such Units of Series A Preferred Stock only when such Units first become deliverable. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a shareholder of the Company with respect to securities for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11.  Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights.  The Purchase Price, the number and kind of securities covered by each Right, and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a) (i) In the event the Company shall at any time after the Rights Dividend Declaration Date (A) declare a dividend on the Series A Preferred Stock payable in shares of Series A Preferred Stock, (B) subdivide the outstanding Series A Preferred Stock, (C) combine the outstanding Series A Preferred Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Series A Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares (or fractions thereof) of Series A Preferred Stock or capital stock, as the case may be, issuable on such date upon exercise of the Rights, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares (or fractions thereof) of Series A Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares (or fractions thereof) of capital stock of the Company issuable upon exercise of one Right. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii) In the event any Person becomes an Acquiring Person, provision shall be made so that each holder of a Right (except as provided below in Section 11(a)(iii) and in Sections 7(e), 13, and 24 hereof) shall thereafter have the right to receive, upon exercise thereof, at a price equal to the then current Purchase Price multiplied by the number of Units of Series A Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event (such product thereafter being, for all purposes of this Agreement other than Section 13 hereof, the “Purchase Price”), in accordance with the terms of this Agreement, in lieu of the number of Units of Series A Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, such number of shares of Common Stock as shall equal the result obtained by dividing (x) the Purchase Price (as the same has been adjusted pursuant to the foregoing provisions of this Section 11(a)(ii)), by (y) 50% of the then current market price (determined pursuant to Section 11(d) hereof) per share of Common Stock on the date of such first occurrence (such shares of Common Stock being the “Adjustment Shares”).

(iii) In the event that the number of shares of Common Stock that are authorized by the Company’s Certificate of Incorporation but are not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is insufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exercise of the Rights. In the event that the Company shall, after good faith effort, be unable to take all such actions as may be necessary to authorize such additional shares of Common Stock, then the Company shall issue Common Stock to the extent shares thereof are available in connection with exercise of the Rights and to the extent sufficient shares of Common Stock are not available therefor shall substitute, for each share of Common Stock that would otherwise be issuable upon exercise of a Right, a number of Units of Series A Preferred Shares such that the current per share market price of one Unit of Series A Preferred Stock multiplied by such number of Units is equal (as nearly as possible) to the current per share market price of one share of Common Stock as of the date of issuance of such Units of Series A Preferred Stock. In the event that the number of shares of Common Stock, together with the number of Units of Series A Preferred Stock, that are authorized by the Company’s Certificate of Incorporation but are not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is insufficient to permit the exercise in full of the Rights in accordance with the foregoing provisions of this subparagraph (iii) and subparagraph (ii) of this Section 11(a), then the Company shall take all such action as may be necessary to authorize additional shares of Series A Preferred Stock for issuance upon exercise of the Rights. In the event that the Company shall, after good faith effort, be unable to take all such actions as may be necessary to authorize such additional shares of Common Stock and/or Units of Series A Preferred Stock, then the Company, by the vote of a majority of the Board of Directors, shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of each such Right (the “Current Value”) over (2) the Purchase Price (such excess being the “Spread”), and (B) with respect to each such Right, make adequate provision to substitute for such Adjustment Shares, upon exercise of such Rights and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock, Units of Series A Preferred Stock, and/or other equity securities of the Company, each to the extent permitted by the Company’s Certificate of Incorporation (including, without limitation, shares, or units of shares, of preferred stock that the Board of Directors has deemed to have the same value as shares of Common Stock (the “Preferred Stock Equivalents”)), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by a majority of the Board of Directors, after receiving advice from a nationally recognized investment banking firm; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty days following the first occurrence of a Section 11(a)(ii) Event (for purposes hereof, the “Section 11(a)(iii) Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, Units of Series A Preferred Stock (to the extent available) and then, if necessary, cash, which shares of Common Stock, Units of Series A Preferred Stock and/or cash shall have an aggregate value equal to the Spread. To the extent that the Company determines that some action need be taken pursuant to this Section 11(a)(iii), the Company shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights. For purposes of this Section 11(a)(iii), the value of a share of Common Stock shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of Common Stock on the Section 11(a)(iii) Trigger Date, the value of a Unit of Series A Preferred Stock shall be the current market price (as determined pursuant to Section 11(d) hereof) per Unit of Series A Preferred Stock on the Section 11(a)(iii) Trigger Date, and the value of a unit or share, as applicable, of any Preferred Stock Equivalent shall be deemed to have the same value as the Common Stock on such date.

(b) In case the Company shall fix a record date for the issuance of rights, options, or warrants to all holders of any Series A Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five calendar days after such record date) shares of Series A Preferred Stock (or shares having substantially the same rights, privileges, and preferences as shares of Series A Preferred Stock (“Equivalent Preferred Stock”)) or securities convertible into Series A Preferred Stock or Equivalent Preferred Stock at a price per share of Series A Preferred Stock or per share of Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Series A Preferred Stock or Equivalent Preferred Stock) less than the current market price (as determined pursuant to Section 11(d) hereof) per share of Series A Preferred Stock on such record date, then the Purchase Price with respect to the Series A Preferred Stock to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the sum of the number of shares of Series A Preferred Stock outstanding on such record date plus the number of shares of Series A Preferred Stock that the aggregate offering price of the total number of shares of Series A Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Series A Preferred Stock outstanding on such record date plus the number of additional shares of Series A Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration all or part of which may be in a form other than cash, the value of such consideration shall be as determined by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Series A Preferred Stock owned by or held for the account of the Company or any Subsidiary shall not be deemed outstanding for the purpose of such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

(c) In case the Company shall fix a record date for a distribution to all holders of shares of Series A Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation), evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in shares of Series A Preferred Stock, but including any dividend payable in stock other than Series A Preferred Stock), or subscription rights, options, or warrants (excluding those referred to in Section 11(b) hereof), then, in each case, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of Series A Preferred Stock on such record date minus the fair market value (as determined in good faith by a majority of the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding and conclusive for all purposes on the Rights Agent and the holder of the Rights) of the cash, assets, or evidences of indebtedness so to be distributed or of such subscription rights or warrants distributable in respect of a share of Series A Preferred Stock and the denominator of which shall be such current market price (as determined pursuant to Section 11(d) hereof) per share of Series A Preferred Stock on such record date. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price that would have been in effect if such record date had not been fixed.

(d) (i) For the purpose of any computation hereunder, the “current market price” per share of any security, including the Common Stock or any Common Equity Interest, on any date shall be deemed to be the average of the daily closing prices per share of such security for the ten consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, if prior to the expiration of such requisite ten Trading Day period, the issuer announces either (A) a dividend or distribution on such security payable in shares of such security or securities convertible into such shares (other than the Rights), or (B) any subdivision, combination, or reclassification of such shares, then, following the ex-dividend date for such dividend or the record date for such subdivision, as the case may be, the “current market price” for such security shall be properly adjusted to take into account such event. The closing price for each day shall be, if the shares of such security are listed and admitted to trading on a national securities exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares of such security are listed or admitted to trading or, if such shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the

National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”) or such other system then in use, or, if on any such date such shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares selected by a majority of the Board of Directors. If on any such date no market maker is making a market in such shares, the fair value of such shares on such date as determined in good faith by a majority of the Board of Directors shall be used. If such shares are not publicly held or not so listed or traded, “current market price” per share shall mean the fair value per share as determined in good faith by a majority of the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. The term “Trading Day” shall mean, if such shares of such security are listed or admitted to trading on any national securities exchange, a day on which the principal national securities exchange on which such shares are listed or admitted to trading is open for the transaction of business or, if such shares are not so listed or admitted, a Business Day.

(ii) For the purpose of any computation hereunder, the “current market price” per share of Series A Preferred Stock shall be determined in the same manner as set forth above for Common Stock in clause (i) of this Section 11(d) (other than the fourth sentence thereof). If the current market price per share of Series A Preferred Stock cannot be determined in the manner provided above or if the Series A Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the “current market price” per share of Series A Preferred Stock shall be conclusively deemed to be the “current market price” per share of the Common Stock multiplied by 1,000 (as such amount may be appropriately adjusted to reflect any stock split, reverse stock split, stock dividend, or any similar transaction with respect to Common Stock occurring after the date of this Agreement. If neither the Common Stock nor the Series A Preferred Stock is publicly held or so listed or traded, “current market price” per share of Series A Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. For all purposes of this Agreement, the “current market price” of a Unit of Series A Preferred Stock shall be equal to the “current market price” of one share of Series A Preferred Stock divided by 1,000.

(e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent in the Purchase Price; provided, however, that any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share or Common Equity Interest or other share or one-millionth of a share of Series A Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction that mandates such adjustment or (ii) the Expiration Date.

(f) If, as a result of an adjustment made pursuant to Sections 11(a)(ii) or 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Series A Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Series A Preferred Stock contained in Sections 11(a), (b), (c), (d), (e), (g), (h), (i), (j), (k), (1), and (m), and the provisions of Sections 7, 9, 10, 13, and 14 hereof with respect to the Series A Preferred Stock shall apply on like terms to any such other shares.

(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Units of Series A Preferred Stock (or other securities or amount of cash or combination thereof) that may be acquired from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Units of Series A Preferred Stock (calculated to the nearest one ten-thousandth of a Unit) obtained by (i) multiplying (x) the number of Units of Series A Preferred Stock covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of Units of Series A Preferred Stock that may be acquired upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Units of Series A Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth of a Right) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement, and notify the Rights Agent in writing, of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten days later than the date of such public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates to be so distributed shall be issued, executed, and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Purchase Price or the number of Units of Series A Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per Unit and the number of Units of Series A Preferred Stock that was expressed in the initial Rights Certificates issued hereunder.

(k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value of the number of Units of Series A Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such fully paid and non-assessable number of Units of Series A Preferred Stock at such adjusted Purchase Price.

(l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (and shall notify the Rights Agent in writing of any such election) until the occurrence of such event the issuance to the holder of any Right exercised after such record date of that number of Units of Series A Preferred Stock and shares of other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of Units of Series A Preferred Stock and shares of other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

(m) Anything in this Section 11 to the contrary notwithstanding, prior to the Distribution Date, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board of Directors shall determine that any (i) consolidation or subdivision of the Series A Preferred Stock, (ii) issuance wholly for cash of any shares of

Series A Preferred Stock at less than the current market price, (iii) issuance wholly for cash of shares of Series A Preferred Stock or securities that by their terms are convertible into or exchangeable for shares of Series A Preferred Stock, (iv) stock dividends, or (v) issuance of rights, options, or warrants referred to in this Section 11, hereafter made by the Company to holders of its Series A Preferred Stock, shall not be taxable to such holders or shall reduce the taxes payable by such holders.

(n) The Company shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a direct or indirect, wholly-owned Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a direct or indirect, wholly-owned Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its direct or indirect, wholly-owned Subsidiaries in one or more transactions, each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger, or sale there are any rights, warrants, or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with, or immediately after such consolidation, merger, or sale, the Person that constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) hereof shall have distributed or otherwise transferred to its shareholders or other persons holding an equity interest in such Person Rights previously owned by such Person or any of its Affiliates and Associates; provided, however, that this Section 11(n) shall not affect the ability of any Subsidiary of the Company to consolidate with, merge with or into, or sell or transfer assets or earning power to, any other Subsidiary of the Company.

(o) After the Distribution Date and so long as any Rights shall then be outstanding (other than Rights that have become null and void pursuant to Section 7(e) hereof), the Company shall not, except as permitted by Sections 23, 24, and 27 hereof, take (or permit any Subsidiary of the Company to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

(p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Effective Date and prior to the Distribution Date (i) declare a dividend on the outstanding Common Shares payable in Common Shares, (ii) subdivide any outstanding Common Shares, (iii) combine any of the outstanding Common Shares into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction the numerator of which shall be the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11(p) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination, or reclassification is effected. If an event occurs that would require an adjustment under Section 11(a)(ii) and this Section 11(p), the adjustments provided for in this Section 11(p) shall be in addition and prior to any adjustment required pursuant to Section 11(a)(ii).

Section 12.  Certificate of Adjusted Purchase Price or Number of Shares.  Whenever an adjustment is made as provided in Section 11 or Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts and computations accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Series A Preferred Stock and the Common Shares, a copy of such certificate and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing Common Shares) in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any adjustment or any such event unless and until it shall have received such a certificate.

Section 13.  Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

(a) At any time after a Person has become an Acquiring Person, in the event that, directly or indirectly, either (x) the Company shall consolidate with, or merge with and into, any other Person (other than a direct or indirect, wholly-owned Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving entity of such consolidation or merger, (y) any Person (other than a direct or indirect, wholly-owned Subsidiary of the Company in a transaction that complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving entity of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding Common Shares shall be converted into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer) to any Person or Persons (other than the Company or any of its direct or indirect, wholly-owned Subsidiaries in one or more transactions, each of which complies with Section 11(o) hereof), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) (any such event described in (x), (y), or (z) being herein referred to as a “Section 13 Event”); then, and in each such case, proper provision shall be made so that:

(i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price multiplied by the number of Units of Series A Preferred Stock for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Units of Series A Preferred Stock, such number of validly authorized and issued, fully paid, and non-assessable shares of Common Equity Interest of the Principal Party (which shares shall not be subject to any liens, encumbrances, rights of first refusal, transfer restrictions, or other adverse claims) as shall be equal to the result obtained by (1) multiplying such then current Purchase Price by the number of Units of Series A Preferred Stock for which such Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such Units of Series A Preferred Stock for which a Right would be exercisable hereunder but for the occurrence of such Section 11(a)(ii) Event by the Purchase Price that would be in effect hereunder but for such first occurrence) and (2) dividing that product (which, following the first occurrence of a Section 13 Event, shall be the “Purchase Price” for all purposes of this Agreement) by 50% of the then current market price (determined pursuant to Section 11(d) hereof) per share of the Common Equity Interest of such Principal Party on the date of consummation of such Section 13 Event;

(ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement;

(iii) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event;

(iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Equity Interest) in connection with the consummation of any such transaction as may be necessary to ensure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be possible, to its shares of Common Equity Interest thereafter deliverable upon the exercise of the Rights; and

(v) the provisions of Section 11(a)(ii) hereof shall be of no further effect following the first occurrence of any Section 13 Event, and the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in this Section 13.

(b) “Principal Party” shall mean:

(i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), (A) the Person (including the Company as successor thereto or as the surviving entity) that is the issuer of any securities or other equity interests into which shares of Common Stock are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of Common Equity Interest that has the highest aggregate current market price (determined pursuant to Section 11(d) hereof) and (B) if no securities or other equity interests are so issued, the Person (including the Company as successor thereto or as the surviving entity) that is the other constituent party to such merger or consolidation, or, if there is more than one such Person, the Person that is a constituent party to such merger or consolidation, the Common Equity Interest of which has the highest aggregate current market price (determined pursuant to Section 11(d) hereof); and

(ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the largest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power transferred pursuant to such transaction or transactions or if the Person receiving the largest portion of the assets or earning power cannot be determined, whichever Person that has received assets or earning power pursuant to such transaction or transactions, the Common Equity Interest of which has the highest aggregate current market price (determined pursuant to Section 11(d) hereof);

provided, however, that in any such case, (1) if the Common Equity Interest of such Person is not at such time and has not been continuously over the preceding twelve-month period registered under Section 12 of the Exchange Act (“Registered Common Equity Interest”), and such Person is a direct or indirect Subsidiary of another Person that has Registered Common Equity Interest outstanding, “Principal Party” shall refer to such other Person; (2) if the Common Equity Interest of such Person is not Registered Common Equity Interest, and such Person is a direct or indirect Subsidiary of another Person (other than an individual), but is not a direct or indirect Subsidiary of another Person that has Registered Common Equity Interest outstanding, “Principal Party” shall refer to the ultimate parent entity of such first-mentioned Person; (3) if the Common Equity Interest of such Person is not Registered Common Equity Interest, and such Person is directly or indirectly controlled by more than one Person, and one or more of such other Persons has Registered Common Equity Interest outstanding, “Principal Party” shall refer to whichever of such other Persons is the issuer of the Registered Common Equity Interest having the highest aggregate current market price (determined pursuant to Section 11(d) hereof); and (4) if the Common Equity Interest of such Person is not Registered Common Equity Interest, and such Person is directly or indirectly controlled by more than one Person (one or more of which is a Person other than an individual), and none of such other Persons has Registered Common Equity Interest outstanding, “Principal Party” shall refer to whichever ultimate parent entity is the corporation having the greatest stockholders’ equity or, if no such ultimate parent entity is a corporation, shall refer to whichever ultimate parent entity is the entity having the greatest net assets.

(c) The Company shall not consummate any Section 13 Event unless the Principal Party shall have a sufficient number of authorized shares of its Common Equity Interest that have not been issued (or reserved for issuance) or that are held in its treasury to permit the exercise in full of the Rights in accordance with this Section 13, and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that the Principal Party shall use its best efforts to:

(i) (A) prepare and file on an appropriate form, as soon as practicable following the execution of such agreement, a registration statement under the Securities Act with respect to the shares of Common Equity Interest that may be acquired upon exercise of the Rights, (B) cause such registration statement to remain effective (and to include a prospectus at all times complying with the requirements of the Securities Act) until the Expiration Date, and (C) take such action as may be required to ensure that any acquisition of such shares of Common Equity Interest upon the exercise of the Rights complies with any applicable state security or “Blue Sky” laws as soon as practicable following the execution of such agreement;

(ii) as soon as practicable after the execution of such agreement, deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

(iii) obtain any and all regulatory approvals as may be required with respect to the shares of Common Equity Interest securities that may be acquired upon exercise of the Rights.

(d) In case the Principal Party that is to be a party to a transaction referred to in this Section 13 has at the time of such transaction, or immediately following such transaction will have, a provision in any of its authorized securities or in its certificate of incorporation or by-laws or other instrument governing its affairs, or any other agreements or arrangements, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Equity Interest of such Principal Party at less than the then current market price per share (determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into, Common Equity Interest of such Principal Party at less than such then current market price (other than to holders of Rights pursuant to this Section 13); (ii) providing for any special payment, tax, or similar provisions in connection with the issuance of the Common Equity Interest of such Principal Party pursuant to the provisions of Section 13; or (iii) otherwise eliminating or substantially diminishing the benefits intended to be afforded by the Rights in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13; then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been cancelled, waived, or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

(e) The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

Section 14.  Fractional Rights; Fractional Shares; Waiver.  (a) The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates that evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the Persons to which such fractional Rights would otherwise be issuable, an amount in cash equal to such fraction of the market value of a whole Right. For purposes of this Section 14(a), the market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date that such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be, if the Rights are listed or admitted to trading on a national securities exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors shall be used and such determination shall be described in a statement filed with the Rights Agent and delivered to the holders of the Rights, which shall be conclusive for all purposes.

(b) The Company shall not be required to issue fractions of shares of Series A Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Series A Preferred Stock) upon exercise of the Rights or to distribute certificates that evidence such fractional shares of Series A Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Series A Preferred

Stock). Subject to Section 7(c)(1) hereof, fractions of shares of Series A Preferred Stock in integral multiples of one one-thousandth of a share of Series A Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a Depositary Agent selected by it; provided, however, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges, and preferences to which they are entitled as Beneficial Owners of the shares of Series A Preferred Stock represented by such depositary receipts. In lieu of such fractional shares of Series A Preferred Stock that are not integral multiples of one one-thousandth of a share, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the then current market price of a share of Series A Preferred Stock on the day of exercise, determined in accordance with Section 11(d) hereof.

(c) The holder of a Right, by the acceptance of the Right, expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

Section 15.  Rights of Action.  All rights of action in respect of this Agreement, other than rights of action vested in the Rights Agent pursuant to Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of certificates representing Common Shares); and any registered holder of a Rights Certificate (or, prior to the Distribution Date, of a certificate representing Common Shares), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of a certificate representing Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company or any other Person to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

Section 16.  Agreement of Rights Holders.  Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Shares;

(b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates duly executed;

(c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be affected by any notice to the contrary; and

(d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment, or ruling issued by a court of competent jurisdiction or by a governmental, regulatory, or administrative agency or commission, or any statute, rule, regulation, or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree, judgment, or ruling lifted or otherwise overturned as promptly as practicable.

Section 17.  Rights Certificate Holder Not Deemed a Stockholder.  No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of shares of Series A Preferred Stock or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, except as provided in Section 25 hereof, to receive notice of meetings or other actions affecting shareholders, or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

Section 18.  Concerning the Rights Agent.  (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses, including reasonable fees and disbursements of counsel and other reasonable disbursements, incurred in the preparation, delivery, amendment, administration, or execution of this Agreement and the acceptance, administration, exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost, or expense (including, without limitation, the reasonable fees and disbursements of counsel), incurred without negligence, bad faith, or willful misconduct on the part of the Rights Agent, for any action taken, suffered, or omitted by the Rights Agent in connection with the acceptance, administration, exercise, and performance of its duties under this Agreement, including the costs and expenses of defending against any claim of liability hereunder.

(b) The Rights Agent shall be authorized and protected and shall incur no liability for, or in respect of any action taken, suffered, or omitted by it in connection with, its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder, in reliance upon any Rights Certificate or certificate for shares of Series A Preferred Stock or for other capital stock or securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to have been signed, executed and, where necessary, verified or acknowledged by the proper Person or Persons.

(c) The provisions of this Section 18 and Section 20 below shall survive the termination of this Agreement, the exercise or expiration of the Rights, and the resignation, replacement, or removal of the Rights Agent.

Section 19.  Merger or Consolidation or Change of Name of Rights Agent.  (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the corporate trust or shareholder services businesses of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any document or any further act on the part of any of the parties hereto; provided, however, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights

Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 20.  Duties of Rights Agent.  The Rights Agent undertakes to perform only the duties and obligations imposed by this Agreement, upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or an employee of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to, and the Rights Agent shall incur no liability for or in respect of, any action taken, suffered, or omitted by the Rights Agent in good faith and in accordance with such advice or opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of an Acquiring Person and the determination of “current market price”) be proved or established by the Company prior to the Rights Agent taking, suffering, or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be specified herein) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, the Vice-Chairman of the Board, the Treasurer, any Assistant Treasurer, the Secretary, or any Assistant Secretary of the Company and delivered to the Rights Agent, and such certificate shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability, for or in respect of any action taken, suffered, or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder to the Company or any other Person only for its own negligence, bad faith, or willful misconduct. Anything herein to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential, or incidental loss or damage of any kind whatsoever (including but not limited to lost profits).

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not have any responsibility for the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or for the validity or execution of any Rights Certificate (except its countersignature thereon); nor shall it be responsible for any breach by the Company of any covenant or failure by the Company to satisfy conditions contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including Rights becoming void pursuant to Section 7(e) hereof) or any adjustment in the terms of the Rights required under the provisions of Sections 11, 13, 23, or 24 hereof or for the manner, method, or amount of any such change or adjustment or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt by the Rights Agent of the certificate describing any such adjustment contemplated by Section 12); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Series A Preferred Stock or any other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Series A Preferred Stock or any other securities will, when so issued, be validly authorized and issued, fully paid and non-assessable.

(f) The Company shall perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further acts, instruments, and assurances as may reasonably be required by the Rights Agent for the performance by the Rights Agent of its duties under this Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, the Vice-Chairman of the Board, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent, and the Rights Agent shall not be liable for or in respect of any action taken, suffered, or omitted by it in good faith in accordance with instructions of any such officer.

(h) The Rights Agent and any shareholder, affiliate, director, officer, or employee of the Rights Agent may buy, sell, or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though the Rights Agent were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any such stockholder, affiliate, director, officer, or employee from acting in any other capacity for the Company or for any other Person.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers, and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect, or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect, or misconduct, absent gross negligence, bad faith, or willful misconduct of the Rights Agent in the selection and continued employment thereof.

(j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights hereunder if the Rights Agent shall have reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has not been completed, has not been signed, or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company. If such certificate has been completed and signed and shows a negative response to clauses 1 and 2 of such certificate, unless previously instructed otherwise in writing by the Company (which instructions may impose on the Rights Agent additional ministerial responsibilities, but no discretionary responsibilities), the Rights Agent may assume without further inquiry that the Rights Certificate is not owned by a person described in Section 4(b) or Section 7(e) hereof and shall not be charged with any knowledge to the contrary.

Section 21.  Change of Rights Agent.  The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty days’ prior notice in writing mailed to the Company, and to each transfer agent of the Series A Preferred Stock and the Common Shares, by registered or certified mail, in which case the Company shall give or cause to be given written notice to the registered holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty days’ prior notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Series A Preferred Stock and the Common Shares, by registered or certified mail, and to the registered holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or any state of the United States, in good standing, shall be authorized under such laws to exercise corporate trust, stock transfer, or shareholder services powers, shall be subject to supervision or examination by federal or state authorities, and shall have at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of a Person described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Series A Preferred Stock and the Common Shares, and mail a notice thereof in writing to the registered holders of the Rights Certificates by first-class mail. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent.

Section 22.  Issuance of New Rights Certificates.  Notwithstanding any of the provisions of this Agreement or the Rights Certificates to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by a majority of the Board of Directors to reflect any adjustment or change made in accordance with the provisions of this Agreement in the Purchase Price or the number or kind or class of shares or other securities or property that may be acquired under the Rights Certificates. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the Expiration Date, the Company (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23.  Redemption and Termination.  (a) The Board of Directors may, within its sole discretion, at any time prior to the earlier of (i) such time as any Person becomes an Acquiring Person and (ii) the Final Expiration Date, redeem all, but not less than all, of the then outstanding Rights at a redemption price of $0.0001 per Right, rounded up to the nearest whole cent, appropriately adjusted to reflect any stock split, reverse stock split, stock dividend, or similar transaction occurring after the date hereof (such redemption price, as adjusted, being hereinafter referred to as the “Redemption Price”). The redemption of the Rights by the Board of Directors pursuant to this paragraph (a) may be made effective at such time, on such basis, and with such conditions as the Board of Directors in its sole discretion may establish. The Company may, at its option, pay the Redemption Price in cash, Common Shares (based on the current market price (determined pursuant to Section 11(d) hereof) of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.

(b) If the Company receives a Qualified Offer and the Board of Directors of the Company has not redeemed the outstanding Rights or exempted such offer from the terms of this Agreement or called a special meeting of stockholders for the purpose of voting on whether or not to exempt such Qualified Offer from the terms of this Agreement, in each case by the end of the 90 days following the commencement of such Qualified Offer, and if the Company receives, not earlier than 90 days nor later than 120 days following the commencement of such Qualified Offer, a written notice complying with the terms of this Section 23(b) (the “Special Meeting Notice”), properly executed by the holders of record (or their duly authorized proxy) of ten percent (10%) or more of the shares of Common Stock then outstanding (excluding shares of Common Stock beneficially owned by the Person making the Qualified Offer and such Person’s Affiliates and Associates), directing the Board of Directors of the Company to submit to a vote of stockholders at a special meeting of the stockholders of the Company (a “Special Meeting”) a resolution authorizing the redemption of all, but not less than all, of the then outstanding Rights at the Redemption Price (the ‘‘Redemption Resolution”), then the Board of Directors of the Company shall take such actions as are necessary or desirable to cause the Redemption Resolution to be submitted to a vote of stockholders within ninety days following receipt by the Company of the Special Meeting Notice (the “Special Meeting Period”), by including a proposal relating to adoption of the Redemption Resolution in the proxy materials of the Company for the Special Meeting; provided, however, that if the Company, at any time during the Special Meeting Period and prior to a vote on the Redemption Resolution, enters into a Definitive Acquisition Agreement, the Special Meeting Period may be extended (and any Special Meeting called in connection therewith may be cancelled) if the Redemption Resolution will be separately submitted to a vote at the same meeting as the Definitive Acquisition Agreement. For purposes of a Special Meeting Notice, the record date for determining eligible holders of record of the Common Stock shall be the ninetieth day following the commencement of a Qualified Offer. Any Special Meeting Notice must be delivered to the Secretary of the Company at the principal executive offices of the Company and must set forth, as to the stockholders of record executing such Special Meeting Notice, (i) the name and address of such stockholders, as they appear on the Company’s books and records, (ii) the number of shares of Common Stock that are owned of record by each of such stockholders and (iii) in the case of Common Stock that is owned beneficially by another Person, an executed certification by the holder of record that such holder has executed such Special Meeting Notice only after obtaining instructions to do so from such beneficial owner. Subject to the requirements of applicable law, the Board of Directors of the Company may take a position in favor of or opposed to the adoption of the Redemption Resolution, or no position with respect to the Redemption Resolution, as it determines to be appropriate in the exercise of its fiduciary duties. In the event that (A) no Person has become an Acquiring Person prior to the effective date of redemption referred to below in this sentence, (B) the Qualified Offer continues to be a Qualified Offer prior to the last day of the Special Meeting Period (the “Outside Meeting Date”) and (C) either (1) the Special Meeting is not held on or prior to the ninetieth day following receipt of the Special Meeting Notice or (2) at the Special Meeting at which a quorum is present, the holders of a majority of the shares of Common Stock outstanding as of the record date for the Special Meeting selected by the Board of Directors of the Company (excluding shares of Common Stock beneficially owned by the Person making the Qualified Offer and such Person’s Affiliates and Associates), shall vote in favor of the Redemption Resolution, then all of the Rights shall be deemed redeemed at the Redemption Price by such failure to hold the Special Meeting or as a result of the adoption of the Redemption Resolution by the stockholders of the Company (or the Board of Directors of the Company shall take such other action as may be necessary to prevent the existence of the Rights from interfering with the consummation of the Qualified Offer), such redemption to be effective, as the case may be, (x) as of the close of business on the Outside Meeting Date if a Special Meeting is not held on or prior to such date or (y) if a Special Meeting is held on or prior to the Outside Meeting Date, as of the date on which the results of the vote adopting the Redemption Resolution at the Special Meeting are certified as official by the appointed inspectors of election for the Special Meeting.

(c) Immediately upon the action of the Board of Directors ordering the redemption of Rights pursuant to paragraph (a) or (b) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right held. The Company shall promptly give (i) written notice to the Rights Agent of any such redemption and (ii) public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire, or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, or other than in connection with the purchase of Common Shares or the conversion or redemption of Common Shares in accordance with the applicable provisions of the Certificate of Incorporation prior to the Distribution Date.

Section 24.  Exchange.  (a) The Board of Directors may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) for Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Acquiring Person, together with all Affiliates and Associates of such Acquiring Person, becomes the Beneficial Owner of shares of Voting Stock representing 50% or more of the total Voting Power of the aggregate of all shares of Voting Stock then outstanding.

(b) Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give (i) written notice to the Rights Agent of any such exchange and (ii) public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

(c) In the event that there are not sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights. In the event the Company, after good faith effort, is unable to take all such action as may be necessary to authorize such additional shares of Common Stock, the Company shall substitute Units of Series A Preferred Stock (or Equivalent Preferred Stock) for Common Stock exchangeable for Rights, at the initial rate of one Unit of Series A Preferred Stock (or Equivalent Preferred Stock) for each share of Common Stock, as appropriately adjusted to reflect stock splits, stock dividends, and other similar transactions after the date hereof.

Section 25.  Notice of Certain Events.  (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class or series to the holders of Series A Preferred Stock or to make any other distribution to the holders of Series A Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company); (ii) to offer to the holders of Series A Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Series A Preferred Stock or shares of stock of any class or any other securities, rights or options; (iii) to effect any reclassification of Series A Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Series A Preferred Stock); (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof); or (v) to effect the liquidation, dissolution or winding up of the Company; then, in each such case, the Company shall give to each registered holder of a Rights Certificate, to the extent feasible, and to the Rights Agent in accordance with Section 26 hereof, a written notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Series A Preferred Stock if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten

(10) days prior to the record date for determining holders of the shares of Series A Preferred Stock for purposes of such action, and in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Series A Preferred Stock whichever shall be the earlier; provided, however, that no such action shall be taken pursuant to this Section 25(a) that will or would conflict with any provision of the Certificate of Incorporation; provided further, that no such notice shall be required pursuant to this Section 25, if any Subsidiary of the Company effects a consolidation or merger with or into, or effects a sale or other transfer of assets or earnings power to, any other Subsidiary of the Company.

(b) In case any of the events set forth in Section 11(a)(ii) hereof shall occur, then, in any such case, (i) the Company shall, as soon as practicable thereafter, give to each holder of a Rights Certificate, to the extent feasible, and to the Rights Agent in accordance with Section 26 hereof, a written notice of the occurrence of such event, which notice shall describe such event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding Section 25(a) to Series A Preferred Stock shall be deemed to refer, if appropriate, to any other securities that may be acquired upon exercise of a Right.

(c) In case any Section 13 Event shall occur, then the Company shall, as soon as practicable thereafter, give to each registered holder of a Rights Certificate, to the extent feasible, and to the Rights Agent in accordance with Section 26 hereof, a written notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 13(a) hereof.

Section 26.  Notices.  All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by facsimile, telegram or cable) and mailed or sent or delivered, if to the Company, at its address at:

MarketAxess Holdings Inc.
140 Broadway, 42nd Floor
New York, New York 10005
Attention: General Counsel

And if to the Rights Agent, at its address at:

American Stock Transfer & Trust Company, LLC
59 Maiden Lane
New York, NY 10038

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing Common Shares) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company or the Rights Agent, as the case may be.

Section 27.  Supplements and Amendments.  Subject to the penultimate sentence of this Section 27, the Company, by action of the Board of Directors, may from time to time supplement or amend this Agreement without the approval of any holders of Rights in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, to shorten or lengthen any time period hereunder, or to make any other provisions with respect to the Rights that the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner that would adversely affect the interests of the holders of Rights (other than Rights that have become null and void pursuant to Section 7(e) hereof). Without limiting the foregoing, the Company, by action of the Board of Directors, may at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement (A) to make the provisions of this Agreement inapplicable to a particular transaction by which a Person would otherwise become an Acquiring Person or to otherwise alter the terms and conditions of this Agreement as they may apply with respect to any such transaction; and (B) to lower the thresholds set forth in Sections 1(a) and 3(a) to not less than the greater of (i) the sum of 0.001% and the largest percentage of Voting Power represented by the then outstanding shares of Voting Stock then known by the Company to be Beneficially Owned by any Person (other than a Grandfathered Stockholder, the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any trustee or fiduciary holding shares of Voting Stock for, or pursuant to the terms of, any such plan, acting in such capacity), and (ii) 10%. Upon delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment; provided, however, that no supplement or amendment may be made to Sections 18, 19, 20, or 21 hereof without the consent of the Rights Agent. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.

Section 28.  Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29.  Determinations and Actions by the Board of Directors.  For all purposes of this Agreement, any calculation of the number of shares of any class or series of Voting Stock outstanding at any particular time, including for purposes of determining the particular percentage of outstanding shares of Voting Stock of which any Person is the Beneficial Owner (or the particular percentage of total Voting Power of such outstanding shares of Voting Stock represented by shares of Voting Stock of which any Person is the Beneficial Owner), shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the Exchange Act Regulations as in effect on the date hereof. Except as otherwise specifically provided herein, the Board of Directors shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company hereunder, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power (i) to interpret the provisions of this Agreement, and (ii) to make all determinations deemed necessary or advisable for the administration of this Agreement. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors or any member thereof to any liability to the holders of the Rights.

Section 30.  Benefits of this Agreement.  Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of Common Shares).

Section 31.  Severability.  If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 32.  Governing Law.  This Agreement, each Right, and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

Section 33.  Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

Section 34.  Descriptive Headings.  The headings contained in this Agreement are for descriptive purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[Signature Page To Follow On Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first above written.

MARKETAXESS HOLDINGS INC.

By:	/s/ Richard M. McVey
Name:     Richard M. McVey

Title:	Chief Executive Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:	/s/ Herbert J. Lemmer
Name:     Herbert J. Lemmer

Title:	Vice President

2009 ANNUAL MEETING OF STOCKHOLDERS OF MARKETAXESS HOLDINGS INC. June 4, 2009 Please date, sign and mail your proxy card in the envelope provided as soon as possible.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com .

MARKETAXESS HOLDINGS INC.
The undersigned hereby appoints Richard M. McVey, James N.B. Rucker and Charles R. Hood, jointly and severally, as proxies and attorneys of the undersigned, with full power of substitution and resubstitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of MarketAxess Holdings Inc. to be held on Thursday, June 4, 2009, or at any postponement or adjournment thereof.
You are encouraged to indicate your choices by marking the appropriate boxes, as specified on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.
Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	X

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees	☐	☐	☐

01 Richard M. McVey	02 Roger Burkhardt	03 Stephen P. Casper	04 David G. Gomach	05 Carlos M. Hernandez
06 Ronald M. Hersch	07 Jerome S. Markowitz	08 T. Kelley Millet	09 Nicolas S. Rohatyn	10 John Steinhardt

The Board of Directors recommends you vote FOR the following proposal(s):		For	Against	Abstain
2	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.	☐	☐	☐

3	To approve the adoption of the MarketAxess Holdings Inc. 2009 Code Section 162(m) Executive Performance Incentive Plan.	☐	☐	☐

4	To ratify the adoption of the Stockholders Rights Agreement.	☐	☐	☐

NOTE: UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 AND WILL BE VOTED BY THE PROXYHOLDERS AT THEIR DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE MEETING OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, JUST SIGN BELOW – NO BOXES NEED BE CHECKED.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” Proposals 1, 2, 3 and 4.

For address change/comments, mark here. (see reverse for instructions)	☐	Investor Address Line 1 Investor Address Line 2 Investor Address Line 3
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.		Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A 1 A 1 A 1

SHARES

CUSIP #
		JOB #			SEQUENCE #

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date